                            SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                          dick clark productions, inc.
                          ----------------------------
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_]  No fee required

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1) Title of each class of securities to which transaction applies: Common Stock, par value $0.01 per share, and Class A Common Stock, par value $0.01 per share

     2) Aggregate number of securities to which transaction applies: 9,284,016 shares of Common Stock and 909,560 shares of Class A Common Stock

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): (i) $14.50 with respect to 2,974,874 shares of Common Stock and 90,955 shares of Class A Common Stock, (ii) the difference between $14.50 and the exercise price of each outstanding option to purchase an aggregate of 289,589 shares of Common Stock and (iii) $12.50 with respect to 6,309,142 shares of Common Stock and 818,605 shares of Class A Common Stock

     4)   Proposed maximum aggregate value of transaction: $136,143,073.88

     5)   Total fee paid: $12,604

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

[dcpi Logo]

                          dick clark productions, inc.
                             3003 West Olive Avenue
                         Burbank, California 91505-4590

                                                             __________ __, 2002

Dear Stockholders:

     You are cordially invited to attend a special meeting of stockholders of dick clark productions, inc. to be held at The Holiday Inn Burbank, 150 East Angeleno Avenue, Burbank, CA 91502 on [_______], 2002.

     At this special meeting, you will be asked to consider and vote upon a proposal to adopt a merger agreement which provides for a merger involving dick clark productions and DCPI Investco, Inc. Upon completion of the merger, you will be entitled to receive $14.50 in cash for each share of dick clark productions common stock that you own at that time, and you will no longer be a stockholder. In the merger, my wife, Mrs. Karen W. Clark, who is also a director of dick clark productions, Olive Enterprises, Inc., a corporation that I own, and I will receive $12.50 per share for our dick clark productions common stock and class A common stock.

     DCPI Investco is owned by a group of investors that includes Mosaic Media Group, Inc. and Capital Communications CDPQ Inc. Prior to the merger, Francis C. La Maina, the president, chief operating officer and a director of dick clark productions, and I will contribute a portion of our shares of dick clark productions class A common stock to DCPI Investco in exchange for a minority interest in the common stock of DCPI Investco. I have agreed to serve as the chairman, chief executive officer and a director of DCPI Investco after the merger. Mr. La Maina has agreed to serve as the president, chief operating officer and a director of DCPI Investco after the merger.

     On December 18, 2001, dick clark productions board of directors formed a special committee of its independent directors to consider and evaluate the fairness of the transaction to our public stockholders. The special committee consists of Messrs. Robert A. Chuck and Lewis Klein, neither of whom is an employee of, or consultant to, any of the parties in the merger, and neither of whom has any interest in the proposed merger, except that Mr. Klein owns 1,818 shares of dick clark productions common stock.

     The special committee and dick clark productions' board of directors recommend that you vote "FOR" adoption of the merger agreement. In arriving at their recommendations, the special committee and the board of directors gave careful consideration to a number of factors described in the accompanying proxy statement. Two factors were the written opinions of Allen & Company Incorporated and Ladenburg Thalmann & Co. Inc., the financial advisors to the board of directors, that the $14.50 per share to be received by dick clark productions' stockholders (other than myself, my wife and Olive Enterprises) as a result of the merger is fair from a financial point of view to our public stockholders.

     Under the Delaware General Corporation Law, the affirmative vote of at least a majority of the votes entitled to be cast by the holders of the outstanding shares of common stock and class A common stock of dick clark productions, voting together as a class, whether in person or by proxy, is required to adopt the merger agreement. My wife, Olive Enterprises and I have agreed to vote our shares in favor of the adoption of the merger agreement. In addition, Mr. La Maina intends to vote his shares in favor of the adoption of the merger agreement.

     The accompanying proxy statement explains the proposed merger and provides specific information concerning the special meeting. It also includes copies of the merger agreement and the written opinions of Allen & Company and Ladenburg Thalmann. Please read it carefully. In particular, you should carefully consider the discussion in the section entitled "Special Factors" beginning on page __.

     Whether or not you plan to attend the special meeting, we urge you to please complete, sign and return your proxy as soon as possible in the enclosed self-addressed envelope so that your vote will be recorded. Even if you return your proxy card, you may still attend the special meeting and vote your common stock in person. Your proxy may be revoked at any time before it is voted by submitting a written revocation or a proxy bearing a later date to the secretary of dick clark productions, or by attending and voting in person at the special meeting. For stock held in "street name," you may revoke or change your vote by submitting instructions to your broker or nominee.

                                    Sincerely,


                                    Richard W. Clark
                                    Chief Executive Officer and Chairman of the
                                    Board

     Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved the merger agreement or the proposed merger nor have they determined if the proxy statement is adequate or accurate. Furthermore, the Securities and Exchange Commission has not determined the fairness or merits of the proposed merger. Any representation to the contrary is a criminal offense.

     This proxy statement is dated ______ __, 2002 and is first being mailed to stockholders of dick clark productions on or about ______ __, 2002.

                          dick clark productions, inc.
                             3003 West Olive Avenue
                         Burbank, California 91505-4590

                                  ____________

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD [__________], 2002


         Notice is hereby given that a special meeting of stockholders of dick clark productions, inc., a Delaware corporation, will be held at The Holiday Inn Burbank, 150 East Angeleno Avenue, Burbank, CA 91502, on [______ __], 2002 to:

         1. Consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of February 13, 2002, by and among Capital Communications CDPQ Inc., DCPI Investco, Inc., DCPI Mergerco, Inc., a wholly owned subsidiary of DCPI Investco, and dick clark productions, inc., pursuant to which DCPI Mergerco will merge with and into dick clark productions, inc., as described in the accompanying proxy statement; and

         2. Consider such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

         Holders of dick clark productions' common stock and class A common stock at the close of business on [________], 2002, will be entitled to vote at the special meeting or any adjournment or postponement thereof.

                                             By Order of the Board of Directors,



                                             Martin Eric Weisberg
                                             Secretary

[__________], 2002

--------------------------------------------------------------------------------
Whether or not you plan to attend the special meeting, we urge you to please complete, sign and return your proxy as soon as possible in the enclosed self-addressed envelope so that your vote will be recorded.
-------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                     PAGE
SUMMARY TERM SHEET ................................................................    1

CERTAIN QUESTIONS AND ANSWERS ABOUT VOTING AND THE MERGER .........................    9

INTRODUCTION ......................................................................   10
     Forward-Looking Information ..................................................   10

SPECIAL FACTORS ...................................................................   11
     Background of the Transaction ................................................   11
     Recommendations of the Special Committee and the Board; The Company's
      Purpose and Reasons for the Merger ..........................................   25
     Opinion of Allen & Co. .......................................................   28
     Opinion of Ladenburg .........................................................   36
     Interests of Messrs. Clark and La Maina in the Merger and the Company ........   41
     Effect of the Merger .........................................................   42
     Conduct of the Business of the Company if the Merger is not Consummated ......   43
     Certain United States Federal Income Tax Consequences ........................   43
     Fees and Expenses ............................................................   44
     Accounting Treatment .........................................................   45
     Financing of the Merger ......................................................   45
     Regulatory Approvals .........................................................   45
     Risks that the Merger will not be Consummated ................................   46
     Appraisal Rights .............................................................   46

LITIGATION PERTAINING TO THE MERGER ...............................................   48

THE MERGER AGREEMENT ..............................................................   48

RELATED AGREEMENTS ................................................................   54

BUSINESS OF DCPI MERGERCO .........................................................   57

BUSINESS OF THE COMPANY ...........................................................   57

CERTAIN TRANSACTIONS ..............................................................   66

MARKET PRICES OF AND DIVIDENDS ON THE COMMON STOCK ................................   67

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT ....................   68

SELECTED FINANCIAL DATA OF THE COMPANY ............................................   70

VOTE REQUIRED AND RECOMMENDATION ..................................................   71

WHERE YOU CAN FIND MORE INFORMATION ...............................................   71

AVAILABLE INFORMATION .............................................................   72

MISCELLANEOUS .....................................................................   73

Annex A -- Agreement and Plan of Merger ...........................................  A-1

Annex B -- Fairness Opinion of Allen & Company Incorporated ..............   B-1
Annex C -- Fairness Opinion of Ladenburg Thalmann & Co. Inc. .............   C-1
Annex D -- Delaware General Corporation Law Section 262 ..................   D-1

                               SUMMARY TERM SHEET

         This summary term sheet does not contain all of the information that is important to you. You are urged to read carefully this entire proxy statement in order to understand fully the merger. The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement, as it is the legal document that governs the merger.

..    The Parties

         dick clark productions, inc., a Delaware corporation with its principal executive office at 3003 West Olive Avenue, Burbank, California 91505-4590, is a leading independent producer of a wide range of television programming for broadcast networks, cable networks, distributors and advertisers. dick clark productions has produced thousands of shows and specials in all genres and for all day parts, including such perennial hits as "Dick Clark's New Year's Rockin Eve(R)," the "American Music Awards(R)," the "Golden Globe Awards," the "Bloopers(R)" specials and series, the "Daytime Emmy Awards," the "Academy of Country Music Awards," and the recent "Disney's American Teacher Awards," among others. dick clark productions also is a leading creator of award-winning communications experiences from live events and meetings to integrated marketing programs for major corporations. dick clark restaurants, inc., a subsidiary of dick clark productions, licenses and operates "Dick Clark's American Bandstand" casual dining restaurants. Due to continued declining operating results in its restaurant operations, dick clark restaurants plans to dispose of certain units over the next twelve (12) months and is considering the possible disposition of the remaining operations. See "BUSINESS OF THE COMPANY."

         DCPI Investco, Inc. is a Delaware corporation organized by Mosaic Media Group, Inc., Capital Communications CDPQ Inc., Jules Haimovitz, and Henry D. Winterstern to acquire the capital stock of dick clark productions. Upon the consummation of the merger, Richard W. Clark, the chairman, chief executive officer and a director of dick clark productions, and Francis C. La Maina, the president, chief operating officer and a director of dick clark productions, will become minority stockholders of DCPI Investco.

         DCPI Mergerco, Inc. is a Delaware corporation that is wholly-owned by DCPI Investco, Inc., and has been formed solely to effect the merger and does not conduct any business activities.

         Mosaic Media Group, Inc. is a Delaware corporation engaged in talent management and the creation, production, distribution, exploitation and delivery of entertainment.

         Capital Communications CDPQ Inc. is a Quebec corporation and subsidiary of Caisse de Depot et Placement du Quebec, a Canadian pension fund. In addition to being a stockholder of DCPI Investco, Capital Communications is a stockholder of Mosaic Media Group, Inc. and has agreed, in the absence of other arrangements, to provide the financing necessary for DCPI Investco to consummate the merger.

..    Proposed Acquisition

         Structure of the Merger. DCPI Mergerco will be merged with and into dick clark productions, the separate existence of DCPI Mergerco will cease and dick clark productions will continue as the surviving corporation.

         Stockholder Vote. You are being asked to vote to adopt the merger agreement. Under the Delaware General Corporation Law, the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of common stock and class A common stock of dick clark productions, voting together as a class, whether in person or by proxy, is required to adopt the merger agreement. Mr. Clark, Mrs. Clark and Olive Enterprises have agreed to vote their shares in favor of the adoption of the merger agreement. In addition, Mr. La Maina intends to vote his shares in favor of the adoption of the merger agreement. Based on their ownership of dick clark productions common stock and class A common stock, the affirmative vote of other dick clark productions stockholders is not required to adopt the merger agreement.

         Effectiveness of the Merger. The merger will be effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law or at such later time as is specified in the certificate of merger. See "THE MERGER AGREEMENT -- Effective Time of the Merger."

         Price for Your Stock. As a result of the merger, you will receive $14.50 in cash for each of your shares of dick clark productions' common stock.

..    dick clark productions' Common Stock Price

         dick clark productions' common stock is listed on the Nasdaq National Market under the symbol "DCPI." On February 13, 2002, the last full trading day before the public announcement by dick clark productions of the signing of the merger agreement, the common stock closed at $10.93 per share. The class A common stock of dick clark productions does not trade on any exchange or quotation system. On ________ __, 2002, the last trading day prior to the date of this proxy statement, the common stock of dick clark productions closed at $___ per share. See "MARKET PRICES OF AND DIVIDENDS ON THE COMMON STOCK."

..    Effect of Merger on dick clark productions

         Following the merger, dick clark productions will be a wholly-owned subsidiary of DCPI Investco and its shares will no longer be traded on the Nasdaq National Market or be registered under the Securities Exchange Act of 1934, as amended.

..    Treatment of Stock Options

         Immediately prior to the merger becoming effective, all outstanding stock options are to be cancelled. In consideration of such cancellation, the holder of each such stock option will receive, in cash and as full settlement for such stock option, whether or not then exercisable, an amount determined by multiplying (i) the excess, if any, of $14.50 over the applicable exercise price per share of common stock subject to such stock option by (ii) the total number of shares of common stock subject to such stock option. See "THE MERGER AGREEMENT-- Stock Options."

..    Special Committee and Board of Directors Recommendations; dick clark productions' Purpose and Reasons for the Merger

         Based in part upon the unanimous recommendation by the special committee to the board of directors of dick clark productions to adopt the merger agreement, the board of directors of dick clark productions has adopted the merger agreement and determined that the merger is fair to, and in the best interests of dick clark productions' stockholders.

         A principal purpose of the merger is to provide the stockholders of dick clark productions with a level of liquidity currently unavailable in the marketplace. Between February 13, 2001 and February 13, 2002, the day immediately preceding the announcement of the signing of the merger agreement, the trading volume of dick clark productions' common stock exceeded 1,000 shares on only 36 days, and the average trading volume during such period was approximately 690 shares per day. Due to the small trading volume of dick clark productions' common stock, it is reasonable to assume that any effort by a stockholder to dispose of a significant number of shares would adversely affect the market price.

         dick clark productions' board of directors consulted with the special committee of the board, senior management and dick clark productions' financial and legal advisors, and considered a number of factors in reaching its decision to adopt the merger, the merger agreement and the transactions contemplated by the merger agreement, and to recommend that dick clark productions' stockholders vote "FOR" adoption of the merger agreement. See "SPECIAL FACTORS - Recommendations of the Special Committee and the Board; The Company's Purpose and Reasons for the Merger." Included among these factors were:

         (i) the financial condition, assets, results of operations, business and prospects of dick clark productions and the risks inherent in achieving those prospects;

         (ii) changes in the television industry which are anticipated to continue to have an adverse effect on dick clark productions and its operations, including (a) in-house production and syndication of primetime television programming by the major networks, (b) increased competition with other forms of entertainment and leisure time activities involving new areas of technology, (c) substantial competition in the first-run syndication marketplace, resulting in fragmentation of ratings and advertising revenues, and (d) numerous consolidations within the industry which restrict dick clark productions' ability to sell or license its entertainment programming;

         (iii) the terms and conditions of the merger agreement, including the consideration payable to the stockholders, other than Mr. Clark, Mrs. Clark and Olive Enterprises, who agreed to accept a price per share that is $2.00 less than the amount to be received by the other stockholders of dick clark productions;

         (iv) the negotiations which took place between DCPI Investco, dick clark productions and the special committee with respect to the merger consideration and the belief by the members of the special committee that $14.50 per share (which was the last of several increased offers) was the highest price that DCPI Investco would agree to pay or that could be obtained from any other source;

         (v)     the merger was not subject to any financing contingencies;

         (vi) that merger consideration to be received by the public stockholders in the merger represents a premium of approximately 33% over the $10.93 per share closing price on February 13, 2002, the last full trading day before the public announcement by dick clark productions of the signing of the merger agreement; and that during the preceding six months, the merger consideration represented a premium ranging from approximately 30% when the common stock traded at $11.19 per share on February 11, 2002, to approximately 73%, when the common stock traded at $8.40 per share on October 10, 2001;

         (vii) the special committee and dick clark productions negotiated a flexible no-solicitation provision in the merger agreement which provides dick clark productions with the ability to explore and discuss unsolicited proposals made to dick clark productions prior to the consummation of the merger and which could result in the termination of the merger agreement as the result of the receipt of a superior proposal;

         (viii) expressions of interest from other prospective purchasers whose proposals required financing contingencies and who offered prices for the shares of common stock and class A common stock which, in all but one instance, were lower than the merger consideration offered under the merger agreement;

         (ix) the trading prices and volumes at which the common stock traded since dick clark productions' initial public offering; in particular the fact that the closing price of the common stock had not reached $14.50 per share since December 30, 1999;

         (x) the opinions of Allen & Company Incorporated and Ladenburg Thalmann & Co. Inc. as to the fairness, from a financial point of view, of the merger consideration to be received by the stockholders, other than Mr. Clark, Mrs. Clark and Olive Enterprises, as set forth in the Allen & Company and Ladenburg Thalmann opinions, respectively, and the analyses presented to the board of directors of dick clark productions by the financial advisors on February 12 and 13, 2002;

         (xi) the availability of appraisal rights under Delaware law to holders of common stock who dissent from the merger; and

         (xii) The evaluation of the employment agreements for Messrs. Clark and La Maina, and the DCPI Investco stockholders agreement, indicated no disguised additional purchase price consideration.

         Each of the foregoing factors supported the decision of dick clark productions' special committee and board of directors. The special committee and board of directors viewed all of the foregoing factors as important in reaching their conclusion and did not assign any particular weight to any individual factor. See "SPECIAL FACTORS -- Recommendations of the Special Committee and the Board of Directors; The Company's Purpose and Reasons for the Merger."

..    Fairness Opinions

         Allen & Company and Ladenburg Thalmann each delivered an opinion to the board of directors of dick clark productions, dated as of February 13, 2002, that, based upon the assumptions made, matters considered and limits of the review undertaken (as described in each such opinion), the consideration to be received by the stockholders of dick clark productions, other than Mr. Clark, Mrs. Clark and Olive Enterprises, as a result of the merger is fair from a financial point of view to such stockholders of dick clark productions. A copy of each of these opinions is attached to this proxy statement as Annex B and Annex C, respectively, and should be read in its entirety. See "SPECIAL FACTORS
- Opinion of Allen & Company" and "--Opinion of Ladenburg."

..    The Special Meeting of Stockholders

         Place, Date and Time. The special meeting of dick clark productions' stockholders will be held at The Holiday Inn Burbank, 150 East Angeleno Avenue, Burbank, CA 91502.

         What Vote is Required for Adoption of the Merger Agreement. Under the Delaware General Corporation Law, the affirmative vote of a majority of the votes entitled to be cast by holders of the outstanding shares of common stock and class A common stock of dick clark productions, voting together as a class, whether in person or by proxy, is required to adopt the merger agreement. The presence in person or by proxy of holders of one-third of the outstanding shares of capital stock constitutes a quorum for a stockholder vote on the adoption of the merger agreement at the special meeting. There is no separate voting or quorum requirement for unaffiliated stockholders. Mr. Clark, the chairman, chief executive officer and a director of dick clark productions, who beneficially owns approximately 68% of the common stock and 90% of the class A common stock, has advised dick clark productions that, pursuant to the terms and conditions of a voting agreement, dated as of February 13, 2002, by and among DCPI Investco, Mr. Clark, Mrs. Clark and Olive Enterprises, he will vote such shares of common stock and class A common stock in favor of adoption of the merger agreement unless the merger agreement is terminated in accordance with its terms. In addition, Francis C. La Maina, the president, chief operating officer and a director of dick clark productions, who beneficially owns approximately 10% of the common stock and 10% of the class A common stock, has advised dick clark productions that he intends to vote his shares of common stock and class A common stock in favor of the adoption of the merger agreement unless the merger agreement is terminated in accordance with its terms. Each share of common stock entitles the holders thereof to one (1) vote and each share of class A common stock entitles the holders thereof to ten (10) votes on the merger agreement. Consequently, the principal stockholders and Mr. La Maina hold a sufficient number of shares to adopt the merger agreement. Proxies submitted that contain abstentions or broker non-votes will be deemed present at the special meeting only for determining the presence of a quorum. Abstentions and broker non-votes with respect to the vote on the merger will have the effect of votes against for purposes of the adoption of the merger agreement vote.

         Who Can Vote at the Special Meeting. You can vote at the special meeting all of the shares of common stock that you owned of record as of ______ __, 2002, which is the record date for the special meeting. If you own shares that are registered in someone else's name (for example, a broker), you need to direct that person to vote those shares or obtain an authorization from them and vote the shares yourself at the special meeting. As of the close of business on ______ __, 2002, there were ________ shares of common stock outstanding held by approximately ____ stockholders of record and 909,560 shares of class A common stock held by two stockholders (Messrs. Clark and La Maina).

         Solicitation of Proxies. The cost of preparing, assembling, printing, mailing and distributing the notice of special meeting, this proxy statement and proxies shall be borne by dick clark productions. dick clark productions also will reimburse brokers, banks and other custodians, nominees and fiduciaries, who are holders of record of the common stock of dick clark productions, for their reasonable out-of-pocket expenses incurred in connection with forwarding proxy soliciting materials to the beneficial owners of shares of common stock. In addition to the use of the mail, proxies may be solicited without extra compensation by directors, officers and employees of dick clark productions by personal interview, telephone, telegram, cablegram, facsimile or other means of electronic communication.

         Procedure for Voting. You can vote your shares by attending the special meeting and voting in person, or by mailing the enclosed proxy card. You may revoke or change your proxy at any time prior to its use at the special meeting by submitting to the secretary of dick clark productions a new proxy or a written direction to revoke your proxy, or attending the special meeting and voting in person.

..    Appraisal Rights

         Delaware law provides you with appraisal rights in the merger. This means that if you are not satisfied with the amount you are receiving in the merger, you are entitled to have the "fair value" of your shares independently determined and to receive payment based on that valuation. The ultimate amount you receive as a dissenting stockholder in an appraisal proceeding may be more or less than, or the same as, the amount you would have received in the merger. To exercise your appraisal rights, you must strictly comply with the rules governing the exercise of appraisal rights or lose those appraisal rights. For your convenience we have described the procedures for exercising appraisal rights in this proxy statement and we have attached the provisions of Delaware law that govern appraisal rights as Annex D. See "SPECIAL FACTORS -- Appraisal Rights."

..    Material Federal Income Tax Consequences

         The receipt of cash by you pursuant to the merger or the exercise of appraisal rights will be a taxable event for you for federal income tax purposes and may also be taxable events under applicable state, local and foreign tax laws. The tax consequences to you will depend upon the facts and circumstances applicable to you. Accordingly, you should consult your tax advisor with respect to the federal, state, local or foreign tax consequences of the merger. See "SPECIAL FACTORS -- Certain United States Federal Income Tax Consequences."

..    When Will the Merger Be Completed

         dick clark productions and DCPI Investco are working to complete the merger as soon as possible and anticipate completing the merger on ______ __, 2002, following the special meeting and subject to the satisfaction of certain conditions, but in no event later than July 31, 2002.

..    Conditions to Completing the Merger

         The completion of the merger depends on a number of conditions being satisfied, including the following:

         The respective obligations of each party to effect the merger are subject to the following conditions:

..    a majority of the votes entitled to be cast by holders of the outstanding shares of dick clark productions stock shall have been vote in favor of the adoption of the merger agreement; and

..    no court or governmental entity of competent jurisdiction will have enacted, issued, promulgated, enforced or entered any law, order, injunction or decree that is in effect and restrains, enjoins or otherwise prohibits consummation of the merger.

         The obligations of DCPI Investco, DCPI Mergerco, and Capital Communications to effect the merger are subject to the following additional conditions:

..    dick clark productions will have performed in all material respects the covenants and obligations required to be performed by it under the merger agreement on or prior to the closing date of the merger;

..    the representations and warranties of dick clark productions contained in the merger agreement will be true and correct in all material respects on and as of the closing date of the merger as if made on and as of such date; and

..    other than the filing of a certificate of merger, certain required authorizations, consents or approvals of any governmental entity required to be obtained prior to the consummation of the merger will have been obtained and certain required consents will be obtained or made free of any material condition.

         The obligation of dick clark productions to effect the merger is subject to the following additional conditions:

..    DCPI Investco, DCPI Mergerco and Capital Communications will have performed in all material respects the covenants and obligations required to be performed by each of them under the merger agreement on or prior to the closing date of the merger; and

..    the representations and warranties of DCPI Investco, DCPI Mergerco and
     Capital Communications contained in the merger agreement will be true and correct in all material respects on and as of the closing date of the merger as if made on and as of such date.

See "THE MERGER AGREEMENT -- Conditions to the Merger."

..    Interests of Certain Persons in the Merger that Differ From Your Interests

         Mr. Clark, the chairman, chief executive officer and a director of dick clark productions, and Mr. La Maina, the president, chief operating officer and a director of dick clark productions, have interests in the merger that are different from, or are in addition to, their interests as stockholders of dick clark productions, since they will become minority equity holders of DCPI Investco, which will be the sole stockholder of dick clark productions after the merger. See "SPECIAL FACTORS -- Interests of Messrs. Clark and La Maina in the Merger and the Company."

..    The Merger

         Procedure for Receiving the Merger Consideration. Prior to the effective time of the merger, DCPI Investco, DCPI Mergerco or Capital Communications will designate a paying agent reasonably satisfactory to dick clark productions to exchange certificates representing the shares of dick clark productions' common stock entitled to the merger consideration following the consummation of the merger. On or prior to when the merger becomes effective, DCPI Investco or DCPI Mergerco will deposit the aggregate merger consideration with the paying agent, and thereafter shall cause disbursements to be made from such account to pay the merger consideration to the stockholders of dick clark productions. See "THE MERGER AGREEMENT -- Merger Consideration; Exchange Procedure."

         Terminating the Merger Agreement. dick clark productions and DCPI Investco, DCPI Mergerco and Capital Communications can mutually agree at any time to terminate the merger agreement. Also, under certain circumstances, either dick clark productions, on the one hand, or DCPI Investco, DCPI Mergerco and Capital Communications, on the other hand, can decide to terminate the merger agreement. If the termination of the merger agreement is due to dick clark productions accepting a superior proposal (as defined in the merger agreement), then dick clark productions shall pay DCPI Investco a termination fee equal to $4,250,000, or $4,085,000 if dick clark productions accepts a superior proposal which provides for the payment of consideration to Mr. Clark, Mrs. Clark and Olive Enterprises in excess of $13.00 per share in respect of their common stock and class A common stock. Either party can terminate the merger agreement if the merger has not been consummated on or before July 31, 2002. See "THE MERGER AGREEMENT -- Termination."

         Accounting Treatment. For accounting and financial reporting purposes, the merger will be accounted for as a purchase.

..    No Solicitation of Proposals

         dick clark productions has agreed in the merger agreement not to encourage, solicit, participate in or initiate (including by way of furnishing or disclosing non-public information) or knowingly take any action designed to facilitate any discussions, inquiries, negotiations or the making of any proposals with respect to or concerning any merger, consolidation, share acquisition, asset purchase, share exchange, business combination, tender offer, exchange offer or similar transaction involving the acquisition of all or a substantial portion of the assets of dick clark productions and its subsidiaries, or a significant equity interest in (including by way of tender offer), or a recapitalization or restructuring of, dick clark productions.

         However, dick clark productions may furnish information (including non-public information) to any person pursuant to appropriate confidentiality agreements and may negotiate and participate in discussions and negotiations with such person concerning an acquisition proposal if: (A) such entity or group has, on an unsolicited basis, submitted a bona fide written proposal to the board of directors of dick clark productions relating to any such transaction which the board determines in good faith, consistent with advice of an independent investment banker, (i) is reasonably capable of being funded on the disclosed terms and (ii) is reasonably likely to be consummated in accordance with its terms; and (B) in the opinion of the special committee of the board of directors of dick clark productions such action is reasonably expected to be required in order to discharge the board of directors' fiduciary duties to the stockholders of dick clark productions under applicable law, determined only after the special committee concludes in good faith that the acquisition proposal could reasonably be expected to constitute a proposal that is superior, from a financial point of view with respect to the stockholders of dick clark productions, excluding Mr. Clark, Mrs. Clark and Olive Enterprises. See "THE MERGER AGREEMENT -- No Solicitation of Offers; Notice of Proposals from Third Parties"

..    Regulatory Filings and Approvals

         dick clark productions does not believe that any material federal or state regulatory approvals, filings or notices are required by it in connection with the merger, except for the filing of this proxy statement and a Schedule 13E-3 with the Securities and Exchange Commission and the filing of a certificate of merger with the Secretary of State of Delaware.

..    Questions

         If you have any questions about the merger you should contact Mr. Francis C. La Maina at (818) 841-3003. If you need additional copies of the proxy statement or the enclosed proxy card, you should contact Mellon Investor Services, LLC at (800) 356-2017.

            CERTAIN QUESTIONS AND ANSWERS ABOUT VOTING AND THE MERGER

Q:       Why am I receiving these materials?

A: The board of directors of dick clark productions is providing these proxy materials to give you information to determine how to vote in connection with a special meeting of stockholders which will take place on [_______], 2002.

Q:       What should I do now?

A: Please vote. You are invited to attend the special meeting. However, you should mail your signed and dated proxy card in the enclosed envelope as soon as possible, so that your shares will be represented at the special meeting in case you are unable to attend. No postage is required if the proxy card is returned in the enclosed postage prepaid envelope and mailed in the United States.

Q: What does it mean if I receive more than one proxy or voting instruction card?

A: It means your shares are registered differently or are held in more than one account. Please provide voting instructions for each proxy card that you receive.

Q:       How are votes counted?

A: You may vote "FOR", "AGAINST" or "ABSTAIN." If you "ABSTAIN" or do not vote, it has the same effect as a vote "AGAINST". If you provide specific voting instructions, your shares will be voted as you instruct. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendation of the board of directors to vote "FOR" adoption of the merger agreement.

Q:       What is the board of directors' recommendation?

A: The board of directors recommends that you vote your shares "FOR" adoption of the merger agreement.

Q:       Should I send in my stock certificates now?

A: No. After the merger is consummated, we will send you written instructions that will tell you how to exchange your certificates for $14.50 per share in cash. Please do not send in your certificates now or with your proxies. Hold your certificates until you receive our instructions.

Q: What are the United States federal income tax consequences of the Merger to me?

A: Your receipt of cash in exchange for your shares in the merger will be a taxable event for United States federal income tax purposes. To review the federal income tax consequences to stockholders in greater detail, see pages 43-44. Your tax consequences will depend on your personal situation. You should consult your tax advisor for a full understanding of the tax consequences of the merger to you.

Q:       Who can answer my questions?

A: If you have more questions about the merger you should contact Mr. Francis C. La Maina at (818) 841-3003. If you would like additional copies of this proxy statement, you should contact Mellon Investor Services, LLC at (800) 356-2017.

                                  INTRODUCTION

         DCPI Investco, Inc., a Delaware corporation ("DCPI Investco"), has supplied all information in this proxy statement relating to DCPI Investco, and DCPI Mergerco, a Delaware corporation ("DCPI Mergerco"), formed by DCPI Investco solely for implementing the Merger (as defined below). Capital Communications CDPQ Inc., a Quebec corporation ("Capital Communications"), has supplied all information in this proxy statement relating to it. dick clark productions, inc. has not independently verified any of the information relating to DCPI Investco, DCPI Mergerco and Capital Communications. No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement.

Forward-Looking Information

         This proxy statement contains forward-looking statements, which are generally identified by words such as "may," "should," "seeks," "believes," "expects," "intends," "estimates," "projects," "strategy" and similar expressions or the negative of those words. Those statements appear in a number of places in this proxy statement and include statements regarding the intent, belief, expectation, strategies or projections of dick clark productions, inc., a Delaware corporation (the "Company"), and its subsidiaries, its directors, its management, or others at that time. Certain statements in this proxy statement are not historical facts or information and certain other statements in this proxy statement are forward looking statements that involve risks and uncertainties, including, without limitation, the Company's ability to develop and sell television programming, to implement its strategy regarding the disposition of certain of its restaurant operations, and to attract new corporate communications clients, and such competitive and other business risks as from time to time may be detailed in the Company's Securities and Exchange Commission reports.

                                 SPECIAL FACTORS

Background of the Transaction

         The Board of Directors of the Company (the "Board"), consisting of Robert A. Chuck, Karen W. Clark, Richard W. Clark, Lewis Klein, Francis C. La Maina and Enrique F. Senior, has evaluated, on a continuing basis, the business and operations of the Company, as well as the strategic direction and prospects of its business in light of conditions and trends in the general entertainment, television programming and restaurant industries, as a part of the Company's long-term strategy to maximize stockholder value. The Board and management have explored, from time to time, various strategic alternatives in order to encourage the growth of the Company and to place the Company in a more competitive position.

         On April 5, 1999, the Company retained Allen & Company Incorporated ("Allen & Company") to assist and advise the Company in connection with possible transactions involving, among other things, acquisitions, strategic joint ventures or partnerships, sales of all or substantially all of the stock or assets of the Company, mergers, consolidations, or any other form of business combination or similar transactions with another entity. Mr. Enrique F. Senior, who is a managing director of Allen & Company, has been a member of the Board since 1987. As a result of this engagement, Allen & Company regularly met with management to discuss how to improve the value of the Company and reviewed the Company's operating performance and financial condition. These reviews were conducted in order to determine whether the Company's current operations were sufficient to meet its financial requirements, whether it needed additional capital to finance its growth, or whether an acquisition of another entity would be a viable method to increase the Company's size and maximize stockholder value, or whether the Company, and its stockholders, would be better served by some form of transaction, such as a sale, merger, consolidation, strategic joint venture or partnership, or any other form of business combination or similar transaction.

         During the period of the engagement, Allen & Company met or had telephone conversations with numerous entities, including, but not limited to, several television networks, large entertainment companies and significant financial institutions, as well as some lesser known entities, in order to explore the possibility of engaging in an acquisition by the Company, a strategic joint venture or partnership, or a sale of all or substantially all of the stock or assets of the Company, a merger, consolidation, or any other form of business combination or similar transaction with the Company.

         In addition to the work being performed by Allen & Company during this time, Messrs. Clark and La Maina also, from time to time, responded to inquiries received from potential purchasers and strategic partners. Messrs. Clark and La Maina referred such proposals to Allen & Company to explore the contact's intentions regarding the Company and whether the proposed transaction was credible.

         During the summer of 2000, Messrs. Clark and La Maina had discussions regarding the future prospects of the Company, and concluded that the Company would continue to face increasing difficulties in enhancing stockholder value as a result of the tougher competitive market and limited interest in the Company's common stock, par value $0.01 per share (the "Common Stock") due to the small public float and lack of coverage by securities analysts. During the period from June 2000 through May 2001, Messrs. Clark and La Maina contemplated a management buy-out of the Company which would have resulted in a buy-out of all of the stockholders of the Company other than Mr. Clark, Mrs. Clark and Olive Enterprises, Inc., a Pennsylvania corporation, wholly-owned by Mr. Clark (the "Public Stockholders" which, solely with respect to the Merger Consideration as defined below, includes

Mr. La Maina) and the Company being privately held by Messrs. Clark and La Maina. They spoke extensively with their advisors regarding how such a transaction would be structured and, during fall of 2000, explored the use of possible third-party financing of such a transaction with several institutional lenders. None of the lenders contacted were ultimately willing to provide funding sufficient to enable Messrs. Clark and La Maina to consummate the transaction at a per share price that they believed would have been fair to the Public Stockholders. Primarily as a result of not receiving appropriate financing proposals, Messrs. Clark and La Maina reviewed this concept with the Board, Allen & Company and the Company's legal representatives, Jenkens & Gilchrist Parker Chapin LLP ("J&G"), and discussed the possible benefits and detriments of such a transaction, as well as the possible structure of such a transaction without borrowed funds. During the spring of 2001, several discussions between Messrs. Clark and La Maina and their advisors were held regarding a going private transaction without using borrowed funds and what premium would be appropriate. However, as a result of the significant changes in the general economy of the United States, as well as specific changes to the Company's competitive position in the television production market place, Messrs. Clark and La Maina decided not to proceed with the transaction.

         In April 2001, the Company was advised by one of its regular outside attorneys, who is also a member of the board of directors of Mosaic Media Group, Inc. ("Mosaic"), that CDP Capital Entertainment Corporation ("CDP Capital"), a financial advisor to Capital Communications, and Mosaic were interested in exploring a possible strategic relationship with the Company. In response to their expressed interest, the Company agreed to forward to Mr. Allen Shapiro, the President of Mosaic, its Annual Report on Form 10-K for the fiscal year ended June 30, 2000, as well as the subsequent Quarterly Reports on Form 10-Q for the quarters ended September 30, 2000 and December 31, 2000. In response to receiving such information, Mosaic forwarded biographical information of the executives of Mosaic to the Company. On June 5, 2001, Mosaic and the Company entered into a mutual confidentiality agreement to govern the treatment of the information being shared between the parties in connection with their discussions and the evaluation of a possible transaction.

         Throughout June 2001, CDP Capital and Mosaic conducted their initial financial due diligence review with respect to the Company. During that time, the Company's officers arranged to send CDP Capital and Mosaic various financial information pertaining to the Company's operating performance, financial condition and prospects. In the beginning of July 2001, Messrs. Clark and La Maina met with Mr. Shapiro and Mr. Jules Haimovitz, a senior television executive who was not an executive of Mosaic but was considering joining CDP Capital and Mosaic in a possible transaction with the Company, to explore the proposal being contemplated by the CDP/Mosaic Group (as defined below). Throughout July 2001, representatives of CDP Capital and Mosaic met with Messrs. Clark and La Maina, as well as other senior officers of the Company and had numerous further conversations regarding the possibility of such proposal. Later in July 2001, Mosaic and Mr. Henry Winterstern, co-founder and managing partner of CDP Capital, also met with Messrs. Clark and La Maina to discuss the proposal. For the purposes of this section, CDP Capital, Capital Communications, Mosaic, and Messrs. Haimovitz and Winterstern, are sometimes collectively referred to as the "CDP/Mosaic Group."

         On or about August 11, 2001, the CDP/Mosaic Group made a formal written proposal to acquire all of the Company's Common Stock and class A common stock, par value $0.01 per share (the "Class A Common Stock" and, together with the Common Stock, the "Capital Stock") at a purchase price of $11.00 per share, as well as 0.3 shares of common stock of the acquisition entity (although the Public Stockholders also had the right to convert their shares into cash). At the time this proposal was received, the Company reviewed the proposal with Allen & Company and J&G and discussed their reaction to the proposal. Although the Company decided to continue discussions with the CDP/Mosaic Group, regarding the proposal, management decided not to pursue aggressively the proposal until the Company and its advisors could become comfortable with the ability of the CDP/Mosaic Group to finance and consummate such a transaction. Management reviewed its decision with the members of the Board, who agreed that more information was required before the Company could seriously consider the CDP/Mosaic Group proposal.

         The CDP/Mosaic Group met with members of the Company's management several times in September 2001 in order to complete its financial due diligence review of the operating results and financial condition of the Company.

         In October 2001, Messrs. Clark and La Maina met with Messrs. Haimovitz, Shapiro and Winterstern at the Company's offices. The purpose of the meeting was to discuss in more detail the proposal, how it would be financed and how it could be structured to be mutually satisfactory. In connection with the proposed transaction, the CDP/Mosaic Group required Mr. Clark to acquire an equity interest in DCPI Investco as a minority stockholder and anticipated that Messrs. Clark and La Maina would enter into new employment agreements with the Company. However, Messrs. Clark and La Maina had not yet determined whether they would be willing to acquire an equity interest in DCPI Investco and, accordingly, advised the CDP/Mosaic Group that they would consider its requests.

         On October 25, 2001, the Company received a revised written proposal from the CDP/Mosaic Group. The revised proposal provided for: (i) a purchase price of $10.00 per share for all outstanding shares of the Company; (ii) a requirement that Mr. Clark participate in the acquiring entity through a twenty percent (20%) equity interest; and (iii) divestiture by the Company of its restaurant business as a condition to the transaction. On November 9, 2001, Messrs. Clark and La Maina and Allen & Company met with the CDP/Mosaic Group and its financial advisor, BNY Capital Markets, Inc. ("BNY"), to discuss the Company's response to the October 25th proposal, specifically to convey that the reduction in the merger consideration was unacceptable and to ascertain why the proposed purchase price had been reduced. The CDP/Mosaic Group responded by saying that the change was primarily based upon the deterioration in the Company's operating performance for the period ended September 30, 2001, as evidenced by information provided by the Company under the confidentiality agreement. The CDP/Mosaic Group also expressed its concern regarding the overall decline in the United States economy, particularly the impact of the events of September 11, 2001 on the television, advertising and restaurant industries. The participants sought to arrive at the general terms of a proposed transaction that might be acceptable to each of the participating parties and which would treat the Public Stockholders fairly. Those terms included, but were not limited to, a higher acquisition price for Public Stockholders' shares. In addition, general terms for the employment agreements of Messrs. Clark and La Maina, and Mr. Clark's equity investment in DCPI Investco were also discussed.

         During November 2001, the Company and Allen & Company continued to prepare and review various financial and operational analyses relating to the potential transaction with the CDP/Mosaic Group. During November, the Company, the CDP/Mosaic Group and their respective representatives continued to negotiate and discuss the terms and conditions of a proposed transaction. One of Mr. Clark's main concerns was that the Public Stockholders be treated fairly and get the best price possible, which he raised with Mr. Senior during their discussions. In recognizing the limitation on the total amount that the CDP/Mosaic Group would likely be willing to pay for all of the Capital Stock of the Company, Mr. Senior and Mr. Clark discussed the possibility of providing the Public Stockholders with a higher purchase price for their shares than Mr. Clark would receive for his shares. Mr. Senior reviewed a proposed pricing model and explained that it is unusual for a controlling stockholder, like Mr. Clark, to receive less consideration than the other stockholders. Mr. Clark indicated, however, that he would be willing to accept a price that would be less than the price payable to the Public Stockholders. Mr. Senior then explored with Mr. Winterstern the possibility of restructuring the aggregate transaction price being proposed by the CDP/Mosaic Group by increasing the price to be received by the Public Stockholders, and reducing the amount of consideration to be received by Mr. Clark. After a lengthy discussion, Mr. Winterstern suggested the possibility of the Public Stockholders receiving $13.00 in cash per share and

Mr. Clark, Mrs. Clark and Olive Enterprises, Inc., a Pennsylvania corporation, wholly-owned by Mr. Clark ("Olive" and, collectively with Mr. Clark and Mrs. Clark, the "Principal Stockholders") receiving $12.00 in cash per share. In addition, the Company insisted that the financing for the transaction be in place and not be subject to any contingency. The Company advised the CDP/Mosaic Group that the certainty of CDP/Mosaic Group being able to close the transaction was an extremely significant factor for the Company. In response, Mr. Winterstern assured the Company that the CDP/Mosaic Group would be able to satisfy the Company's concerns regarding financing.

         During this period the Company received a number of unsolicited inquiries, which were referred to Allen & Company. The majority of these proposals included offers for the outstanding Capital Stock at a lower per share price than the CDP/Mosaic Group's proposal, and the offers were usually subject to a variety of contingencies, including the ability of the bidder to finance the proposed transaction itself or through the use of third-party lenders to consummate the transaction.

         One of the groups that contacted the Company was headed by an individual who was formerly a senior executive in the music and entertainment business. Following the Company's Annual Meeting of Stockholders held on November 8, 2001, Messrs. Clark and La Maina met with this individual to discuss his interest in the Company and advised him that, if he wanted to make a formal proposal, he should have his investment bankers discuss the matter with Allen & Company. On November 12, 2001, the Company received a proposal from this executive's group. This group consisted of the executive's own company, as well as a private equity investment fund (collectively, for the purposes of this section, the "Philly Group"). The November 12, 2001 proposal contemplated an acquisition for cash, of all of the outstanding Capital Stock of the Company for $12.00 per share. In addition, in its proposal, the Philly Group required, as a condition to consummate the transaction, that Mr. Clark retain a 10% equity interest in the surviving company and enter into an employment agreement with the surviving company. Shortly thereafter, the Company and the Philly Group also entered into a mutual confidentiality agreement to govern the treatment of information to be shared.

         Allen & Company reviewed the CDP/Mosaic Group proposal and the Philly Group proposal in detail and discussed with the Company's management its view that the two proposed transactions were comparable in an overall sense, except that the Philly Group's proposal indicated that the Philly Group would have to obtain financing from other third party sources in order to consummate the transaction. As a result, the Philly Group's proposal stated that the necessary transactional documentation between the Company and the Philly Group would contain a condition that would allow the Philly Group to terminate its involvement in the transaction should it not be able to obtain such required financing. The Company and its advisors noted in their review of the Philly Group proposal, that by its very nature, such a condition could potentially affect and prevent the consummation of the proposed transaction. The CDP/Mosaic Group, on the other hand, had advised Messrs. Clark and La Maina and Allen & Company that its proposed transaction would be a fully-financed transaction and would not contain any financing contingencies. As a result of their evaluation of the two proposals, the Philly Group's financing contingency was considered by the Company's management to be a material difference in the proposals. Nevertheless, as a result of the apparent seriousness of the Philly Group's intentions, the Company's management decided to allow the Philly Group and its advisors access to the Company and its books and records for due diligence purposes in order to advance its proposal during the week prior to Thanksgiving 2001.

         After Thanksgiving 2001, following a series of discussions between the CDP/Mosaic Group and Allen & Company, the CDP/Mosaic Group amended its proposal so that the Public Stockholders would receive $13.00 per share and the Principal Stockholders would receive $12.00 per share. From the end of November and through the first several days of December 2001, Allen & Company and J&G reviewed the proposal letter from the CDP/Mosaic Group and the terms contained therein. The proposal letter set forth general terms regarding the merger consideration to be paid to the stockholders, Mr. Clark's required equity investment in DCPI Investco, as well as his employment arrangement with the surviving entity. In addition, at the request of the Company's advisors, the proposal letter contained an attachment indicating that financing would be available and would not be subject to any contingencies. The proposal letter also contained an attached letter to be executed by the Company granting the CDP/Mosaic Group exclusivity in connection with the transaction. The Company's comments to these letters were distributed to BNY on or about December 3, 2001 for its review. The CDP/Mosaic Group had its legal counsel, Stikeman Elliott ("Stikeman"), Canadian counsel to Capital Communications, and Skadden, Arps, Slate, Meagher & Flom, LLP ("Skadden Arps"), counsel to the DCPI Investco, review the Company's comments and the proposal documents were subsequently revised and sent back to the Company's counsel. Over the course of the next day these documents were negotiated, revised and exchanged between the parties. On December 4, 2001, the Company received a proposal letter from the CDP/Mosaic Group that was satisfactory to the Company.

         Also, on December 4, 2001, the Board, through Allen & Company, received a revised formal written proposal from the Philly Group. The revised proposal provided for merger consideration of $13.00 per share in cash to be paid to all of the Company's stockholders. The offer was conditioned upon Mr. Clark retaining a 10% equity interest in the surviving company as well as his continued participation in the surviving entity pursuant to a new five-year employment contract. The revised Philly Group proposal, however, indicated that it continued to be subject to the ability of the Philly Group to obtain third party financing.

         On December 4, 2001, a special meeting of the Board was convened to discuss the proposals made by the CDP/Mosaic Group and the Philly Group. The proposal by the CDP/Mosaic Group provided for aggregate merger consideration of $127 million, which would be allocated $13.00 for shares and options (with an exercise price of less than $13.00 per share) held by all the Public Stockholders and $12.00 per share for the Principal Stockholders. The proposed transaction was not subject to the CDP/Mosaic Group obtaining financing. The CDP/Mosaic Group's proposal also provided that in the event the Company's balance sheet as of January 31, 2002 had more than $69.3 million in working capital, Mr. Clark, Mrs. Clark and Olive would receive the excess up until they each received $13.00 per share, and then all the stockholders would participate on a pro rata basis in the excess after that point. Mr. Weisberg, secretary of the Company, long time corporate counsel to the Company, and a member of J&G, explained that the transaction was conditioned upon Mr. Clark contributing a portion of his shares of the Company, at a price of $12.00 per share, for a 20% interest in DCPI Investco. Further, the offer was supported financially by Capital Communications, a subsidiary of a Canadian pension fund, which indicated that members of the CDP/Mosaic Group could be expected to have the ability to provide the financing required by the CDP/Mosaic Group to consummate the transaction. The Board reviewed the December 31, 2000 balance sheet of Capital Communications, which had been provided to the Company indicating that Capital Communications has a substantial amounts of net assets that would be sufficient to finance the transaction. As part of its offer, the CDP/Mosaic Group insisted upon a lengthy exclusivity period during which the Company would not be able to negotiate with any other parties, except if the Company received an unsolicited proposal.

         Although the CDP/Mosaic Group initially proposed a 45-day exclusivity period, the Company advised that it would not agree to more than a 21-day exclusivity period to negotiate and sign definitive transaction documents. The CDP/Mosaic Group agreed to the proposed 21-day period.

         The Board then reviewed the terms of the Philly Group's proposal, as well as the initial drafts of proposed term sheets from certain financial institutions which indicated that they were considering providing financing for the Philly Group's proposal. The Philly Group's proposal did not include a written request for exclusivity, although the Philly Group's investment bankers had advised Allen & Company that it would be seeking exclusivity.

         At that time, the Board discussed with its advisors each of the proposed transactions, including the Philly Group's requirement that its proposal be subject to its ability to obtain outside financing and the lack of material terms in the initial drafts of the term sheets, the CDP/Mosaic Group's request for exclusivity, as well as Mr. Clark's proposed equity investment in, and employment by, the surviving entity in each proposed transaction. After more deliberations and additional questions had been posed to the advisors, the Board decided to proceed with the CDP/Mosaic Group. The exclusivity request was then further discussed, and the advisors agreed that it was not unusual in these transactions to grant such exclusivity to one party to induce that party to incur the costs associated with negotiating definitive transaction documents. As Messrs. Clark and La Maina, and Mrs. Clark, were interested directors, and Mr. Senior was affiliated with Allen & Company, the two independent members of the Board, Mr. Robert Chuck and Mr. Lewis Klein, were asked to consider the CDP/Mosaic Group's 21-day exclusivity period request, and after their review of such request, they approved it. Allen & Company was then instructed to advise the Philly Group that the Company was proceeding with another group at that time (particularly because the other group's proposal contained no financing contingency).

         On December 11, 2001, a due diligence request was sent by Skadden Arps to the Company, asking for access to portions of the books and records of the Company and its Subsidiaries. During the next few weeks, lawyers at Skadden Arps were provided access to public and non-public information relating to the Company, which they shared with lawyers from Stikeman and with the CDP/Mosaic Group.

         In light of potential conflicts of interest due to the investment and employment matters regarding Messrs. Clark and La Maina and in order to ensure that the interests of the Public Stockholders were appropriately represented, on December 18, 2001, the Board convened in order to appoint a special committee of disinterested directors to consider, evaluate and negotiate the proposed transaction on behalf of the Public Stockholders. At the meeting, the Board established a committee (the "Special Committee") consisting of Lewis Klein and Robert A. Chuck, formerly a vice president of the Company from April 1993 to May 2001. Messrs. Klein and Chuck are neither employees of, nor consultants to, any of the parties to the Merger, and neither of whom have an interest in the Merger, except that Mr. Klein owns 1,818 shares of Common Stock. The Special Committee was given the authority to retain its own financial and legal advisors to assist it in evaluating the proposed transaction.

         The Special Committee was given the following responsibilities: (i) to consider and evaluate the proposal submitted by the CDP/Mosaic Group and the definitive agreements relating to such proposal; (ii) to assess whether it would be in the best interests of the Public Stockholders to pursue the transaction proposed by the CDP/Mosaic Group and make recommendations to the Board with respect to such proposal; and (iii) to enter into and conduct discussions and negotiations concerning such proposal and other proposals. The Board agreed to pay each member of the Special Committee $25,000 for their services.

         Immediately following the meeting of the Board, the Special Committee convened its first meeting at which Mr. Chuck was elected as Chairman of the Special Committee. J&G was also asked to be present at the meeting. The purpose of the meeting was to discuss the retention of the Special Committee's financial and legal advisors, possible negotiation strategies and its legal obligations. The Special Committee considered several law firms and decided to retain Moses & Singer LLP ("M&S"). In addition, due to potential conflicts of interest with the Company and the Public Stockholders, it was decided that each of Mr. Clark and Mr. La Maina should also be represented by separate legal counsel in connection with the proposed transaction. Mr. Clark was represented by Winston & Strawn and

Mr. La Maina was represented by Pavia & Harcourt LLP ("Pavia"). In addition, the Special Committee discussed retaining a separate independent advisor due to the fact that Mr. Enrique F. Senior, a director of the Company since 1987, is also a Managing Director of Allen & Company.

         On December 14, 2001, J&G received from Skadden Arps the initial drafts of the Agreement and Plan of Merger, dated as of February 13, 2002, by and among Capital Communications, DCPI Investco, DCPI Mergerco and the Company (the "Merger Agreement") and a stock option and voting agreement among the CDP/Mosaic Group and Mr. Clark, Mrs. Clark and Olive (the "Option Agreement"), which J&G subsequently distributed to the Company's working group (which included the Special Committee and lawyers at M&S). Over the next several days, J&G collected comments from the Company's working group. The significant issues with the Merger Agreement related to, among other things, the provision regarding no solicitation of other bids, the Company's ability to explore unsolicited proposals after signing the agreement, CDP/Mosaic Group's request to be able to match a superior proposal, the amount and timing of the payment of the termination fee, and the conduct of the Company's business between signing and closing. Since certain provisions of the Option Agreement required the Principal Stockholders to grant to the CDP/Mosaic Group an option to purchase their shares, thereby virtually precluding other potential parties from considering an acquisition of the Company, those provisions were determined by the Company to be unacceptable.

         On December 26, 2001, J&G contacted M&S to discuss the relevant issues relating to the CDP/Mosaic Group's proposal, including how and when the termination fee should be paid, how the Board and the Special Committee should handle unsolicited bids and what should be the Company's negotiation position. In addition, J&G and M&S noted that the exclusivity period negotiated by the CDP/Mosaic Group expired that day. On December 27, 2001, the day after the exclusivity period had expired with the CDP/Mosaic Group, Allen & Company contacted the investment banker for the Philly Group to ascertain whether the Philly Group was still interested in pursuing a transaction with the Company, and the banker responded affirmatively.

         The CDP/Mosaic Group, on the other hand, had requested that a new exclusivity period be granted through January 8, 2002. After several discussions among M&S, J&G and the Special Committee, it was decided that, as the Philly Group still required outside financing in order to consummate the transaction and that negotiations with the CDP/Mosaic Group had progressed significantly, the exclusivity period with CDP/Mosaic Group should be extended. After discussions among the Special Committee, Mr. La Maina, J&G and M&S, it was decided that the requested exclusivity period be granted.

         On December 27, 2001, J&G sent revised copies of the Merger Agreement and Option Agreement that contained the comments of the Company's working group to Skadden Arps. Several provisions in the Merger Agreement were still subject to intense negotiations among the parties including, but not limited to, the ability of the Company to respond to unsolicited bids, the limitation of the Special Committee's ability to examine and consider an unsolicited proposal, the right of the CDP/Mosaic Group to match a superior proposal, the termination provisions as they relate to a superior proposal, the representations and conditions relating to the Company's intellectual property, the conduct of the Company's business between signing and closing, and the timing of the termination fee payment. The Board, as well as the Special Committee, insisted upon flexibility relating to the review process of other unsolicited offers in order to permit the Board, consistent with its fiduciary duties, sufficient time to explore and discuss any potential superior proposal for the Public Stockholders, should such a proposal be received. Mr. Clark, individually, the Company and the Special Committee would not agree to the grant of an option proposed in the Option Agreement which could have the practical effect of reducing the likelihood of any unsolicited offer at a higher price because it would enable the CDP/Mosaic Group to purchase Mr. Clark's shares of Common Stock and Class A Common Stock which represent a controlling interest in the Company before any unsolicited offer could be reviewed. During this period, Skadden Arps continued to perform and make additional due diligence requests of the Company in order to review relevant information.

         On Friday, January 5, 2002, Skadden Arps distributed to J&G the initial draft of the employment agreements for Messrs. Clark and La Maina and a non-competition agreement for Mr. Clark, as well as the revised drafts of the Merger Agreement and Option Agreement. After a review of the documents by the Company, its advisors and M&S, a telephone conference among the Company, Allen & Company and J&G was held to discuss whether the working group should travel to Los Angeles to meet with the CDP/Mosaic Group and its advisors. The group decided that based on the revised drafts, progress was being made and thus it made sense for J&G and Allen & Company to travel to Los Angeles to meet with the CDP/Mosaic Group and its advisors.

         At a meeting held in Los Angeles on the night of January 6, 2002, representatives of the CDP/Mosaic Group presented J&G with an alternative structure contemplating a tender offer in connection with the proposed transaction. However, on January 7, 2002, the CDP/Mosaic Group advised the Company that it had decided against a tender offer. During the remainder of that week, the parties continued to negotiate the transaction documents. At a general meeting of the working groups, the CDP/Mosaic Group requested that the Company extend the exclusivity period, but the Company advised the CDP/Mosaic Group that it did not consider an extension of the exclusivity period to be appropriate and that, in order to expedite the process, the parties should continue in good faith to negotiate and finalize the documents. Therefore, no extension of exclusivity was granted to the CDP/Mosaic Group at that time. At meetings held at Skadden Arps' Los Angeles office, the respective working groups had further discussions regarding the Merger Agreement, including matters relating to the ability of the Company to respond to unsolicited bids, the limitation of the Board's ability to examine and consider an unsolicited proposal, the termination provisions as they related to a superior proposal, the representations and conditions relating to the Company's intellectual property, the timing of the termination fee payment, the required closing conditions, and the certainty of closing. J&G (and M&S by phone) insisted that the Special Committee be given as much flexibility as possible. In addition, J&G reiterated the Company's position that an option on the shares of the Principal Stockholders was not acceptable and that any amount of excess profit derived by the Principal Stockholders from a transaction with a party other than the CDP/Mosaic Group should be limited to 50% of such excess profit. The CDP/Mosaic Group relented on requiring the grant of an option on the shares of the Principal Stockholders, but still maintained the need to have a voting agreement with the Principal Stockholders. The respective working groups continued to negotiate and revise the documents through January 9, 2002 until the representatives of J&G and Allen & Company left Los Angeles. At that time, no formal exclusivity arrangement was in place.

         On January 9, 2002, Skadden Arps distributed revised drafts of the Merger Agreement, as well as a proposed voting agreement, stockholders' agreement and subscription agreement relating to Mr. Clark's required investment in DCPI Investco as well as an investment in DCPI Investco by Mr. La Maina. These documents were circulated by J&G to the working group, including the attorneys for Messrs. Clark and La Maina. After a careful review of all of the documents, a series of conference calls was held among the Company's working group, including Allen & Company, M&S, Winston & Strawn and Pavia. These calls addressed the global concerns of each of the parties, as well as specific concerns raised by the attorneys for the individuals. At the conclusion of these calls, the lawyers for Messrs. Clark and La Maina, M&S and J&G, as well as Allen & Company, felt that there were still some significant issues that had not been adequately addressed or resolved in the drafts circulated by Skadden Arps. As a result, J&G prepared a detailed memorandum outlining the significant business points raised by the most recent drafts of the transaction documents distributed by Skadden Arps. The memorandum raised, among other things, the following concerns:

         . A request for more information as to the capitalization and estimate initial balance sheet of DCPI Investco and contemplated funding of the proposed transaction.

         . Timing of the payment of the termination fee and amount.

         . Removal or limitation of a waiting period following the acceptance by the Board of a superior proposal.

         . Limiting the proxy under the voting agreement to matters relating to the proposed transaction.

         . Numerous issues in the stockholders agreement and the employment agreements.

         The view of the Company, the Special Committee and their respective advisors was that these issues needed to be resolved. Messrs. Clark and La Maina also raised a variety of issues regarding the proposed DCPI Investco stockholders agreement and employment agreements that they required to be addressed before any more significant time was to be allocated to the CDP/Mosaic Group transaction. On January 12, 2002, Skadden Arps responded by memorandum to the issues raised in the Company's January 11, 2002 memorandum. After reviewing the Skadden Arps memorandum, the Company felt that the responses did not adequately address the concerns raised in the January 11, 2002 memorandum and stated the same along with the reasons for its position in two memoranda dated January 13, 2002 and January 14, 2002, from J&G. In the interim, on January 12, 2002, J&G distributed revised copies of the Merger Agreement and the voting agreement to Skadden, Arps, which reflected the comments of the Company's working group.

         Following this exchange of memoranda, on January 15, 2002, the Board and the Special Committee met to discuss the lack of meaningful progress with the CDP/Mosaic Group, and whether the consummation of the proposed transaction with the CDP/Mosaic Group was possible. As there was no exclusivity arrangement in place with the CDP/Mosaic Group, the Company, upon authorization of the Special Committee and the Board, contacted the Philly Group, through Allen & Company, to determine whether the Philly Group was still interested in proceeding with a transaction with the Company. After a lengthy discussion, the Special Committee and the Board decided to forward a draft of a form of merger agreement and voting agreement to the Philly Group and its lawyers that the Company viewed as acceptable, as well as a memorandum outlining acceptable terms for the ancillary agreements. At the request of the Special Committee, Allen & Company instructed the investment bankers of the Philly Group that the need for outside financing was still a significant concern of the Company and the Special Committee and that counsel to the Philly Group should be encouraged to respond as quickly as possible to the J&G drafts, with minimal comments.

         On January 17, 2002, the Philly Group delivered a memorandum containing its initial responses to a series of discussion points raised by the Company and the Special Committee, as well as general comments to the drafts of the merger agreement and voting agreement. The memorandum also stated that the revised documents would be sent to the Company following its response.

         On January 18, 2002, a conference call was held between the representatives of the CDP/Mosaic Group and the representatives of the Company concerning the employment agreements for Messrs. Clark and La Maina. Representatives from J&G, Winston & Strawn and Pavia outlined the area of concerns in each of the agreements. Included among the concerns was the basis upon which the bonuses would be calculated, whether the agreements would have a rolling term, what were the powers of the proposed management committee, as well as discussions regarding change-of-control provisions. In addition, certain points raised in connection with the non-compete agreement were resolved. Registration rights for Messrs. Clark and La Maina relating to the stock of DCPI Investco were also discussed.

         On January 19, 2002, counsel to the Philly Group distributed revised versions of the merger agreement and voting agreement that were forwarded to them on January 15, 2002, as well as some general comments regarding their view of the proposed transaction and its structure, their problems regarding the broad fiduciary obligations of the Special Committee as drafted, and the terms of the voting agreement. The revised documents received from the Philly Group were considered unacceptable for various reasons, including certain restrictions upon the Company's ability to explore unsolicited offers, the Philly Group's right to match any superior proposal and the fact that the proposed transaction was subject to outside financing.

         On January 20, 2002, a conference call was conducted between the CDP/Mosaic Group and its advisors and the Company and its advisors to review the status of the proposed transaction, the terms of the merger agreement and some employment agreement issues. At the request of the Special Committee, Mr. Weisberg asked the CDP/Mosaic Group for further information relating to the funding necessary to complete the proposed transaction, as the Special Committee was concerned that, despite the prior representations of the CDP/Mosaic Group, the Special Committee still lacked clear evidence of the CDP/Mosaic Group's ability to consummate the merger of DCPI Mergerco with and into the Company (the "Merger") pursuant to the Merger Agreement, with the Company as the surviving corporation (the "Surviving Corporation"). The CDP/Mosaic Group agreed to supply such information. Next, the actual amount of the termination fee was reviewed. The parties agreed that the termination fee would equal approximately 3% of the transaction value (inclusive of any and all fees and expenses). Mr. Winterstern indicated that such amount equaled approximately $4 million. In addition, the parties reviewed and discussed the timing of the payment of the termination fee. A question was raised as to whether the required equity investments by Messrs. Clark and La Maina could be structured so as to be governed by Section 351 of the Internal Revenue Code of 1986, as amended, in order to be completed as a tax-free reorganization. The compensation arrangements for Messrs. Clark and La Maina were also discussed.

         On January 22, 2002, J&G had a conference call with M&S to review the status of CDP/Mosaic Group's transaction, as well as the Philly Group's revised documents that had been received on January 19, 2002. The Special Committee thereafter determined that the responses received by the Company from the Philly Group were not sufficient in order to continue pursuing that transaction at that time, particularly since its proposal still had an extremely limited right for the Company to pursue an unsolicited offer that could result in a superior proposal and it remained fully subject to a financing contingency.

         On January 24, 2002, there was a conference call between the Special Committee, M&S, J&G and Allen & Company. J&G discussed the status of the negotiations with the CDP/Mosaic Group, the memorandum discussing the major deal points sent to the CDP/Mosaic Group and the responses received from the CDP/Mosaic Group and its advisors. The Special Committee expressed particular concern about the availability of funds from Capital Communications to finance the Merger, as the only financial statement information relating to any of the members of the CDP/Mosaic Group that had been given to the Company was a balance sheet of Capital Communications as of December 31, 2000. Therefore, the Special Committee questioned the CDP/Mosaic Group's ability to conclude the proposed transaction. Further, the Special Committee, with M&S, reviewed the status of the Merger Agreement and the voting agreement, and discussed whether the employment agreements and the stockholders agreement appeared to provide any disguised additional purchase price consideration to Messrs. Clark and La Maina and any potential impact on the fairness of the proposed transaction for the Public Stockholders, as did Allen & Company. The Special Committee concluded tentatively at that time that the ancillary documents did not affect the overall fairness of the Merger to the Public Stockholders. The Special Committee requested that J&G ask for more information regarding the proposed capital structure of DCPI Investco, as well as more current financial information regarding Capital Communications. Accordingly, J&G contacted the

CDP/Mosaic Group and was advised by Mr. Winterstern that a letter would be forthcoming indicating that Capital Communications remained willing and able to finance the proposed transaction if required.

         On January 27, 2002, a conference call was held among Mr. La Maina, J&G and the CDP/Mosaic Group to discuss certain issues raised in the employment agreements regarding the management of DCPI Investco, as well as a detailed conversation regarding the proposed management committee concept and how it would work in case of deadlocks and other circumstances.

         On January 29, 2002, the Company received an unsolicited proposal from a small television syndication company for $12.75 per share of outstanding Capital Stock, which was subject to numerous contingencies, including obtaining third-party financing. The Special Committee and the Company discussed the matter with Allen & Company, J&G and M&S. Allen & Company was charged with contacting this television syndication company and determining whether it would be able to improve the current proposal on the table. After a brief conversation with this television syndication company, Allen & Company reported to the Company that the offer involved numerous contingencies, including outside financing. In addition, there was some discussion that the bidder would probably not be able to increase its offer unless it engaged in a lengthy due diligence review of the Company which had not yet begun. The Board decided that, unless the bid increased and was altered to include fewer contingent terms, it would not be considered.

     On January 30, 2002, the Board, including members of the Special Committee, held a meeting to discuss the status of the transactions. Mr. Weisberg reviewed the status of the CDP/Mosaic Group proposal and the Philly Group proposal. The Board was advised that the Philly Group believed it had proceeded as quickly as possible and wanted exclusivity before it incurred any more expenses. In addition to the request for exclusivity, the Philly Group asked the Company to pay a portion of its costs that its proposed lenders would charge in order to proceed with their due diligence review and provide the Philly Group with the required financing. The Board, including members of the Special Committee, discussed the continuing concerns that the Philly Group's requirement that the Company permit the Philly Group to match a superior proposal, but not to exceed it, would severely hamper its ability to enter into negotiations regarding a potential superior proposal. The Board, including members of the Special Committee, also discussed the certainty of closing given the financing contingencies in the Philly Group's proposal. After a discussion, the Board concluded that it was inappropriate for the Philly Group to ask the Company to cover some of its expenses and that the Company should not, in any case, be required to pay any expenses of any of the bidders. Accordingly, the Board decided to reject the Philly Group's request for exclusivity. The Board then reviewed the status of the CDP/Mosaic Group's proposal. As a result of the lack of movement by the Philly Group on key issues and its request for expenses, the Board decided to continue to proceed with negotiation of the CDP/Mosaic Group's proposal. The Board, decided that, as too much time had passed and, if the CDP/Mosaic Group was to be successful, it should be given a deadline to resolve all open issues with regard to the Merger Agreement and all the other documents by 5:00 p.m. Los Angeles time on February 1, 2002.

         Mr. Weisberg contacted the CDP/Mosaic Group and informed it of the deadline. The CDP/Mosaic Group agreed but requested that if it met the deadline, the Company should grant the CDP/Mosaic Group an additional period of exclusivity in order to conclude the documentation, which the Special Committee, after discussions with J&G and M&S, agreed to do. At the same time, several conversations were held by Allen & Company with the investment bankers for the Philly Group. In order to proceed, the Philly Group proposed that the Company pay the Philly Group a certain amount for expenses if the Company did not accept the Philly Group's proposal and another amount would be paid by the Philly Group to the Company if the Company accepted the Philly Group's proposal. The Company and the Special Committee concluded that this proposal was not acceptable. In order to determine the status of the transaction documents, J&G attempted to contact the Philly Group's counsel and was told by counsel that because the expense issue was unresolved it was not authorized by the Philly Group to discuss the transaction further.

         On February 1, 2002, the CDP/Mosaic Group delivered a memorandum to J&G, which addressed most of the significant transaction and business issues regarding the Merger Agreement and all the other documents to the satisfaction of the Company and the Special Committee, although there remained some open issues in the transaction documents. Further, the lawyers for the CDP/Mosaic Group contacted J&G to set up a conference call to discuss any open issues later that evening. A Board meeting was immediately convened and it was decided that J&G should contact Skadden Arps and the other advisors to determine the next steps in order to finalize the documentation. After a discussion during which J&G summarized the responses, the Board considered not granting exclusivity to either bidder and telling each of the Philly Group and the CDP/Mosaic Group to provide their best proposal prior to a scheduled board meeting. After a discussion was held as to whether such a process would be possible and whether both parties would be interested in participating, the Board decided that the Company should not grant exclusivity, but would proceed in good faith with the CDP/Mosaic Group. The Board agreed to set a formal meeting for February 11, 2002, to discuss and approve, or not approve, the CDP/Mosaic Group's proposed transaction.

         During this time, Allen & Company received an unsolicited telephone call from the Philly Group and was advised that it wanted to amend its proposal so that the Public Stockholders would receive $14.00 per share instead of $13.00 and the Principal Stockholders would receive $12.53 per share instead of $13.00. As part of the revised proposal Mr. Clark would also receive a promissory note payable to Mr. Clark representing approximately $3,000,000 in deferred purchase price. Even though the amended proposal increased the per share purchase price, the Philly Group still required outside financing to consummate the transaction. In consideration for increasing its bid, the Philly Group requested exclusivity and also wanted certain of its expenses covered as discussed above.

         The Special Committee discussed setting a tentative meeting date and advising the two bidders to present their best offer several days prior to such meeting, with neither party being granted exclusivity or reimbursement for expenses. During this period, the Company would provide each party with access to its books and records so they could complete their respective due diligence reviews. J&G pointed out that the Philly Group most likely would not want to proceed unless the Company agreed to pay some of its expenses. The Special Committee also considered whether the CDP/Mosaic Group would want to participate in the process but also noted that the CDP/Mosaic Group wanted some of its expenses covered in light of the considerable expenses that the CDP/Mosaic Group had already incurred. It was determined that no exclusivity would be granted to either group at that time.

         Accordingly, on February 1, 2002, Mr. Weisberg told the lawyers for the CDP/Mosaic Group that a higher bid had been received from another bidder and that the Board and the Special Committee would consider the other bidder's proposal. The CDP/Mosaic Group expressed its disappointment and requested a telephone conference with Messrs. Clark and La Maina. On February 3, 2002, a series of telephonic conferences were held between J&G and Messrs. Clark and La Maina to discuss the views of the CDP/Mosaic Group. J&G and Messrs. Clark and La Maina agreed that the principals of each group should have a conference call. Later on the morning of February 3, 2002, a conference call was held among all the principals of the CDP/Mosaic Group and Messrs. Clark, La Maina and Weisberg. Mr. Clark stated that, despite the fact that there had been delays, the Company was still interested in proceeding with the CDP/Mosaic Group because of the greater certainty of closing once all of the issues relating to the transaction documents have been resolved. However, Mr. Clark noted that since a higher bid had been received, it is the Board's obligation to review the bid and determine whether, if such a transaction is consummated, it would be better for the Public Stockholders if a transaction were consummated with that higher bidder.

         In a series of telephonic discussions held between counsel on February 3 and 4, 2002, J&G mentioned that if the CDP/Mosaic Group significantly improved its offer, the Company would be willing to grant exclusivity to the CDP/Mosaic Group in order to conclude the negotiations. Otherwise, the CDP/Mosaic Group could leave its bid where it was or increase it slightly and the Special Committee and the Board would consider it, but no exclusivity would be granted. J&G informed the CDP/Mosaic Group's counsel that the satisfactory conclusion of the negotiations regarding the Merger Agreement and the voting agreement were necessary to present the Special Committee with a final package as well as the employment arrangements with both Messrs. Clark and La Maina due to the Special Committee's concern that the merger transaction would not be capable of closing without the conclusion of such agreements.

         During this period, J&G tried to contact counsel to the Philly Group to ascertain where the Philly Group stood regarding the documents. J&G was advised by such counsel that its client still had not authorized them to proceed.

         On February 5, 2002, M&S had discussions with Ladenburg Thalmann & Co. Inc. ("Ladenburg") for the purpose of providing an additional fairness opinion to the Board due to the fact that Mr. Senior, a director of the Company since 1987, is also a Managing Director of Allen & Company. On February 6, 2002, Ladenburg was formally engaged by the Board for the express purpose of providing a second fairness opinion to the Board.

         On February 5, 2002, Mr. Weisberg was advised by Skadden Arps that the CDP/Mosaic Group was prepared to make an increased price proposal for the shares of the Public Stockholders. Skadden Arps said that if the price increase was acceptable because it was sufficiently significant, the CDP/Mosaic Group would ask for exclusivity through February 9, 2002, in order to allow the CDP/Mosaic Group time to complete negotiations on all of the open points remaining in the transaction documents including matters relating to the Company's intellectual property and environmental matters, as well as the issues relating to Mr. Clark's arrangement with the CDP/Mosaic Group. Furthermore, Skadden Arps requested that if such negotiations were concluded, then exclusivity should be extended until the February 12, 2002 Board meeting (formerly scheduled for February 11, 2002). At the request of Mr. Weisberg, a Special Committee meeting with M&S and J&G was convened to discuss the progress that had been made in negotiating the terms of the CDP/Mosaic Group transaction and to discuss whether it was appropriate for J&G to meet in person with the lawyers for the CDP/Mosaic Group in order to finalize negotiations relating to the transaction documents.

         On the night of February 5, 2002, the CDP/Mosaic Group contacted J&G to advise that it had increased its bid to $14.00 per share, up from $13.00, to the Public Stockholders and $12.50 per share, up from $12.00, to the Principal Stockholders. J&G contacted M&S and the Special Committee to discuss the proposal. After a brief discussion, the Special Committee rejected the proposal. The Special Committee, M&S and J&G told the CDP/Mosaic Group that its increase was not significant and that it would have to improve its proposal, or allow its proposal to remain as currently proposed and it would be considered accordingly. After some consideration, the CDP/Mosaic Group contacted J&G and M&S with a price of $14.25 per share for the Public Stockholders and $12.50 per share to the Principal Stockholders. Again, after a series of exchanges with J&G and M&S, the Special Committee told the CDP/Mosaic Group that it was rejecting this proposal. After further discussions, which occurred in the early morning of February 6, 2002 between the Special Committee, M&S and J&G and the CDP/Mosaic Group, the proposal was increased to $14.50 per share (an increase of $1.50 per share over the December 4, 2001 proposal and $0.50 per share higher than the Philly Group's contingent offer) to the Public Stockholders and $12.50 per share (an increase of $0.50 per share over the December 4, 2001 proposal to the Principal Stockholders). Following its proposed increase to $14.50 per share, the CDP/Mosaic Group advised the Special Committee that it would not increase the per share price any higher. This increase was considered significant enough by the Special Committee and the entire Board to proceed with the CDP/Mosaic

Group and to agree to the request of the CDP/Mosaic Group for exclusivity in order to complete the negotiations.

         On February 6, 2002, a letter providing for the exclusivity arrangement with the CDP/Mosaic Group through February 12, 2002 was signed. On February 7, 2002, representatives from J&G flew to Los Angeles to meet with the lawyers of the CDP/Mosaic Group in order to conclude negotiations regarding the transaction documents. On February 8, 2002, a meeting was held at the Company's offices with Messrs. Clark, La Maina, Shapiro, Haimovitz and Winterstern and legal counsel. At that time, an agreement in principle was reached on the remaining terms, including an agreement to grant Mr. Clark options to purchase voting shares of DCPI Investco representing 3% of the number of outstanding shares of DCPI Investco at an exercise price of $1.00 per share, and a slight increase in the termination fee, provided for in the Merger Agreement. From February 7, 2002 through February 10, 2002, meetings were held in Skadden Arps' Los Angeles office to negotiate and finalize the documentation for the transaction. The negotiations focused on, among other things, modifying the intellectual property, environmental and other representations by the Company, strengthening the financing representation by the CDP/Mosaic Group in the Merger Agreement and reviewing the voting agreement. The employment agreements and stockholders agreement were revised after lengthy negotiations and were distributed to the respective working groups on both February 10, 2002 and February 11, 2002.

         On February 12, 2002, the Board met with its legal and financial advisors to consider the CDP/Mosaic Group's proposed transaction. Mr. Weisberg of J&G summarized the terms of the Merger Agreement and related documents, particularly those issues that had been changed or resolved over the preceding week, including the terms of the Board's ability to address and provide information in connection with any superior proposal made during the period from the time of signing the Merger Agreement until the closing of the Merger. J&G also reviewed with the Board Mr. Clark's agreement to pay a portion of any excess profits derived by him from a superior offer, which allowed the CDP/Mosaic Group to accept a lower termination fee, as well as the employment agreements for Messrs. Clark and La Maina. Further, a brief discussion was held describing the problems the Company faced from its continued operations. Allen & Company then delivered its oral opinion to the Board, confirmed by delivery of a written opinion dated February 13, 2002, to the effect that, as of such date and based on and subject to the matters described in its opinion, the $14.50 per share cash consideration to be received by the Public Stockholders for their Common Stock in the Merger was fair from a financial point of view to such holders. Allen & Company also discussed with the Board its review of the Company from time to time and the financial analyses performed in connection with its opinion as well as the steps it had taken to arrange for such a transaction with potential bidders. Further, Allen & Company advised that the termination fee was within the range of those found in prior comparable transactions. After asking some further questions of Allen & Company and considering the information delivered, the Board asked Allen & Company to leave the meeting. At that time, Ladenburg joined the meeting. Ladenburg delivered an oral opinion to the Board, which was confirmed by delivery of a written opinion, dated February 13, 2002, to the effect that, as of such date, and based on and subject to the matters described in its opinion, the $14.50 per share cash consideration to be received by the Public Stockholders for their Common Stock in the Merger was fair from a financial point of view to such holders. The Board then adjourned so that the Special Committee could separately meet and discuss the proposed transaction with its advisors. After considering the matters discussed, the Special Committee reviewed the Merger Agreement, the voting agreement, and the other agreements and concluded that it required one additional day to review and deliberate on the information provided by the financial advisors and for the documents to be finalized.

         On February 13, 2002, the documents providing for the transaction with the CDP/Mosaic Group were finalized and distributed, and all parties and their advisors reviewed the latest versions of the transaction documents and confirmed that such versions were satisfactory. After confirming with the financial advisors their respective opinions, the Special Committee concluded that the Merger and the terms and provisions of the Merger Agreement, including the $14.50 per share in cash, without interest, to be received by the Public Stockholders following consummation of the Merger (the "Merger Consideration"), was fair to, and in the best interests of, the Company's stockholders, and resolved to recommend to the Board that it adopt the Merger Agreement.

         Following the meeting of the Special Committee, on February 13, 2002, the Board met to consider the proposed transaction. After considering, among other things, the Special Committee's recommendation and the opinions of the financial advisors, the Board concluded that the Merger, and the terms and provisions of the Merger Agreement, including the Merger Consideration of $14.50 in cash per share to the Public Stockholders, was fair to, and in the best interests of, the Company's stockholders, unanimously adopted the Merger Agreement, authorized the Company to enter into the Merger Agreement and unanimously resolved to recommend to the Public Stockholders that they vote to adopt the Merger Agreement.

         Subsequent to the Board meeting, the Merger Agreement, the voting agreement and the other related transaction agreements were executed by the parties thereto. On February 14, 2002, the Company and the CDP/Mosaic Group issued a press release announcing the transaction.

         The following day, a putative class action complaint was filed in the Superior Court of the State of California, County of Los Angeles on behalf of Walter Valenti and an alleged class of stockholders of the Company other than the defendants and their affiliates (the "Unaffiliated Stockholders"). The complaint names the Company and its directors as defendants and alleges that the defendants have engaged in acts of self-dealing and have violated fiduciary duties of "care, loyalty, candor and independence" owed to the Unaffiliated Stockholders in connection with the Merger. The complaint further alleges that the $14.50 price per share is inadequate. The complaint seeks, among other things, injunctive relief blocking the consummation of the Merger, or if it is consummated, rescinding the Merger; imposition of a constructive trust, on behalf of the plaintiff, upon any benefits received by defendants as a result of their allegedly wrongful conduct; and costs and disbursements of the action, including attorneys' and experts' fees in unspecified amounts. As of the date of this proxy statement, the time for the defendants to respond to the complaint has not yet expired.

Recommendations of the Special Committee and the Board; The Company's Purpose and Reasons for the Merger

         At a meeting of the Special Committee held on February 13, 2002, the Special Committee, after careful review of the facts and circumstances relating to the Merger, unanimously concluded that the Merger, and the terms and provisions of the Merger Agreement, including the Merger Consideration of $14.50 in cash per share to the Public Stockholders, were fair from a financial point of view to, and in the best interests of, the Company's stockholders, and unanimously resolved to recommend to the Board that it authorize the Company to enter into the Merger Agreement. At a special meeting of the Board held later in the day on February 13, 2002, the Board unanimously concluded, based in part on the recommendation of the Special Committee, that the Merger, and the terms and provisions of the Merger Agreement, including the Merger Consideration of $14.50 in cash per share to the Public Stockholders, were fair and in the best interests of the Company's stockholders, unanimously adopted the Merger Agreement, authorized the Company to enter into the Merger Agreement and unanimously resolved to recommend to the Public Stockholders that they vote to adopt the Merger Agreement.

         The Special Committee addressed its recommendation to the Board, and the Board specifically addressed its recommendation to the Public Stockholders as a separate individual class. Neither the Special Committee nor the Board addressed its recommendation to the Principal Stockholders.

         In determining to recommend to the Public Stockholders of the Company that they adopt the Merger Agreement and the transactions contemplated thereby, and in determining that the terms of the Merger Agreement were advisable, fair to, and in the best interests of, the Company's stockholders, the Special Committee and Board considered certain factors, including but not limited to, the following:

         (i) the financial condition, assets, results of operations, business and prospects of the Company, and the risks inherent in achieving those prospects;

         (ii) changes in the television industry which are anticipated to continue to have an adverse effect on the Company and its operations, including
(a) in-house production and syndication of primetime television programming by the major networks, (b) increased competition with other forms of entertainment and leisure time activities involving new areas of technology, (c) substantial competition in the first-run syndication marketplace, resulting in fragmentation of ratings and advertising revenues, and (d) numerous consolidations within the industry which restrict the Company's ability to sell or license its entertainment programming;

         (iii) the terms and conditions of the Merger Agreement, including the consideration payable to the Public Stockholders, and the fact that the Principal Stockholders agreed to accept a price per share that is $2.00 less than the amount to be received by the Public Stockholders;

         (iv) the negotiations which took place between the CDP/Mosaic Group, on the one hand, and the Company and the Special Committee, on the other hand, with respect to the Merger Consideration and the belief by the members of the Special Committee that $14.50 per share (which was the last of several increased offers) was the highest price that the CDP/Mosaic Group would agree to pay or that could be obtained from another source;

         (v)      the Merger was not subject to any financing contingencies;

         (vi) that the Merger Consideration to be received by the Public Stockholders in the Merger represents a premium of approximately 33% over the $10.93 per share closing price on February 13, 2002, the last full trading day before the public announcement by the Company of the signing of the Merger Agreement; and that during the preceding six months, the Merger Consideration represented a premium ranging from approximately 30% when the Common Stock traded at $11.19 per share on February 11, 2002, to approximately 73%, when the Common Stock traded at $8.40 per share on October 10, 2001;

         (vii) that the Merger will provide the Company's Public Stockholders with a level of liquidity currently unavailable in the market place; in particular the fact that between February 13, 2001 and February 13, 2002, the day immediately preceding the announcement of the signing of the Merger Agreement, the trading volume of the Common Stock exceeded 1,000 shares on only 36 days and the average trading volume during such period was approximately 690 shares per day. Due to the small trading volume of the Common Stock, it is reasonable to assume that any effort by a stockholder to dispose of a significant number of shares would adversely affect the market price;

         (viii) the Special Committee and the Company negotiated a flexible no-solicitation provision in the Merger Agreement which provides the Company with the ability to explore and discuss unsolicited proposals made to the Company prior to the consummation of the Merger and which could result in the termination of the Merger Agreement as the result of the receipt of a superior proposal;

         (ix) expressions of interest from other prospective purchasers whose proposals required financing contingencies and who offered prices for the shares of Capital Stock which, in all but one instance, were lower than the Merger Consideration;

         (x) the trading prices and volumes at which the Common Stock traded since the Company's initial public offering; in particular the fact that the closing price of the Common Stock had not reached $14.50 per share since December 30, 1999;

         (xi) the opinions of Allen & Company and Ladenburg as to the fairness, from a financial point of view, of the Merger Consideration to be received by the Public Stockholders as set forth in the Allen & Company and Ladenburg opinions, respectively, and the analyses presented to the Board by the financial advisors on February 12 and 13, 2002; and

         (xii) the availability of appraisal rights under the Delaware General Corporate Law, as amended from time to time (the "DGCL") to holders of Common Stock who dissent from the Merger.

         (xiii) the evaluation of the employment agreements for Messrs. Clark and La Maina, and the DCPI Investco stockholders agreement, indicated no disguised additional purchase price consideration.

         Each of these factors favored the conclusion that the Merger was fair to the Public Stockholders.

         In light of the number and variety of factors the Special Committee and Board considered in connection with their evaluation of the Merger, neither the Board nor the Special Committee found it practicable to assign relative weights to the foregoing factors, and, accordingly, neither the Board nor the Special Committee did so. Rather, the Special Committee and the Board based their recommendations on the totality of the information presented to and considered by them, except that particular consideration was placed on: (i) the opinions of Allen & Company and Ladenburg that the Merger Consideration was fair to the Public Stockholders from a financial point of view, as set forth in the Allen & Company and Ladenburg opinions, respectively; (ii) the negotiations that took place between the Company and the Special Committee, on the one hand, and the CDP/Mosaic Group, on the other hand, that resulted in the Merger Consideration increasing from $10.00 per share to $14.50 per share; and (iii) the transaction not being subject to any financing contingencies as Capital Communications agreed to provide the financing in connection with the Merger.

         The foregoing discussion of the factors considered by the Special Committee and the Board is not meant to be exhaustive, but includes all material factors considered by the Special Committee and the Board to support their respective decisions to recommend the Merger.

         The Board believes that the Merger is procedurally fair because: (i) the Special Committee concluded that the Merger, and the terms and provisions of the Merger Agreement, including the Merger Consideration of $14.50 in cash per share to the Public Stockholders, was fair to, and in the best interests of the Company's stockholders, and unanimously resolved to recommend to the Board that it adopt the Merger Agreement; (ii) the Board, at the request of the Special Committee, retained Ladenburg and the Special Committee retained M&S to advise it in evaluating the fairness of the terms of the Merger (including, without limitation, the Merger Consideration), due in part to the fact that Mr. Enrique
F. Senior, a director of the Company since 1987 is also a Managing Director of Allen & Company; (iii) Allen & Company delivered its opinion to the Board that the Merger Consideration was fair, from a financial point of view, to the Public Stockholders; (iv) Ladenburg delivered its opinion to the Board that the Merger Consideration was fair, from a financial point of view, to the Public Stockholders; and (v) the Merger Agreement and other transaction documents were extensively negotiated over a two-month period.

         THE SPECIAL COMMITTEE AND THE BOARD BELIEVE THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY'S STOCKHOLDERS. THE BOARD HAS ADOPTED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

         Except to the extent a recommendation is made in a person's capacity as a director, no executive officer of the Company or Principal Stockholder has made any recommendation with respect to the adoption of the Merger Agreement or any other transaction contemplated by the Merger Agreement. Mr. Clark, the Chairman, Chief Executive Officer and a director of the Company, who beneficially owns approximately 68% of the Common Stock and 90% of the Class A Common Stock, which together represent approximately 78.9% of the total votes entitled to be cast by holders of the outstanding shares of Capital Stock, has advised the Company that, pursuant to the voting agreement, the Principal Stockholders will vote their shares of Common Stock and Class A Common Stock in favor of the adoption of the Merger Agreement unless the Merger Agreement is terminated in accordance with its terms. In addition, Mr. La Maina, the President, Chief Operating Officer and a director of the Company, who beneficially owns approximately 10% of the Common Stock and 10% of the Class A Common Stock, which together represent approximately 9.9% of the total votes entitled to be cast by holders of the outstanding shares of Capital Stock, has advised the Company that he intends to vote his shares of Common Stock and Class A Common Stock in favor of the adoption of the Merger Agreement unless the Merger Agreement is terminated in accordance with its terms. Consequently, the Principal Stockholders and Mr. La Maina possess a sufficient number of votes to adopt the Merger Agreement under the DGCL.

Opinion of Allen & Company

         On April 5, 1999, the Company retained Allen & Company to assist and advise the Company in connection with possible transactions involving, among other things, acquisitions, strategic joint ventures or partnerships, sales of all or substantially all of the stock or assets of the Company, mergers, consolidations, or any other form of business combination or similar transactions with another entity. The terms of this engagement include the payment of a fee to Allen & Company upon successful completion of a transaction, such as the Merger, equal to 1.5% of the value of such transaction. This fee will be payable upon the consummation of the Merger. The Company has also agreed to reimburse Allen & Company for its reasonable expenses incurred in performing its services in connection with this engagement. The Company selected Allen & Company as its financial advisor based on Allen & Company's reputation, expertise and familiarity with the Company and its business. Allen & Company acted as lead manager in the initial public offering of the Common Stock in January 1987, and Enrique Senior, an Executive Vice President and Managing Director of Allen & Company, also serves as a director of the Company.

         Pursuant to an engagement letter dated February 1, 2002, Allen & Company agreed to provide the Board a fairness opinion in connection with the Merger. The terms of this letter include payment to Allen & Company of a fee of $250,000 plus reasonable expenses incurred in performing its services in connection with this engagement letter. In addition, pursuant to both engagements, the Company has agreed to indemnify Allen & Company and its affiliates, directors, officers, agents and employees and each person, if any, controlling Allen & Company or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Allen & Company's engagements and any related transactions.

         On February 12, 2002, a meeting of the Board was held to adopt the Merger Agreement. At that meeting, Allen & Company rendered an oral opinion, which opinion was confirmed by delivery to the Board of a written opinion dated February 13, 2002, to the effect that, as of that date and based on and subject to the matters described in its opinion, the Merger Consideration to be received was fair, from a financial point of view, to the Public Stockholders.

         The full text of Allen & Company's written opinion dated February 13, 2002, which describes the assumptions made, matters considered and limitations on the review undertaken, is attached to this proxy statement as Annex B.

         ALLEN & COMPANY'S OPINION IS ADDRESSED TO THE BOARD AND RELATES ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE RECEIVED BY THE PUBLIC STOCKHOLDERS AS PROVIDED FOR IN THE MERGER. THE OPINION DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR ANY RELATED TRANSACTIONS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF THE COMMON STOCK AS TO WHETHER SUCH STOCKHOLDER SHOULD VOTE OR ACT WITH RESPECT TO ANY MATTERS RELATING TO THE MERGER. THE SUMMARY OF ALLEN & COMPANY'S OPINION DESCRIBED BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. YOU ARE ENCOURAGED TO READ THE OPINION CAREFULLY IN ITS ENTIRETY.

         In arriving at its opinion, Allen & Company:

         . reviewed and analyzed a draft of the Merger Agreement, drafts of the agreements ancillary thereto and the financial terms of the Merger;

         . reviewed and analyzed historical publicly available business information and financial results of the Company, including the Securities and Exchange Commission filings of the Company;

         . reviewed and analyzed non-public operating and financial information of the Company, including (i) a management budget for the fiscal year ending June 30, 2002 and (ii) financial estimates for the fiscal years ending June 30, 2003 and June 30, 2004, all provided by the management of the Company;

         . analyzed the present financial condition and business prospects of the Company;

         . reviewed and analyzed historical market prices and trading volumes for the Common Stock since the Company's initial public offering;

         .   analyzed the current ownership structure of the Company;

         . reviewed and analyzed financial and trading data for selected publicly traded companies it deemed comparable to the Company;

         . reviewed and analyzed publicly available financial information relating to selected comparable merger and acquisition transactions in the television production industry;

         . analyzed the price of the Common Stock and market multiples of the Company as compared to selected comparable companies;

         . reviewed and analyzed the premiums paid in selected cash acquisition transactions comparable to the Merger;

         . reviewed and analyzed the termination fees paid in selected cash acquisition transactions comparable to the Merger;

         . analyzed the financial multiples of the Merger as compared to those of selected comparable transactions;

         .   conducted discussions with management of the Company;

         .   analyzed discounted cash flows;

         . reviewed and analyzed prevailing economic, monetary and market conditions; and

         . performed such other analyses and reviewed such other information as Allen & Company deemed appropriate.

         In rendering its opinion, Allen & Company relied upon and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information that the Company and its employees, representatives and affiliates provided to, or discussed with, Allen & Company. Allen & Company assumed, with the Company's consent, that the Merger would be consummated in all material respects in accordance with the terms set forth in the February 12, 2002 draft of the Merger Agreement and the related documents, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party consents and approvals for the Merger, no limitations, restrictions or conditions would be imposed that would have a material adverse effect on the Company or the contemplated benefits of the Merger. Allen & Company relied, at the direction of the senior management of the Company, without independent verification or investigation, upon the assessments of the management of the Company as to the anticipated financial and operational benefits of the Merger and the risks associated therewith.

         Allen & Company did not (i) make or obtain any independent evaluations or appraisals of the assets or liabilities, contingent or otherwise, of the Company, except for those provided by management, (ii) perform due diligence on the Company's physical properties and facilities, sales, marketing or service organizations or (iii) express any opinion as to the underlying valuation, future performance or long-term viability of the Company, the price at which the Common Stock would trade after announcement or upon consummation of the Merger or the price at which the Common Stock would trade at any time in the future. Allen & Company expressed no view as to, and Allen & Company's opinion does not address, the underlying business decision of the Company to effect the Merger, and the opinion does not constitute a recommendation of the Merger over any alternative business strategy which might be available to the Company. Allen & Company's opinion was necessarily based on the information available to Allen & Company and general economic, financial and stock market conditions and circumstances as they existed and could be evaluated by Allen & Company as of the date of its opinion. Although subsequent developments may affect its opinion, Allen & Company does not have any obligation to update, revise or reaffirm its opinion. The Company imposed no other instructions or limitations on Allen & Company with respect to the investigations made or the procedures followed by Allen & Company in rendering its opinion.

         This summary is not a complete description of Allen & Company's opinion to the Board or the financial analyses performed and factors considered by Allen & Company in connection with its opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. Allen & Company believes that its analyses and this summary must be considered as a whole and that selecting portions of its analyses and factors or solely focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Allen & Company's analyses and opinion.

         In performing its analyses, Allen & Company considered industry performance, general business, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of the Company. No company or business used in the analyses as a comparison is identical to the Company, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies or business segments analyzed.

         The estimates contained in Allen & Company's analysis and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Allen & Company's analyses and estimates are inherently subject to substantial uncertainty.

         The type and amount of consideration payable in the Merger was determined through negotiation between the Special Committee, the Board, the Company, on the one hand, and the CDP/Mosaic Group, on the other hand, and the decision to enter into the Merger was solely that of the Special Committee and the Board. Allen & Company's opinion and financial analyses were only one of many factors considered by the Special Committee and the Board in their evaluation of the Merger and should not be viewed as determinative of the views of the Board or the Company's management with respect to the Merger or the consideration to be received by the Public Stockholders as provided for in the Merger.

         Each of the analyses conducted by Allen & Company was carried out to provide a different perspective on the Merger and to enhance the total mix of information. Allen & Company did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to the fairness to the Public Stockholders, from a financial point of view, of the Merger Consideration to be received. Allen & Company did not place any specific reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination.

Description of Cases

         In order to properly assess and compare the value of the Merger Consideration to be received by the Public Stockholders, Allen & Company constructed the following four transaction cases:

         . Actual Unadjusted: Reflects actual consideration paid (i.e., $12.50 per share to the Principal Stockholders and $14.50 per share for the Public Stockholders) unadjusted for the restaurant operations of the Company (i.e., transaction value and financial estimates include the restaurant operations).

         . Actual Adjusted: Reflects actual consideration paid (i.e., $12.50 per share to the Principal Stockholders and $14.50 per share for the Public Stockholders) adjusted for the restaurant operations of the Company (i.e., transaction value and financial estimates, namely revenue, earnings before interest, taxes, minority interest, depreciation and amortization ("EBITDA") and earnings before interest, taxes and minority interest ("EBIT"), assume disposal of restaurant operations).

         . Implied Unadjusted: Reflects implied value of the Merger to the Public Stockholders (i.e., $14.50 per share applied to all the outstanding Common Stock and Class A Common Stock) unadjusted for the restaurant operations of the Company.

         . Implied Adjusted: Reflects implied value of the Merger to the Public Stockholders (i.e., $14.50 per share applied to all the outstanding Common Stock and Class A Common Stock) adjusted for the restaurant operations of the Company. (i.e., transaction value and financial estimates, namely revenue, EBITDA and EBIT, assume disposal of restaurant operations).

         Allen & Company's analyses exclude all termination fees and expenses.

Implied Value and Multiples of the Merger

         Allen & Company analyzed the "total equity value" of the Merger, calculated as the value of the outstanding Capital Stock plus in-the-money option value minus cash proceeds from in-the-money options outstanding as a multiple of the last 12 months ("LTM") ending December 31, 2001 net income, estimated fiscal year 2002 net income and book equity value.

         Allen & Company also analyzed the "total enterprise value" of the Merger calculated as total equity value minus cash and cash equivalents (including marketable securities) plus minority interest and adjusted for restaurant residual value as applicable, as a multiple of LTM revenue, estimated fiscal year 2002 revenue, LTM EBITDA, estimated fiscal year 2002 EBITDA, LTM EBIT and estimated fiscal year 2002 EBIT. All multiples were based on closing stock prices on February 11, 2002, and the following table shows the results of this analysis:

                                                    Actual                            Implied
                                        -----------------------------------------------------------------
                                          Unadjusted      Adjusted         Unadjusted          Adjusted
                                        -------------   -------------    ---------------    -------------
Total Equity Value                         $136.1          $136.1            $150.4             $150.4
Total Enterprise Value                       66.5            57.9              80.8               72.1

Total Enterprise Value/
     LTM Revenue                              1.1x            1.3x              1.3x               1.6x
     FY2002E Revenue                          1.0             1.2               1.2                1.5
     LTM EBITDA                              10.2             7.6              12.4                9.5
     FY2002E EBITDA                           7.1             5.9               8.6                7.4
     LTM EBIT                                14.3             7.8              17.4                9.7
     FY2002E EBIT                             8.2             6.0               9.9                7.5

Total Equity Value/
     LTM Net Income                          26.0x            n/a              28.7x                n/a
     FY2002E Net Income                      18.5             n/a              20.4                 n/a
     Book Equity Value                        1.8             n/a               2.0                 n/a

Historical Common Stock Price Analysis

         Allen & Company reviewed recent Common Stock prices and trading volume data, and the following table shows the results of this analysis:

                                                                                                No. of
                                                                                             Trading Days
                                      Low                 Mean              High              w/ no Volume
                               -----------------    ---------------    ----------------   -------------------
Share Price
     Current (2/11/02)                      -         $      11.19                  -              -
     10-Day                       $      9.70         $      10.30       $      11.19              -
     30-Day                       $      9.38         $       9.94       $      11.19              -
     1-Year                       $      8.40         $      10.12       $      13.00              -


                                                                      No. of
                                                                   Trading Days
                          Low            Mean          High        w/ no Volume
                      ------------   -----------    -----------   --------------
Daily Volume
     10-Day                 0             260           1,500             6
     30-Day                 0             827          15,200            12
     1-Year                 0             682          26,100           126

         Allen & Company also reviewed long-term Common Stock and trading volume data, and the following table shows the results of this analysis:

                                                                            No. of
                                                                          Trading Days
                               Low           Mean              High       w/ no Volume
                          ------------  --------------    ------------  ---------------
Share Price
     Since FYE '96            $ 8.23      $    11.31        $    18.07          -
     Since IPO                $ 2.47      $     7.32        $    18.07          -

Daily Volume
     Since FYE '96                 0           1,965            97,020        531
     Since IPO                     0           4,401           859,719        854

         Allen & Company also noted that the Common Stock has underperformed the Dow Jones Industrial Average over the past year and its price has decreased following a series of negative earnings announcements. Also, over the past year, the Common Stock has slightly outperformed the Nasdaq Composite and an index of comparable television production companies, but the Common Stock has underperformed the broader market over the last five years, as well as since the Company's initial public offering.

         Further, Allen & Company noted that the Common Stock has had very limited liquidity over time because of a number of factors, including:

         .   closely-held ownership giving it limited public float;

         .   relatively small size;

         .   lack of Wall Street analyst coverage; and

         .   scarcity of market makers.

Comparable Market Trading Multiple Analysis

         Allen & Company analyzed selected companies in the television production industry which are similar to the Company. However, there are few public companies in the television production industry of similar size to the Company that provide a meaningful comparison because most of these companies have ceased being public companies or have been acquired by much larger companies. The two companies which Allen & Company deemed comparable were Cinar Corp. and Lions Gate Entertainment (the "Allen & Company Comparable Companies") due to their size and scope of operations.

         Allen & Company reviewed and compared certain financial, operating and stock market information related to the Company with the Allen & Company Comparable Companies, and it analyzed their Enterprise Value and Equity Value as multiples of certain financial items. The following table shows the results of this analysis.

Selected Multiples for Comparable Companies(a)

                                               Enterprise Value/                      Equity Value/
                         --------------------------------------------------------- ---------------------
                           LTM        CY2001E   LTM      CY2001E  LTM     CY2001E     LTM      CY2001E
                          Revenue     Revenue  EBITDA    EBITDA   EBIT      EBIT    Earnings   Earnings
                         ----------   ------- --------  -------- -------  -------- ---------- ----------
Cinar Corp.                  0.6x        NA      1.4x      NA      1.6x     NA       53.7x       NA
Lions Gate Entertainment     1.3        1.1x     9.2      15.3    11.9     23.0x     13.1        NM

Mean                         1.0x       1.1x     5.3x     15.3     6.8     23.0x     33.4x       NA
High                         1.3        1.1      9.2      15.3    11.9     23.0      53.7        NA
Low                          0.6        1.1      1.4      15.3     1.6     23.0      13.1        NA

-----------------------------------------------------------------------------------------------------
depi at February 11, 2001:
  Unadjusted                 0.8x       0.8x     7.1x      7.1x    9.9x     9.9x     22.1x      22.1x
  Adjusted(b)                0.8        0.8      4.9       4.9     5.1      5.1       NA         NA

depi at Implied Transaction Value to Public
 Unadjusted                  1.3        1.3     12.4      12.4    17.4     17.4      28.7       28.7
 Adjusted(b)                 1.6        1.6      9.5       9.5     9.7      9.7       NA         NA
-----------------------------------------------------------------------------------------------------

_________________
Projections Sources: dcpi (management estimates, 2/02); Lions Gate (Arnhold Bleichroeder, 1/10/02); Cinar (none available)
Note: Financial estimates have been calendarized using forward fiscal year estimates for companies with non-December fiscal year-ends
(a) Multiples for Allen & Co. Comparable Companies are as of February 11, 2001; LTM for Cinar and Lions Gate as of August 30, 2001 and September 30, 2002 respectively
(b) Enterprise value and financial estimates exclusive of restaurant operations


Based on this analysis, the Unadjusted and Adjusted trading multiples of the Company are within or above the range of multiples of the Allen & Company Comparable Companies, except for the multiples of estimated (i) calendar year 2001 revenue, (ii) calendar year 2001 EBITDA and (iii) calendar year 2001 EBIT which are below those of the Allen & Company Comparable Companies. Also, the implied value of the Merger Consideration to the Public Stockholders on an Unadjusted and Adjusted basis represents multiples that are within or above the range of the multiples for the Allen & Company Comparable Companies, except for the multiples of estimated (i) calendar year 2001 EBITDA and (ii) calendar year 2001 EBIT which are below the range found for the Allen & Company Comparable Companies.

LTM Multiple Trading History Analysis

         Allen & Company also analyzed the LTM EBITDA of the Company as a multiple of the closing price of the Common Stock on February 11, 2002 and historically on a quarterly basis since fiscal year 1996. The mean of this multiple was 6.3x, the maximum was 10.2x, the minimum was 2.3x and the current multiple as of February 11, 2002 was 7.1x. Thus, the current LTM EBITDA trading multiple is within the range and above the mean of the historical LTM EBITDA trading multiples of the Allen & Company Comparable Companies. Also, using the implied unadjusted case, the LTM EBITDA trading multiple for the Merger is 12.4x, which is above the range of historical LTM EBITDA trading multiples of the Allen & Company Comparable Companies.

         Based on all of the foregoing analyses, Allen & Company believes that the closing price of the Common Stock of $11.19 per share on February 11, 2002 is a representative public market price for the Common Stock.

Transaction Premiums Analysis

         Allen & Company analyzed the premium represented by the Merger Consideration to be received by the Public Stockholders in the Merger over the same periods, and the following table shows the results of this analysis:

                                          Company Common Stock
                                                  Price              Premium
                                          --------------------   ---------------
One day prior (February 11, 2002)             $     11.19             29.6%
One week prior (February 5, 2002)             $     10.15             42.9%
Four weeks prior (January 15, 2002)           $      9.90             46.5%

         Allen & Company analyzed 31 all cash acquisitions valued between $100 million and $150 million that have occurred since 1999. Allen & Company did this analysis to determine premiums paid in these transactions over the applicable stock price of the target company one day, one week and four weeks prior to announcement of the transaction. The following table shows the results of this analysis:

                                             Premium over Market
                 -----------------------------------------------------------------------------
                   One Day Prior to           One Week Prior to         Four Weeks Prior to
                     Announcement               Announcement               Announcement
                 ---------------------    -------------------------  -------------------------
Mean                    31.8%                       31.5%                      29.4%

Median                  32.6%                       30.8%                      25.4%

High                    60.0%                       55.4%                      60.0%

Low                      1.7%                        2.5%                       4.1%

         Based on this analysis, the premium to be paid to the Public Stockholders in the Merger one day prior to the announcement was within the range but below the mean of the premiums paid in the recent selected comparable transactions, and one week and four weeks prior to the announcement, the premium to be paid in the Merger to the Public Stockholders was within the range and above the mean of the premiums paid in the recent selected comparable transactions.

Precedent Transaction Analysis

         Allen & Company reviewed and compared certain financial, operating and stock market information related to ten selected precedent acquisition transactions in the television production industry (the "precedent transactions"). Allen & Company analyzed the Enterprise Value and Equity Value in the precedent transactions as multiples of certain financial items. The following table shows the results of this analysis:

                                          Enterprise Value to                     Equity Value/
                       -----------------------------------------------------  ----------------------
                                                                                  LTM         Book
                           LTM Revenue        LTM EBITDA          LTM EBIT      Earnings      Value
                       ------------------  -----------------  --------------  ------------  --------
Mean                         2.2x                 8.3x             12.6x         20.7x        3.4x

Median                       1.9                 11.0              12.4          20.7         3.3

High                         4.5                 15.3              14.3          23.4         6.0

Low                          0.4                  0.5              11.1          18.1         1.0

----------------------------------------------------------------------------------------------------------
Company at Implied Transaction Value to Public:
  Unadjusted                 1.3x                12.4x              17.4x        28.7x        2.0x
  Adjusted(a)                1.6                  9.5                9.7          n/a         n/a
----------------------------------------------------------------------------------------------------------

_____________
(a)  Enterprise Value and financial estimates exclusive of restaurant operations

Based on this analysis, the multiples paid in the Merger in the Unadjusted Cases are generally within or above the range of the multiples paid in the precedent transactions, and the multiples paid in the Adjusted Cases are within the range and below the mean of the LTM revenue multiples, within the range and above the mean of the LTM EBITDA multiples and below the range of the LTM EBIT multiples paid in the precedent transactions.

Termination Fee Analysis

         Allen & Company analyzed the termination fees provided for in 31 all cash acquisitions valued between $100 million and $150 million that have occurred since 1999. The range of these termination fees as a percentage of the total equity value of the transaction is from 1.1% to 6.1% with a mean of 3.4%. The termination fee as provided for in the Merger is either (i) $4.25 million, which equals 3.1% of the total equity value or (ii) $4.085 million, which equals 3.0% of the total equity value, if a superior proposal is accepted which provides for a payment to the Principal Stockholders in excess of $13.00 per share. Therefore, the termination fee in the Merger is within the range of the termination fees provided for in the comparable recent transactions and below the mean.

Discounted Cash Flow Analysis

         Allen & Company also performed a discounted cash flow analysis on the projected financial information of the Company based on financial information provided by the management of the Company for the calendar years 2002 through 2004. To estimate the residual value of the Company at the end of the forecast period, Allen & Company applied multiples to projected fiscal 2004 EBITDA ranging from 4.0x to 6.0x. Allen & Company used discount rates ranging from 10.0% to 14.0%.

         Based on these discount rates, Allen & Company calculated that the net present equity value per share of the Common Stock has a range of $11.99 to $14.11.

         The financial forecasts that underlie this analysis are subject to substantial uncertainty, and accordingly, actual results may be substantially different.

Miscellaneous

         Allen & Company is an internationally recognized investment banking firm and, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and related financings, bankruptcy reorganizations and similar recapitalizations, negotiated underwritings, secondary distributions of listed and unlisted securities, and valuations for corporate and other purposes.

Opinion of Ladenburg

         On February 6, 2002, the Board engaged Ladenburg to act as financial advisor, in connection with the Merger, and as part of this engagement, the Board requested that Ladenburg evaluate the fairness, from a financial point of view, to the Public Stockholders of the Merger Consideration to be received. On February 12, 2002, a meeting of the Board was held to adopt the Merger Agreement. Ladenburg rendered an oral opinion, which opinion was confirmed by delivery to the Board of a written opinion dated February 13, 2002, to the effect that, as of that date and based on and subject to the matters described in its opinion, the Merger Consideration to be received was fair, from a financial point of view, to the Public Stockholders.

         The full text of Ladenburg's written opinion dated February 13, 2002, which describes the assumptions made, matters considered and limitations on the review undertaken, is attached to this proxy statement as Annex C.

         LADENBURG'S OPINION IS ADDRESSED TO THE BOARD AND RELATES ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE RECEIVED BY THE PUBLIC STOCKHOLDERS AS PROVIDED FOR IN THE MERGER. THE

OPINION DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF THE COMMON STOCK AS TO WHETHER SUCH STOCKHOLDER SHOULD VOTE OR ACT WITH RESPECT TO ANY MATTERS RELATING TO THE MERGER. THE SUMMARY OF LADENBURG'S OPINION DESCRIBED BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. YOU ARE ENCOURAGED TO READ THE OPINION CAREFULLY IN ITS ENTIRETY.

         In arriving at its opinion, Ladenburg:

..   reviewed the draft Merger Agreement dated February 12, 2002;

..   reviewed the Company's Annual Reports to stockholders on Form 10-K for the fiscal years ended June 30, 2001 and June 30, 2000;

..   reviewed the Company's Quarterly Report to stockholders on Form 10-Q for the quarter ended September 30, 2001;

..   reviewed the Company's draft Quarterly Report to stockholders on Form 10-Q for the quarter ended December 31, 2001;

..   reviewed certain other historical, operating and financial information and projections, provided by the management of the Company;

..   compared the results of operations of the Company with those of certain companies which Ladenburg deemed to be reasonably comparable to the Company;

..   reviewed the financial terms, to the extent publicly available, of certain transactions which Ladenburg deemed to be reasonably comparable to the Merger;

..   reviewed certain historical information regarding trading of the Common
    Stock; and

..   conducted such other analyses and examinations and considered such other financial, economic and market criteria as Ladenburg deemed necessary in arriving at its opinion.

         In rendering its opinion, Ladenburg assumed, without independent verification, the accuracy and completeness of all the financial and other information regarding the Company which has been provided to Ladenburg by the Company. Ladenburg was not retained to and did not complete any independent valuation or appraisal of the assets and liabilities of the Company nor did Ladenburg verify any of the records of the Company. With respect to all legal matters, Ladenburg relied on the information provided by the Company and its respective agents.

         This summary is necessarily based on economic, market and other considerations in effect on, and the information made available to Ladenburg as of the date of its opinion. It should be understood that subsequent developments may affect the results with resulting changes in the materials herein.

         This summary is not a complete description of Ladenburg's opinion to the Board or the financial analyses performed and factors considered by Ladenburg in connection with its opinion. Ladenburg believes that the analyses must be considered as a whole and that selecting portions of the analyses and of the factors considered, without considering all factors and analyses, could result in a misleading conclusion.

         In connection with the opinion, Ladenburg made certain assumptions with respect to industry performance, general business and economic conditions and other matters which were deemed appropriate, many of which are beyond the Company's control. As a result, the opinion is not necessarily representative of actual values or prospects for the Company, which may be significantly more or less favorable. Estimates of value of companies do not purport to be appraisals or to necessarily reflect the prices at which companies may be sold.

         In its opinion, Ladenburg did not in any manner address whether or not the Merger Consideration being paid to the Public Stockholders is fair from a financial point of view when compared to the consideration to be received by the Principal Stockholders. Ladenburg did not undertake nor has it been furnished an evaluation or appraisal of business arrangements among Capital Communications, DCPI Investco, and Messrs. Clark and La Maina that might be construed as compensation to Messrs. Clark and La Maina in addition to the Merger Consideration. In addition, Ladenburg did not perform any additional due diligence with respect to Capital Communications, DCPI Investco or DCPI Mergerco.

         In arriving at its opinion, Ladenburg performed the following primary analyses, among others:

         (i) Premiums Paid Analysis - Ladenburg reviewed the premium of the Merger Consideration to the trading prices one day, one week and four weeks prior to the announcement date of selected acquisition transactions in the media and entertainment industry announced since January 1, 2000 (the "Media and Entertainment Transactions"). Ladenburg then compared the premiums paid for the Media and Entertainment Transactions to the premium being offered to the Public Stockholders of the Company. The Media and Entertainment Transactions mean premium to the closing prices one day, one week and four weeks prior to the announcement date were 16.5%, 20.9% and 23.2%, respectively. Ladenburg stated that the Merger Consideration to the Public Stockholders of the Company of $14.50 represents a 32.7% premium to the $10.93 per share closing price one day prior to February 13, 2002, a 49.5% premium to the $9.70 per share closing price one week prior to February 13, 2002, and a 46.5% premium to the $9.65 per share closing price four weeks prior to February 13, 2002. Ladenburg stated that the premiums being offered to the Public Stockholders of the Company were above the range of mean premiums paid for the Media and Entertainment Transactions.

         (ii) Comparable Company Analysis - Using publicly available information, Ladenburg compared selected historical, current and projected operating and financial data and financial ratios for the Company with certain data from selected publicly traded media and entertainment companies that, in Ladenburg's judgement, were reasonably comparable to the Company. The media and entertainment companies selected were: Alliance Atlantis Communications, Inc., CINAR Corporation, Film Roman, Inc., Image Entertainment, Inc., J2 Communications, and Peace Arch Entertainment Group Inc. (collectively, the "Ladenburg Comparable Companies"). Ladenburg reviewed, among other things, the following data with respect to the Ladenburg Comparable
                Companies: operating statement data, including latest twelve months ("LTM") Revenue; Projected 2001 Revenue; Projected 2002 Revenue; LTM Operating Income (EBIT); LTM Operating Cash Flow (EBITDA); LTM Net Income; Projected 2001 Net Income; Projected 2002 Net Income and Most Recent Quarter's ("MRQ") Book Value. Utilizing this information, Ladenburg calculated a range of market multiples for the Ladenburg Comparable Companies by dividing the "Enterprise Value" (total common shares outstanding multiplied by closing market price per share on February 11, 2002, or "Market Equity Value", plus total debt, less cash and equivalents) for each Comparable Company by, among other things, such company's LTM Revenue, LTM EBIT, LTM EBITDA, and by dividing each of the Ladenburg Comparable Companies' Market Equity Value by, among other things, the companies' LTM Net Income, Projected 2001 Net Income, Projected 2002 Net Income and the MRQ Book Value.

                For the Ladenburg Comparable Companies: (a) the LTM Revenue multiples ranged from 0.48x to 1.47x (0.79x mean), (b) the LTM EBIT multiples ranged from 0.22x to 44.72x (15.50x mean), (c) the LTM EBITDA multiples ranged from 3.72x to 11.17x (7.85x mean), (d) the LTM Net Income multiples ranged from 13.26x to 16.75x (15.00x mean), (e) the sole Projected 2001 Net Income multiple was 13.60x, (f) the sole Projected 2002 Net Income multiple was 15.07x, and (g) the MRQ Book Value multiples ranged from 0.60x to 2.43x (1.27x mean).

         Ladenburg then compared the market multiples for the Ladenburg Comparable Companies to the multiples being offered to the Public Stockholders. Based on a Merger Consideration to the Public Stockholders of $14.50 per share, the implied multiples were as follows: (a) the Enterprise Value to LTM Revenue was 1.26x, (b) the Enterprise Value to LTM EBIT was 16.74x, (c) the Enterprise Value to Projected LTM EBITDA was 11.91x, (d) the Market Equity Value to LTM Net Income was 28.34x, (e) the Market Equity Value to Projected 2002 Net Income was 34.83x, (f) the Market Equity Value to Projected 2003 Net Income was 17.88x, and
(g) the MRQ Book Value multiple was 1.99x. Ladenburg determined that the LTM Revenue, the LTM EBIT, the LTM EBITDA, the LTM Net Income, the Projected 2002 Net Income, the Projected 2003 Net Income, and the MRQ Book Value multiples being offered to the Public Stockholders were either within or above the range of the Ladenburg Comparable Companies.

         (iii) Comparable Transaction Analysis - Ladenburg reviewed selected publicly available financial data at the effective date of those transactions, including Enterprise Value to LTM Revenue, Enterprise Value to LTM EBIT, Enterprise Value to LTM EBITDA, Market Equity Value to LTM Net Income and MRQ Book Value, regarding seventeen transactions (the "Ladenburg Comparable Transactions") with transaction values (including net debt) of up to $4.6 billion. The 17 Ladenburg Comparable Transactions selected, which were announced between January 2000 and the date of the Ladenburg opinion were as follows: (a) the acquisition of 85.0% of Ascent Entertainment Group, Inc. by Liberty Media Group, (b) the acquisition of 100.0% of Trimark Holdings, Inc. by Lions Gate Entertainment Corp., (c) the acquisition of 100.0% of Video Services Corp. by Liberty Livewire Corp., (d) the acquisition of 9.63% of Omega Project Co. Ltd. by Marubeni Corp., (e) the acquisition of 100.0% of Salter Street Films Ltd. by Alliance Atlantis Communications, Inc., (f) the acquisition of 19.65% of Expand SA by StudioCanal (Canal Plus), (g) the tender offer for 0.51% of the outstanding shares of Expand SA (StudioCanal) at $47.30 per share by StudioCanal (Canal Plus),
                (h) the acquisition of the remaining interest of Expand SA (StudioCanal) not already owned by StudioCanal (Canal Plus SA),
                (i) the acquisition of 42.85% of Zee Telefilms Ltd. by Goldman Sachs Invest MV Ltd., (j) the acquisition of Flextech PLC by Telewest Communications PLC, (k) the acquisition of 99.2% of Endemol Entertainment NV by Telefonica SA, (l) the acquisition of 94.0% of Nelvana Ltd. by Corus Entertainment, Inc., (m) the acquisition of 25.0% of CinemaxX AG by Senator Film AG, (n) the acquisition of 8.05% of Golden Harvest Entertainment by Prudential Asset Management, (o) the acquisition of 14.8% of StudioCanal (Canal Plus) by Groupe Canal Plus, (p) the acquisition of 100% of Motion International, Inc. by TVA International (TVA Group) and (q) the acquisition of 100% of Brainpool TV AG by Viva Media AG.

                Ladenburg calculated the multiples of each of the aforementioned selected data points for the Ladenburg Comparable Transactions. The range of multiples calculated for the Ladenburg Comparable Transactions were: (a) Enterprise Value to LTM Revenue were 0.67x to 3.22x (1.81x mean), (b) Enterprise Value to LTM EBIT were 8.85x to 37.22x (19.79x mean), (c) Enterprise Value to LTM EBITDA were 1.34x to 12.88x (6.71x mean), (d) Market Equity Value to LTM Net Income were 11.16x to 56.29x (28.19x mean), and
                (e) Market Equity Value to MRQ Book Value were 1.33x to 2.99x (1.83x mean).

         Based on a Merger Consideration to the Public Stockholders of $14.50 per share, the implied multiples were as follows: (a) LTM Revenue was 1.26x, (b) LTM EBIT was 16.74x, (c) LTM EBITDA was 11.91x, (d) LTM Net Income was 28.34x, and (e) MRQ Book Value was 1.99x. Ladenburg stated that the LTM Revenue, the LTM EBIT, LTM EBITDA, the LTM Net Income, and the MRQ Book Value multiples being offered to the Public Stockholders were either within or above the range of the Ladenburg Comparable Transactions.

         (iv) Discounted Cash Flow Analysis - Ladenburg performed two Discounted Cash Flow ("DCF") analyses of the Company on a stand-alone basis, based upon financial projections presented by management. The two DCF analyses are based on two different terminal multiple metrics: Projected Revenue and EBITDA. For each DCF analysis, Ladenburg reduced the Company's Projected Revenues by 20% to adjust for volatility, and discounted the projected unleveraged free cash flows (earnings before interest and taxes, plus depreciation and amortization, less capital expenditures and changes in working capital) for the respective three years and the terminal value (calculated as a multiple of Projected 2004 Revenue or EBITDA). From this Enterprise Value, Ladenburg subtracted all debt obligations appearing on the Company's draft balance sheet at December 31, 2001, and added the cash balance on such balance sheet to arrive at an implied equity value ("Equity Value"). The terminal value was computed by applying Revenue and EBITDA multiples ranging from 1.0x to 2.0x and 7.0x to 9.0x to the forecasted Revenue and EBITDA for fiscal 2004, respectively.

                Applying discount rates ranging from 12.5% to 16.5% for both Projected Revenue and Projected EBITDA, Ladenburg calculated the Company's Equity Value.

                Ladenburg's calculation of the Company's Equity Value ranged from $111.5 million to $149.5 million at Revenue multiples ranging from 1.0x to 2.0x. Ladenburg stated that the mean Equity Value observation assuming a weighted average cost of capital of 14.5% and a terminal Revenue multiple of 1.5x was $129.6 million or $12.71 per share.

                Ladenburg's calculation of the Company's Equity Value ranged from $118.7 million to $135.6 million at EBITDA multiples ranging from 7.0x to 9.0x. Ladenburg stated that the mean Equity Value observation assuming a weighted average cost of capital of 14.5% and a terminal EBITDA multiple of 8.0x was $126.8 million or $12.43 per share.

         Based upon and subject to the foregoing and other factors it deemed relevant, Ladenburg is of the opinion that, as of the date of its opinion, the Merger Consideration to be received by the Public Stockholders of the Company with respect to the Merger is fair from a financial point of view to the Public Stockholders.

Interests of Messrs. Clark and La Maina in the Merger and the Company

         In considering the recommendation of the Board, you should be aware that Mr. Clark, the Chairman, Chief Executive Officer and a director of the Company, and Mr. La Maina, the President, Chief Operating Officer and a director of the Company have relationships or interests in the Merger and the transactions contemplated thereby, including those referred to below, that are different from the interests of other stockholders and that may present actual or potential conflicts of interest. The Special Committee and Board were aware of these potential and actual conflicts of interest and considered them in evaluating the proposed Merger.

          Stock Ownership. As of the close of business on [________], 2002, fixed by the Board as the record date for the determination of stockholders of the Company entitled to notice of, and to vote at, the Company's special meeting to be held on [________], 2002 at [________] and any adjournments or postponements thereof (the "Special Meeting"), Mr. Clark, who will be a stockholder of DCPI Investco following the consummation of the Merger, beneficially owns 6,309,142 shares of Common Stock (which includes shares beneficially owned by Mrs. Clark), representing approximately 68% of the total outstanding shares of Common Stock and 818,605 shares of Class A Common Stock, representing approximately 90% of the total outstanding shares of Class A Common Stock of the Company on that date. In the Merger, Mr. Clark will be entitled to receive $12.50 for each share of Common Stock and a portion of the Class A Common Stock held by him. A portion of the Class A Common Stock held by Mr. Clark will be contributed to DCPI Investco for up to 20% of the outstanding common stock of DCPI Investco. Mr. Clark will receive $12.50 of common stock of DCPI Investco for each share of Class A Common Stock contributed to DCPI Investco. Mr. Clark is obligated to acquire, through the contribution of a portion of his shares of Class A Common Stock $6,028,600 of shares of common stock of DCPI Investco.

         As of the record date, Mr. La Maina, who will be a stockholder of DCPI Investco following the consummation of the Merger, beneficially owns 909,501 shares of Common Stock, representing approximately 10% of the total outstanding shares of Common Stock and 90,955 shares of Class A Common Stock, representing approximately 10% of the total outstanding shares of Class A Common Stock of the Company on that date. In the Merger, Mr. La Maina will be entitled to receive $14.50 for each share of Common Stock and a portion of the Class A Common Stock held by him. A portion of the Class A Common Stock held by Mr. La Maina will be contributed to DCPI Investco for up to 2.3% of the outstanding common stock of DCPI Investco. Mr. La Maina will receive $14.50 of common stock of DCPI Investco for each share of Class A Common Stock contributed to DCPI Investco. Mr. La Maina is obligated to acquire, through the contribution of a portion of his shares of Class A Common Stock $700,000 of shares of common stock of DCPI Investco.

         Stock Options. As of the date of the Merger Agreement, there were an aggregate of 289,589 options to purchase Common Stock granted by the Company outstanding under the Company's stock option plans, of which 257,725 were held by directors and executive officers of the Company. Mr. La Maina holds 200,649 stock options. Immediately prior to the time when the Merger is consummated (the "Effective Time"), all outstanding stock options are to be cancelled. In consideration of such termination, DCPI Investco will pay to the holder of each such stock option, in cash and as full settlement for such stock option, whether or not then exercisable, an amount determined by multiplying (i) the excess, if any, of $14.50 over the applicable exercise price per share of Common Stock subject to such stock option by (ii) the total number of shares of Common Stock subject to such stock option. Based upon such formula, Mr. La Maina will be entitled to receive approximately $2,267,000 in consideration for the termination of his stock options. See "THE MERGER AGREEMENT -- Stock Options."

     Directors and Officers of the Surviving Corporation. Upon consummation of the Merger, Messrs. Clark and La Maina will be elected to the board of directors of DCPI Investco and will constitute 2 of the 9 members of DCPI Investco's board of directors. In addition, Mr. Clark shall serve as Chairman and Chief Executive Officer of the Surviving Corporation and Mr. La Maina shall serve as the President and Chief Operating Officer of the of the Surviving Corporation.

     Employment Agreements. Effective upon the consummation of the Merger, each of Messrs. Clark and La Maina will have an employment agreement with the Surviving Corporation. There are no other plans, proposals or negotiations that relate to, or would result in, a change in the material terms of the employment agreements of the Company's executive officers. See "RELATED AGREEMENTS -- Employment Agreements."

     Indemnification Arrangements. The Company has entered into indemnification agreements, dated as of October 1, 2001, with each of its directors and senior officers (each individually, an "Indemnitee"). According to the terms of each indemnification agreement, the Company agrees to defend, indemnify and save harmless the Indemnitee against judgments, fines or settlements of actions arising out of the fact that the Indemnitee served as a director or senior officer of the Company, as the case may be, or served another entity at the request of the Company, unless (i) a judgment or other adjudication adverse to the Indemnitee establishes that the acts were committed in bad faith, by gross negligence or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated or (ii) as a result of such acts, the Indemnitee personally gained in fact a financial profit or other advantage to which the Indemnitee was not legally entitled. These agreements terminate upon the later of (i) 6 years after the Indemnitee has ceased to be a director or senior officer of the Company, as the case may be, or to serve another entity at the request of the Company or (ii) the final termination of all pending actions with respect to the Indemnitee. For a discussion of certain requirements in the Merger Agreement for the indemnification of directors and officers of the Company and the maintenance of directors' and officers' insurance, see "THE MERGER AGREEMENT -- Indemnification and Insurance."

Effect of the Merger

     Certificate of Incorporation and Bylaws of the Surviving Corporation. Pursuant to the Merger Agreement, the certificate of incorporation and bylaws of DCPI Mergerco in effect immediately prior to the Effective Time will be the certificate of incorporation and bylaws of the Surviving Corporation; provided
                                                                      --------
that, at the Effective Time, Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to reflect that the name of the Company shall be the name of the Surviving Corporation. See "THE MERGER AGREEMENT -- The Merger; Governance of the Surviving Corporation."

     Registration Under the Exchange Act. The Company's shares are currently registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which requires, among other things, that the Company furnish certain information to its stockholders and to the Securities and Exchange Commission (the "SEC") and comply with the Exchange Act's proxy rules in connection with meetings of the Company's stockholders. Upon consummation of the Merger, the Company intends to file with the SEC a certification to the effect that there are fewer than 500 holders of record and therefore would cease to be registered under the Exchange Act.

     Market for the Shares. The Company's shares are currently listed and traded on the Nasdaq National Market under the symbol "DCPI." Upon consummation of the Merger, the Company will no longer meet the criteria for continued listing on the Nasdaq National Market or trading on any other securities market and will accordingly be delisted. As a result of the Merger, these shares will no longer be outstanding.

         Continued Interest in the Company. Although the Company will continue its operations following completion of the Merger, the stockholders of the Company (other than Richard W. Clark and Francis C. La Maina) will no longer have an equity interest in the Company. Under Delaware law, stockholders of the Company who do not vote for adoption of the Merger Agreement and who comply with the requirements of section 262 of the DGCL may elect to receive, in cash, the judicially determined fair market value of their shares of Common Stock in lieu of the $14.50 Merger Consideration.

         Margin Regulations. The Company's shares are currently "margin securities" under the rules of the Federal Reserve Board. This has the effect, among other things, of allowing brokers to extend credit on the shares as collateral. Following consummation of the Merger, the shares will no longer qualify as margin securities.

Conduct of the Business of the Company if the Merger is not Consummated

         The Board has made no determination as to the direction of the Company should the Merger not be consummated, except that the Company may, from time to time, dispose of certain units of the restaurant operations due to the continued declining operating results from such units. The Board currently expects that the Company's present management will continue to operate the Company's business substantially as presently operated prior to the consummation of the Merger. However, even if the Merger is not consummated, management and the Board intend, from time to time, to evaluate and review the Company's businesses, operations, properties, management and other personnel, corporate structure, dividend policy and capitalization, and make such changes as are deemed appropriate and to continue to explore joint ventures and other opportunities to expand and enhance the Company's business.

Certain United States Federal Income Tax Consequences

         The following is a general summary of the material United States federal income tax consequences of the Merger to the Public Stockholders under provisions of the United States Internal Revenue Code of 1986, as amended (the "Code"), and existing regulations and administrative and judicial interpretations thereunder in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. The discussion applies only to Public Stockholders who hold shares of Common Stock as capital assets within the meaning of Section 1221 of the Code. In addition, the discussion does not apply to any stockholder who, after the Merger, will own (or be deemed to own under Section 318 of the Code) any shares of the Company, any Public Stockholder who is not a United States person within the meaning of Section 7701(a)(30) of the Code, any Public Stockholder who acquired shares in a compensatory transaction, including upon the exercise of an option, any Public Stockholder who holds shares as part of a hedging or conversion transaction, straddle or other risk reduction transaction, and any other category of Public Stockholder who is subject to special tax rules, such as financial institutions, insurance companies, broker-dealers and tax-exempt entities. In addition, the following discussion does not consider the effect of any state, local, foreign or other tax laws.

         SINCE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, YOU ARE ADVISED TO CONSULT WITH YOUR TAX ADVISOR AS TO THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE MERGER TO YOU.

         If the Merger is consummated, each Public Stockholder should be treated as having sold such Public Stockholder's shares in a taxable transaction. As a result, and subject to the discussion in the following paragraphs, a Public Stockholder should recognize capital gain or loss in an amount equal to the difference between the Merger Consideration and the Public Stockholder's adjusted tax basis in such shares. Any such capital gain or loss will be a long-term capital gain or loss if the Public Stockholder has held the shares for more than one year at the Effective Time even though the Merger Consideration is not paid to the Public Stockholder at the Effective Time. There are certain limitations on the deductibility of capital losses. Gain or loss must be determined separately for each block of the outstanding shares of Common Stock held by the Public Stockholders (i.e., shares acquired at the same cost in a single transaction).

         There is authority that, under certain circumstances, treats the disproportionate allocation of consideration among stockholders in a merger as a constructive payment (treated as ordinary income) from those stockholders receiving less than their pro-rata share of the merger consideration to those stockholders receiving more that their pro-rata share of the merger consideration, to the extent that the amount received as a result of the disproportionate allocation of the merger consideration exceeds the amount that would have been received had the merger consideration been allocated proportionately. Thus, there is a risk that the Internal Revenue Service could treat a portion (approximately $1.40) of the Merger Consideration received by each Public Stockholder as ordinary income because the Principal Stockholders are receiving less cash per share in the Merger.

         To prevent backup withholding with respect to the Merger Consideration payable to a Public Stockholder, the Public Stockholder must either (i) establish an exemption from backup withholding (e.g. because it is a corporation) or (ii) provide its taxpayer identification number to the Paying Agent, certify that the Public Stockholder is not subject to backup withholding and otherwise comply with the backup withholding rules under the Code. Backup withholding is not an additional tax; rather, any amount so withheld is credited against the Public Stockholder's federal income tax liability.

         Certain penalties may apply to a failure to furnish correct information. Public Stockholders should consult with their tax advisors as to the qualifications for an exemption from withholding and the procedures for obtaining an exemption.

Fees and Expenses

         Estimated fees and expenses (rounded to the nearest thousand dollars) incurred or to be incurred by the Company in connection with the Merger are approximately as follows:

         Legal, accounting and financial advisors' fees and expenses ..........  $[___________]
         Securities and Exchange Commission filing fee ........................  $   13,000.00
         Printing and mailing expenses ........................................  $[___________]
         Miscellaneous ........................................................  $[___________]
                  Total .......................................................  $[___________]

         The Merger Agreement provides that, except in certain circumstances, in the event of termination of the Merger Agreement without consummation of the Merger, the Company, on the one hand, and DCPI Investco and DCPI Mergerco, on the other hand, will pay their own expenses. The fees and expenses to be borne by the Company will include those of financial advisors, accountants and counsel for the Company and the Special Committee, and fees and expenses for the preparation, printing, mailing and filing of documents used in connection with the Merger, except that the SEC filing fees relating to this proxy statement will be split equally between the Company and DCPI Investco.

         If the Merger Agreement is terminated due to the Company's accepting a Superior Proposal (as defined in the Merger Agreement), then the Company shall pay DCPI Investco a termination fee equal to $4,250,000, or $4,085,000 if the Company accepts a Superior Proposal which provides for the payment of consideration to the Principal Stockholders in excess of $13.00 per share in respect of the Common Stock and Class A Common Stock of the Principal Stockholders. See "THE MERGER AGREEMENT -- Termination."

         Neither the Company, DCPI Investco or DCPI Mergerco will pay any fees or commissions to any broker or dealer or any other person for soliciting proxies pursuant to the Merger. Brokers, banks, and other custodians, nominees and fiduciaries will, upon request, be reimbursed by the Company for reasonable out-of-pocket expenses incurred by them in forwarding proxy soliciting materials to the beneficial owners of shares.

Accounting Treatment

         For accounting and financial reporting purposes, the Merger will be accounted for as a purchase.

Financing of the Merger

         The Company and DCPI Investco estimate that the total amount of funds required to consummate the Merger, and to pay the related fees and expenses, will be approximately $133 million. DCPI Investco expects to obtain these funds from the following sources:

..    DCPI Investco will raise $23.4 million from the sale of common stock of
     DCPI Investco to its existing stockholders, Capital Communications, Mosaic Media Group, Inc., Jules Haimovitz and Henry Winterstern.

..    DCPI Investco will arrange for approximately $41.5 million of indebtedness on the following terms:

         . $20 million of senior debt with a 5-year term that will accrue interest at a rate equal to the London InterBank Offered Rate plus 500 basis points per annum;

         . $15 million of mezzanine debt with a 7-year term that will accrue interest at a rate equal to 12.5% per annum, of which 2.5% will be payable in kind; and

         . $6.5 million of bridge financing with a 2-year term that will accrue interest at a rate equal to 20% per annum, payable in cash or in kind.

..    The remaining $70 million of financing will come from cash held by the
     Company.

         Capital Communication has agreed to provide DCPI Investco with sufficient funds to enable it to satisfy its obligations under the Merger Agreement.

Regulatory Approvals

         The Company does not believe that any material federal or state regulatory approvals, filings or notices are required by the Company in connection with the Merger other than (i) filings required under the Exchange Act, (ii) filing of a certificate of merger with the Delaware Secretary of State, and (iii) filings under applicable alcohol and beverage laws and regulations relating to liquor licenses used in connection with the Company's restaurant business. The Company believes that none of such filings would present an obstacle to the prompt completion of the Merger.

Risks that the Merger will not be Consummated

         Consummation of the Merger is subject to certain conditions, including adoption of the Merger Agreement by a majority of the stockholders of the Company. See "THE MERGER AGREEMENT -- Conditions to the Merger." Even if the requisite approval by stockholders is obtained, there can be no assurance that the Merger will be consummated. See "LITIGATION PERTAINING TO THE MERGER."

Appraisal Rights

         Record holders of the Common Stock are entitled to appraisal rights under Section 262 of the DGCL in connection with the Merger. The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by reference to the full text of
Section 262 which is reprinted in its entirety as Annex D to this proxy statement. Except as set forth herein and in Annex D, holders of Common Stock will not be entitled to appraisal rights in connection with the Merger.

         Under the DGCL, record holders of Common Stock who follow the procedures set forth in Section 262 and who have not voted in favor of the adoption of the Merger Agreement (including record holders who abstain from voting) will be entitled to have their Common Stock appraised by the Delaware Court of Chancery (the "Court") and to receive payment of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, as determined by such court.

         Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, as in the case of the Special Meeting, not less than 20 days prior to such meeting, the company must notify each of the holders of common stock at the close of business on the record date for such meeting that such appraisal rights are available and include in each such notice a copy of Section 262. This proxy statement constitutes such notice for purposes of the Special Meeting. Any stockholder of record who wishes to exercise appraisal rights should review the following discussion and Annex D carefully because failure to timely and properly comply with the procedures specified in
Section 262 will result in the loss of appraisal rights under the DGCL.

         A holder of Common Stock wishing to exercise appraisal rights must deliver to the Company, before the vote on the adoption of the Merger Agreement at the Special Meeting, a written demand for appraisal of such holder's Common Stock. A holder of Common Stock will not satisfy the notice requirement under
Section 262, if the holder merely votes against the Merger. In addition, a holder of Common Stock wishing to exercise appraisal rights must hold of record such Common Stock on the date the written demand for appraisal is made and must continue to hold such Common Stock through the Effective Time.

         Only a holder of record of Common Stock is entitled to assert appraisal rights for the Common Stock registered in that holder's name. A demand for appraisal should reasonably inform the Company of the holder's identity and that the holder intends to demand an appraisal with respect to such holder's Common Stock.

         Within 10 days after the Effective Time, the Company, as the Surviving Corporation, must send a notice as to the effectiveness of the Merger to each person who has satisfied the appropriate provisions of Section 262 and who has not voted in favor of adoption of the Merger Agreement as of the Effective Time. Within 120 days after the Effective Time, but not thereafter, the Surviving Corporation or any such stockholder who has satisfied the foregoing conditions and is otherwise entitled to appraisal rights, may file a petition in the Court demanding a determination of the "fair value" of the Common Stock held by such stockholder. If no such petition is filed, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their Common Stock. Stockholders of the Company who wish to exercise their appraisal rights should therefore regard it as their obligation to take all steps necessary to perfect their appraisal rights in the manner prescribed in Section 262.

         Within 120 days after the Effective Time, any record holder of Common Stock who has complied with the provisions of Section 262 will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares of Common Stock not voted in favor of approval of the Merger Agreement and with respect to which demands for appraisal were received by the Company, and the aggregate number of holders of such shares of Common Stock. Such statement must be mailed within ten (10) days after the written request therefor has been received by the Surviving Corporation or within ten (10) days after expiration of the time for delivery of demands for appraisal under Section 262, whichever is later.

         If a petition for appraisal is timely filed, after a hearing on such petition, the Court will determine the holders of Common Stock entitled to appraisal rights and will appraise the "fair value" of the shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the "fair value." Holders considering seeking appraisal should be aware that the "fair value" of their Common Stock as determined under Section 262 could be more than, the same as or less than the value of the Merger Consideration that they would otherwise receive if they had not sought appraisal of their Common Stock. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community are otherwise admissible in court" should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The Court will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of Common Stock have been appraised. The costs of the action may be determined by the Court and taxed upon the parties as the Court deems equitable. Upon application of a holder, the Court may also order that all or a portion of the expenses incurred by any holder of Common Stock in connection with an appraisal, including without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all of the Common Stock entitled to appraisal.

         Any stockholder of the Company who has duly demanded an appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote such stockholder's Common Stock for any purpose nor, after the Effective Time, be entitled to the payment of dividends or other distributions thereon (except dividends or other distributions payable to stockholders of record at a date which is prior to the Effective Time).

         If no petition for an appraisal is filed within the time provided, or if a stockholder of the Company delivers to the Surviving Corporation a written withdrawal of his or her demand for an appraisal and an acceptance of the Merger, within 60 days after the Effective Time or with the written approval of the Surviving Corporation thereafter, then the right of such stockholder to an appraisal will cease and such stockholder shall be entitled to receive the Merger Consideration. No pending appraisal proceeding in the Court will be dismissed as to any stockholder without the approval of the Court, which approval may be conditioned on such terms as the Court deems just.

STOCKHOLDERS DESIRING TO EXERCISE THEIR APPRAISAL RIGHTS SHOULD STRICTLY COMPLY WITH THE PROCEDURES SET FORTH IN SECTION 262 OF THE DGCL. FAILURE TO FOLLOW ANY OF SUCH PROCEDURES MAY RESULT IN A TERMINATION OR WAIVER OF APPRAISAL RIGHTS UNDER SECTION 262 OF THE DGCL.

                       LITIGATION PERTAINING TO THE MERGER

         On February 14, 2002, the Company issued a press release announcing that it had entered into the Merger Agreement. The following day, a putative class action complaint was filed in the Superior Court of the State of California, County of Los Angeles on behalf of Walter Valenti and an alleged class of Unaffiliated Stockholders of the Company. The complaint names the Company and its directors as defendants and alleges that the defendants have engaged in acts of self-dealing and have violated fiduciary duties of "care, loyalty, candor and independence" owed to the Unaffiliated Stockholders in connection with the Merger. The complaint further alleges that the $14.50 price per share is inadequate. The complaint seeks, among other things, injunctive relief blocking the consummation of the Merger, or if it is consummated, rescinding the Merger; imposition of a constructive trust, on behalf of the plaintiff, upon any benefits received by defendants as a result of their allegedly wrongful conduct; and costs and disbursements of the action, including attorneys' and experts' fees in unspecified amounts. As of the date of this proxy statement, the time for the defendants to respond to the complaint has not yet expired.

                              THE MERGER AGREEMENT

         The following is a summary of the material provisions of the Merger Agreement. This summary is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement and incorporated herein by reference. Any capitalized terms used and not defined below have the meanings given to them in the Merger Agreement.

The Merger; Governance of the Surviving Corporation

         The Merger Agreement provides that, upon the terms and provisions of and subject to the conditions set forth in the Merger Agreement and the Certificate of Merger, DCPI Mergerco will be merged with and into the Company at the Effective Time. Following the Effective Time, DCPI Mergerco will cease to exist as a separate entity and the Company shall be the Surviving Corporation.

         The directors of DCPI Mergerco immediately prior to the Effective Time will be the directors of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Corporation.

Effective Time of the Merger

         The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time as is specified in the Certificate of Merger.

Merger Consideration; Exchange Procedure

         At the Effective Time, each share of the Capital Stock issued and outstanding immediately prior to the Effective Time (except for shares of Common Stock held by stockholders who exercise their appraisal rights) will be cancelled and automatically converted into the right to receive $14.50 in cash, without interest or any other payment, with the exception that each issued and outstanding share of the Capital Stock held by the Principal Stockholders will be cancelled and automatically converted into the right to receive $12.50 in cash, without interest or any other payment.

         Promptly after the Effective Time, the Surviving Corporation will cause a Paying Agent to mail to each holder of record of a certificate or certificates which represented outstanding shares of the Capital

Stock immediately prior to the Effective Time, a letter of transmittal and instructions for surrendering such certificates in exchange for the Merger Consideration.

Stock Options

         Immediately prior to the Effective Time of the Merger, all outstanding stock options are to be cancelled. In consideration of such termination, DCPI Investco will pay to the holder of each such stock option, in cash and as full settlement for such stock option, whether or not then exercisable, an amount determined by multiplying (i) the excess, if any, of $14.50 over the applicable exercise price per share of Common Stock subject to such stock option by (ii) the total number of shares of Common Stock subject to such stock option.

Representations and Warranties

         The Merger Agreement contains, subject to specified exceptions and qualifications, representations and warranties customary in transactions of this type, including the representations and warranties by the Company with regard to the following:

..    organization, standing and corporate power;
..    subsidiaries;
..    capital structure;
..    consents and approvals required for the Merger;
..    filings with the SEC and accuracy of information presented in such filings and financial statements;
..    environmental matters;
..    absence of any recent material change or event;
..    absence of material litigation;
..    employee benefits and plans;
..    tax matters;
..    licenses or permits necessary to conduct business;
..    state takeover statutes;
..    fees for brokers or finders;
..    intellectual property matters;
..    real property matters;
..    insurance coverage;
..    material contracts;
..    board consent and recommendation;
..    related party transactions;
..    stockholder vote required;
..    employee relations and other labor-related matters;
..    opinion of financial advisors;
..    NASDAQ qualification; and
..    memorabilia owned by the Company.

         The Merger Agreement also contains representations and warranties made by DCPI Investco, DCPI Mergerco and Capital Communications, jointly and severally, relating to the following:

..    organization, standing and similar corporate powers;
..    consents and approvals required for the Merger;
..    financing to be provided by Capital Communications to DCPI Investco and
     DCPI Mergerco;

..    accuracy of information supplied for inclusion in the proxy statement;
..    balance sheet of Capital Communications;
..    no ownership of any Common Stock; and
..    fees for brokers or finders.

Conduct of Business Pending the Merger

         The Merger Agreement provides that, with certain exceptions, prior to the Effective Time, the Company will conduct its business in all material respects in the ordinary course consistent with past practices and to use commercially reasonable efforts to:

..    preserve the Company's business organization;
..    keep available the services of the Company's key officers and employees;
     and
..    preserve existing material business relationships.

         The Merger Agreement also provides that, with certain exceptions, prior to the Effective Time, the Company will not take and will prevent its subsidiaries from taking any of the following actions, without the prior consent of DCPI Investco (which consent may not be unreasonably withheld or delayed):

..    amending any charter, bylaws or similar organizational documents, except as may be required by applicable law;
..    issuing, selling, or transferring any class or series of Capital Stock other than shares reserved for issuance on the date of the Merger Agreement pursuant to the exercise of stock options outstanding on the date of the Merger Agreement;
..    effecting dividends or other distributions on their Capital Stock, other than dividends and distributions by any direct or indirect wholly-owned subsidiary of the Company;
..    effecting splits, combinations or reclassifications of their Capital Stock;
..    effecting redemptions, purchases or other acquisitions of the Capital Stock other than in connection with the exercise of stock options outstanding as of the date of the Merger Agreement;
..    modifying, amending or terminating any of its material contracts, rights or claims of the Company or its subsidiaries, except in the ordinary course of business consistent with past practice;
..    prepaying liabilities outside the ordinary course of business consistent with past practice;
..    entering into any commitments to produce projects whose production budgets will exceed the licensing fee or third party financing by more than
     $250,000 for any single expenditure or $500,000 in the aggregate;
..    incurring, modifying or assuming any Indebtedness, other than in the ordinary course of business consistent with past practice;
..    becoming liable or responsible, directly or otherwise, for the obligations of any other person or entity, except in the ordinary course of business consistent with past practices;
..    making any loans, advances or capital contributions to, or investments in any other person or entity, except in the ordinary course of business consistent with past practices;
..    entering into any material commitments or transactions for the sale or lease of assets or real estate, except in the ordinary course of business consistent with past practices, and for any sale, transfer or other disposition of assets related to the restaurant business;
..    effecting transfers, leases, or sales of any assets, other than in the ordinary course of business consistent with past practice or in connection with any sale, transfer or other disposition of any of the Company's restaurants;

..    changing the compensation or benefits to officers, directors, employees or other agents of the Company or its subsidiaries, other than in the ordinary course of business consistent with past practice;
..    purchasing assets, other than in the ordinary course of business consistent with past practices;
..    hiring any permanent non-production full time new employees that would create a new position at the Company with a salary in excess of $75,000;
..    failing to file, on a timely basis, including allowable extensions, all tax returns required to be filed by the Company with the appropriate tax authorities;
..    changing accounting methods used by the Company or its subsidiaries unless required by generally accepted accounting principles;
..    settling any litigation in excess of $250,000 that is not covered by insurance; and
..    entering into agreements to engage in any action prohibited under the
     Merger Agreement.

No Solicitation of Offers; Notice of Proposals from Third Parties

         The Company has agreed (and shall cause its officers, directors, employees, representatives and agents, including investment bankers, attorneys and accountants) not to encourage, solicit, participate in or initiate (including by way of furnishing or disclosing non-public information) or knowingly take any action designed to facilitate any discussions, inquiries, negotiations or the making of any proposals with respect to or concerning any merger, consolidation, share acquisition, asset purchase, share exchange, business combination, tender offer, exchange offer or similar transaction involving the acquisition of all or a substantial portion of the assets of the Company and its subsidiaries, taken as a whole, or a significant equity interest in (including by way of tender offer), or a recapitalization or restructuring of, the Company.

         However, the Company may furnish information (including non-public information) to any person or entity pursuant to appropriate confidentiality agreements and may negotiate and participate in discussions and negotiations with such person concerning an Acquisition Proposal if: (A) such entity or group has, on an unsolicited basis, submitted a bona fide written proposal to the Board of the Company relating to any such transaction which the Board determines in good faith, consistent with advice of an independent investment banker, (i) is reasonably capable of being funded on the disclosed terms and (ii) is reasonably likely to be consummated in accordance with its terms; and (B) in the opinion of the Special Committee such action is reasonably expected to be required in order to discharge the Board's fiduciary duties to the stockholders of the Company under applicable law, determined only after the Special Committee concludes in good faith that the Acquisition Proposal could reasonably be expected to constitute a proposal that is superior, from a financial point of view with respect to the Public Stockholders.

No Litigation Settlements

         Except as set forth in the Merger Agreement, prior to the termination of the Merger Agreement, the Company will not settle any litigation commenced after the date of the Merger Agreement that relates to the Merger, the Merger Agreement, or other transactions contemplated thereby, without the prior written consent of DCPI Investco, which consent may not be unreasonably withheld or delayed.

Stockholders Meeting

         The Merger Agreement provides that the Company will take all actions necessary in accordance with the laws of the State of Delaware including calling a special meeting of the Company's stockholders as promptly as practicable, which is the special meeting to which this proxy statement relates, to consider and adopt the Merger Agreement and the Merger. If an alternative Acquisition Proposal is received by the Company that is deemed by the Special Committee of the Board to be a Superior Proposal, then the Company may postpone the special meeting for up to 12 business days.

         Notwithstanding the foregoing, in the event that DCPI Investco, DCPI Mergerco and any other Subsidiary of DCPI Investco acquire at least 90% in the aggregate of the outstanding shares of the Capital Stock, the parties to the Merger Agreement will take all steps needed to cause the Merger to become effective as soon as practicable without a meeting of the stockholders of the Company, in accordance with Section 253 of the DGCL.

Proxy Statement and Related Documents

         The Merger Agreement provides that, if required under applicable law, the Company will prepare and file this proxy statement and a Schedule 13E-3 with the SEC relating to the Merger and other transactions contemplated by the Merger Agreement. The Company will mail this proxy statement to the stockholders of the Company as soon as the proxy statement and the Schedule 13E-3 have been cleared by the SEC. Except as expressly permitted in the Merger Agreement, this proxy statement will include the recommendation of the Board in favor of the adoption of the Merger and the Merger Agreement.

Access to Information

         The Merger Agreement provides that, prior to the Effective Time, DCPI Investco and its officers, employees, accountants, counsel, financial advisors and other representatives will have reasonable access to all properties, books, contracts and records of the Company and its subsidiaries and may receive copies of each additional report or other document filed by the Company or its subsidiaries pursuant to federal and state securities laws.

Confidentiality

         The Merger Agreement provides that, notwithstanding the termination of the Merger Agreement, each of Capital Communications, DCPI Investco and DCPI Mergerco will keep and will cause their respective representatives and agents to keep confidential all Confidential Information about and furnished by the Company unless otherwise agreed to by the Company.

Indemnification and Insurance

         The Merger Agreement provides that the articles of incorporation and the bylaws of the Surviving Corporation and its subsidiaries immediately after the Effective Time are required to contain provisions concerning indemnification and exculpation from liability that are at least as favorable to the persons to be indemnified as the terms of such provisions exist for the Company and its subsidiaries on the date of the Merger Agreement. Such provisions are not be repealed or modified for a period of 6 years after the Effective Time in a manner that would adversely affect the rights of such parties on or prior to the Effective Time.

         The Merger Agreement provides that the Surviving Corporation is obligated to maintain officers' and directors' liability insurance and fiduciary liability insurance covering the persons to be indemnified for a period of 6 years after the Effective Time at terms no less advantageous to such persons. If enforcement of such indemnification provisions is required, the Surviving Corporation is required to advance to the persons to be indemnified amounts needed to pay all reasonable expenses such as attorneys' fees and disbursements and costs of investigation.

Expenses

     All fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement will be paid by the party incurring such fees or expenses, except that the SEC filing fees relating to this proxy statement will be split equally between the Company and DCPI Investco.

Conditions to the Merger

     Except as otherwise set forth in the Merger Agreement, the obligations of DCPI Investco and DCPI Mergerco to complete the Merger are subject to the satisfaction of each of the following conditions:

..  the representations and warranties of the Company shall be true and correct on the date of the Merger Agreement and at and as of the closing date;
.. the Company will have performed in all material respects any material obligation required to be performed by it under the Merger Agreement at or prior to the closing date;
.. certain required authorizations, consents or approvals from any Governmental Entities and third parties indicated in the Merger Agreement or the Disclosure Schedules shall have been obtained or made, free of any material condition, prior to the closing date;
.. there shall be no actual litigation or pending action against the Company challenging the Merger, the Merger Agreement or the transactions contemplated thereby which would reasonably be expected to have a material adverse effect on the Company or any of the transactions contemplated by the Merger Agreement;
.. the voting agreement and the non-competition agreement shall have been duly executed and delivered, Mr. Clark shall have performed all of his obligations under such agreements as required to be performed by him on or prior to the Closing, and there shall not have been any breach of the voting agreement by the Principal Stockholders or the non-competition agreement by Mr. Clark;
.. an officer's certificate in the form provided in the Disclosure Schedules shall have been executed and delivered by each of Messrs. Clark, La Maina and Simon; and
..  DCPI Investco shall have received a statement that satisfies DCPI
   Investco's obligations under Treasury Regulation Section 1.1445-2(b)(2), relieving DCPI Investco of any obligation to withhold any portion of payments pursuant to the Merger Agreement to any of the Principal Stockholders or any other stockholder of the Company.

     Except as otherwise set forth in the Merger Agreement, the obligations of the Company to complete the Merger are subject to the satisfaction of each of the following conditions:

.. the representations and warranties of Capital Communications, DCPI Investco and DCPI Mergerco shall be true and correct on the date of the Merger Agreement and at and as of the closing date; and
.. each of Capital Communications, DCPI Investco and DCPI Mergerco shall have performed in all material respects any material obligation required to be performed by it under the Merger Agreement at or prior to the closing date.

     Except as otherwise set forth in the Merger Agreement, the respective obligations of each party to complete the Merger are subject to the satisfaction of each of the following conditions:

.. either the Company shall have obtained the affirmative vote of a majority of votes entitled to be cast by holders of the outstanding shares of Common Stock and Class A Common Stock of the Company, voting together as a class, whether in person or by proxy, or the Merger can be consummated without a meeting of stockholders in accordance with Section 253 of the DGCL; and

.. no injunctions or restraints preventing the consummation of the Merger or the transactions contemplated thereby shall be in effect.

Termination

     The Merger Agreement may be terminated at any time prior to the Effective Time as follows:

..  by the mutual written consent of DCPI Investco and the Company;
.. by either DCPI Investco or the Company if: the Merger has not been consummated on or before July 31, 2002; its consummation is prohibited under a statute, rule, regulation, or order; or a restraining order enjoins or prohibits the consummation of the Merger;
.. by either DCPI Investco or the Company if the other party is in material breach of its representation or warranties contained in the Merger Agreement or fails to perform in any material respect its covenants on its part to be observed or performed in the Merger Agreement; or
.. by the Company, if the Board, after consulting with outside legal counsel and its financial advisors, shall have determined in good faith that an agreement in connection with a Superior Proposal should be approved and entered into because consummating the transactions contemplated by the Merger Agreement would not result in a transaction which shall be more favorable to the Company's stockholders, other than the Principal Stockholders, from a financial point of view, than the transaction contemplated by the Superior Proposal.

     In the event of termination of the Merger Agreement by either the Company or DCPI Investco, the Merger Agreement shall forthwith become void and have no effect. In the event that the Company terminates the Merger Agreement because it has a Superior Proposal, then the Company shall concurrent with such termination pay DCPI Investco a fee equal to $4,250,000, or $4,085,000 if such Superior Proposal provides the Principal Stockholders with payment of Merger Consideration in excess of $13.00 per share in respect of their Common Stock and Class A Common Stock. Payment of the termination fee is not required if Capital Communications, DCPI Investco or DCPI Mergerco is in material breach of its representations and warranties or fails to perform in any material respect its covenants or other agreements as required by the Merger Agreement. If the Company terminates the Merger Agreement in such circumstances, then Capital Communications, DCPI Investco, DCPI Mergerco or any affiliated entity will be prohibited for two years from the date of termination from initiating or participating in any hostile tender offer for the Capital Stock of the Company.

Amendment and Waiver

     The Merger Agreement may be amended at any time by mutual written agreement of the parties signed on behalf of each of the parties which complies with all applicable laws.

     At any time prior to the Effective Time, the parties may extend the time for or waive the performance of any obligations or other acts of the other parties. Such extension or waiver shall be valid only if is set forth in an instrument in writing signed on behalf of such party. The failure of any party to assert any of its rights under the Merger Agreement or otherwise shall not constitute a waiver of those rights.

                               RELATED AGREEMENTS

Voting Agreement

         As a condition and inducement to DCPI Investco entering into the Merger Agreement, the Principal Stockholders entered into a voting agreement, dated as of February 13, 2002, with DCPI Investco relating to 6,309,142 shares of Common Stock and 818,605 shares of Class A Common Stock of the Company owned by the Principal Stockholders. DCPI Investco did not pay any additional consideration to the Principal Stockholders in connection with the execution and delivery of the Voting Agreement.

         Pursuant to the voting agreement, the Principal Stockholders have agreed, with respect to all of their shares, (i) to vote in the manner specified by DCPI Investco on all matters regarding the Merger and the transactions contemplated thereby or any alternate Acquisition Proposal (as defined in the Merger Agreement) as to which the Principal Stockholders are entitled to vote at a meeting of the stockholders of the Company, and (ii) to express consent or dissent to corporate action in writing without a meeting in the manner specified by DCPI Investco for all matters regarding the Merger and the transactions contemplated thereby or any alternate Acquisition Proposal to which stockholders are allowed to express consent or dissent in writing without a meeting.

         Pursuant to the voting agreement, each of the Principal Stockholders has also granted to and appointed Pierre Belanger and Helene Belanger, each of whom is an officer of DCPI Investco, or either of them in their respective capacities as officers of DCPI Investco, with full power of substitution, as attorneys and proxies to vote all the shares held by the Principal Stockholders on all matters regarding the Merger and the transactions contemplated thereby or any alternate Acquisition Proposal as to which the Principal Stockholders are entitled to vote at a meeting of the stockholders of the Company, or to which the Principal Stockholders are entitled to express consent or dissent to corporate action in writing without a meeting, in their absolute, sole and binding discretion. The voting agreement will terminate upon the Effective Time or the termination of the Merger Agreement in accordance with its terms.

         In the event that the Merger Agreement is terminated due to the Company accepting a Superior Proposal, the voting agreement will be terminated and the Principal Stockholders will pay DCPI Investco an amount equal to 50% of the net proceeds received by the Principal Stockholders from the Superior Proposal exceeding $12.50 but not in excess of $14.00 per share of their Common Stock and Class A Common Stock.

Employment Agreements

         The Company, DCPI Investco and Richard W. Clark are parties to an employment agreement, dated as of February 13, 2002, pursuant to which Mr. Clark, upon the closing of the Merger, will continue to serve as Chairman and Chief Executive Officer of the Company. The employment agreement provides for a term commencing on and as of the date of the consummation of the Merger, at which point in time the employment agreement is deemed to be in effect and expiring on June 30, 2007, unless earlier terminated by the Company or Mr. Clark to the extent permitted by the employment agreement. The employment agreement also provides that unless the Company gives written notice to Mr. Clark prior to April 1, 2006 that the Company does not intend that the term of Mr. Clark's employment be extended, Mr. Clark's employment agreement term shall automatically extend for an additional period of five years from its then-current expiration date. The employment agreement provides for a base salary of $975,000, which is increased on an annual basis in accordance with the consumer price index for Los Angeles, CA and a bonus determined in accordance with the Company's newly created Management Bonus Plan which is similar to the Company's current bonus plan and provides annual awards based on the amount EBITDA exceeds a predetermined threshold for each such fiscal year. The employment agreement also provides for various payments to Mr. Clark should the Company terminate Mr. Clark's employment with the Company other than for Cause (as such term is defined in the employment agreement) or materially reduces Mr. Clark's responsibilities or should Mr. Clark terminate his employment upon a Change of

Control (as such term is defined in the employment agreement). Such payments include full vesting of Mr. Clark's stock options and payment of base salary and bonus for the greater of three years or the remainder of the term of Mr. Clark's employment agreement. In addition, the Company shall reimburse Mr. Clark for certain excise taxes imposed upon him due to payments received on account of a change in control of the Company. Pursuant to the employment agreement, DCPI Investco will grant to Mr. Clark (i) options to purchase voting shares of DCPI Investco representing 3% of the number of outstanding shares of DCPI Investco at an exercise price of $1.00 per share, and (ii) options or warrants to purchase non-voting shares of DCPI Investco representing 3% of the number of voting and non-voting outstanding shares of DCPI Investco at an exercise price of $0.01 per share, each grant to be effective upon the consummation of the Merger. The employment agreement will terminate, and be of no force and effect, if the Merger is not consummated and Mr. Clark will then be subject to his current employment agreement with the Company.

         The Company, DCPI Investco and Francis C. La Maina are parties to an employment agreement, dated as of February 13, 2002, pursuant to which Mr. La Maina will continue to serve as President and Chief Operating Officer of the Company. The employment agreement provides for a term commencing on and as of the date of the consummation of the Merger and expiring on June 30, 2007, unless earlier terminated by the Company or Mr. La Maina to the extent permitted by the employment agreement. The employment agreement also provides that unless the Company gives written notice to Mr. La Maina prior to April 1, 2005 that the Company does not intend that the term of Mr. La Maina's employment be extended, Mr. La Maina's employment agreement term shall automatically extend for an additional period of five years from its then-current expiration date. The employment agreement provides for a base salary of $604,439, which is increased on an annual basis in accordance with the consumer price index for Los Angeles, CA and a bonus determined in accordance with the Company's Management Bonus Plan which provides annual awards based on the amount EBITDA exceeds a predetermined threshold for each such fiscal year. The employment agreement also provides for various payments to Mr. La Maina should the Company terminate Mr. La Maina's employment with the Company other than for Cause (as such term is defined in the employment agreement) or materially reduces Mr. La Maina's responsibilities or should Mr. La Maina terminate his employment upon a Change of Control (as such term is defined in the employment agreement). Such payments include full vesting of Mr. La Maina's stock options and payment of base salary and bonus for the greater of three years or the remainder of the term of Mr. La Maina's employment agreement. In addition, the Company shall reimburse Mr. La Maina for certain excise taxes imposed upon him due to payments received on account of a change in control of the Company. In addition, DCPI Investco shall grant to Mr. La Maina options to purchase voting shares representing 2.5% of the outstanding shares of DCPI Investco at an exercise price of $1.00 per share, such grant to be effective upon the consummation of the Merger. After two years of service under the employment agreement, an option will exist to act as a consultant for the greater of two years or the remainder of the term of Mr. La Maina's employment agreement resulting in a 50% reduction in compensation and termination of 50% of Mr. La Maina's unvested stock options. The employment agreement will terminate, and be of no force or effect, if the Merger is not consummated and Mr. La Maina will then be subject to his current employment agreement with the Company.

         Mr. La Maina's employment agreement also provides that during his employment with the Company or during the Consultancy Period (as such term is defined in the employment agreement), if applicable, and for one year after Mr. La Maina voluntary terminates his employment or consulting with the Company, or the Company terminates Mr. La Maina's employment for Cause (as such term is defined in the employment agreement), Mr. La Maina shall not engage or be interested, in any capacity, in any other business which is competitive with the Company and its subsidiaries anywhere in the world, subject to certain permitted exceptions. Further, Mr. La Maina is bound under the employment agreement not to disclose or use in competition with the Company any non-public or proprietary confidential information regarding the Company. Lastly, Mr. La Maina may not solicit, while employed by the Company or for one year thereafter, any person (other than his personal assistants) for employment who was employed full-time by the Company during the last year of Mr. La Maina's term under the employment agreement. Mr. La Maina's employment agreement also includes a confidentiality provision in which Mr. La Maina agrees that he will not disclose any confidential information or utilize such information for his benefit or for the benefit of third parties.

Non-Competition and Non-Solicitation Agreement

         DCPI Investco and Richard W. Clark are parties to a non-competition and non-solicitation agreement, dated February 13, 2002, pursuant to which Mr. Clark covenants and agrees that for the later of five years from the date of the agreement, or the one year anniversary of the termination of his employment in accordance with the employment agreement entered into on February 13, 2002, he will not, in any capacity except on behalf of the Company, engage in business competitive to the Company (as such term is defined in the non-competition and non-solicitation agreement), attempt to persuade a client of the Company to reduce the amount of business conducted with the Company, solicit for employment any current employees or those employed by the Company in the preceding 12 months, or render for any client services normally provided by the Company except as permitted in the employment agreement. If Mr. Clark is terminated Without Cause (as defined in the employment agreement) the foregoing provisions are terminated. The agreement also includes a confidentiality provision in which Mr. Clark agrees that he will not disclose any Confidential Information (as such term is defined in the non-competition and non-solicitation agreement), or utilize such information for his benefit or for the benefit of third parties. This non-competition and non-solicitation agreement terminates upon the termination of the Merger Agreement in accordance with its terms.

                            BUSINESS OF DCPI MERGERCO

         DCPI Mergerco is a corporation that is wholly-owned by DCPI Investco, does not conduct any business activities and has been formed solely to effect the Merger. Pursuant to the Merger Agreement, DCPI Mergerco will be merged with and into the Company, with the Company as the Surviving Corporation.

                             BUSINESS OF THE COMPANY

Background

         The Company was incorporated in California in 1977 and was reincorporated in November 1986 as a Delaware corporation. Since 1957, the Company has developed and produced a wide range of television programming for television networks, first-run domestic syndicators (which provide programming, for independent and network affiliated stations), cable networks and advertisers.

         The Company's founder and principal stockholder is Richard ("Dick") W. Clark, who is one of the best-known personalities in the entertainment industry. Many of the Company's television and communications programs involve the executive producing services and creative input of Mr. Clark. However, Mr. Clark's performance services are not exclusive to the Company. In addition to Mr. Clark, the Company employs other experienced producers who are actively involved in the Company's entertainment business.

         The Company's two principal lines of business, according to industry segments, are (i) television production and related activities including the Company's corporate productions and communications activities, and (ii) restaurant operations, which the Company started in fiscal 1990 to capitalize on the popularity of its music-related television projects including the American Bandstand(R) television show.

Television Production and Related Activities

         The Company's television production division produces, licenses and distributes traditional television programming as well as non-traditional programming.

         Historically, the Company has produced entertainment television programming for daytime, primetime, and late night telecast. The Company's diverse programming has included awards shows, entertainment and comedy specials and series, children's programming, talk and game show series, movies-for-television and dramatic series. Many of the established television specials are produced annually and have become anticipated television events. This breadth of production, together with the Company's reputation for developing high-quality, popular shows on budget, distinguishes the Company as one of the most highly-regarded programming providers and versatile independent production companies in the entertainment industry.

         A majority of the Company's revenue is derived from the production and licensing of television programming. The Company's television programming is licensed to the major television networks, cable networks, domestic and foreign syndicators and advertisers. The Company also receives production fees from programming buyers who retain ownership of the programming. The Company has sold or licensed its programs to all of the major networks and to a number of first-run syndicators, cable broadcasters and advertisers.

         The Company owns the distribution rights to certain programming which are not subject to restrictions associated with the initial license agreement. The Company markets such programming in ancillary markets which include, among others, cable television, foreign and domestic rerun syndication and home video.

         Television Production. The Company develops and produces numerous television projects for broadcast on network television, first-run syndication and cable television including television awards programming, television specials, and series which include music, variety, dramatic and comedy programming formats, as well as reality-based programming.

         Awards Specials.  The Company is a leading television producer of award
         ----------------
specials, which are a significant part of the Company's television production business, and provide an ongoing foundation of consistent revenue each fiscal year. The Company has several long-term license agreements for recurring and annual specials, three of which expire in 2005 and one in 2011. Some of the Company's award specials include:

     . "The Golden Globe Awards" - The Company produces this awards program in association with the Hollywood Foreign Press Association, acknowledging excellence in television and motion pictures. "The 59th Annual Golden Globe Awards" (broadcast on NBC on January 20, 2002) marked the Company's nineteenth annual production of this awards program for the Hollywood Foreign Press Association.

     .   "The 29th Annual American Music Awards(R)" (broadcast in 2002 on
         ABC) - The Company's most enduring award special, which again was highly rated in the key demographic groups.

     . "The 37th Annual Academy of Country Music Awards" (to be broadcast on CBS) - This popular, long running awards production will be produced by the Company in 2002 for the twenty-fourth consecutive year.

  . "The 29th Annual Daytime Emmy Awards" (to be broadcast on CBS) - The 2002 awards program will be the Company's tenth year of production of this special presented by the National Academy of Television Arts & Sciences.

  . "The Family Television Awards" (broadcast on CBS) - The Company produced this awards program for the second time in fiscal 2002.

  . "Lifetime Presents: Disney's American Teacher Awards" (broadcast on Lifetime) - The Company produced this awards program for the first time in 2002.

     Television Specials. The Company's television specials serve two important
     -------------------
aspects as they may serve as pilots for the development of series programming and they may be produced on an annual or recurring basis. For example, the Bloopers(R) programs evolved from an entertainment special to a series and are still in production as television specials for ABC. Some of the Company's television specials include:

  .  three "Bloopers" specials (broadcast in 2002 on ABC);
  . "Dick Clark's New Year's Rockin' Eve(R) 2002" (broadcast on ABC), which was the Company's 29th year of production;
  . Pre- and post- shows in conjunction with Dick Clark's "New Years Rockin' Eve(R) 2002" special (broadcast on ABC); and
  . "Celebrity Boxing" special (broadcast in 2002 on Fox), which was rated number one in its time period.

       Series. The Company actively develops programs and ideas for potential
       ------
series production, which represents the most important area of development in terms of potential revenue and profit growth for the Company. Series programming presents many opportunities for long-term commitments and, in some cases, rerun potential. Some of the Company's recent series productions include:

  . In fiscal 2002, the Company produced and delivered 6 episodes of "The Chamber" for Fox.

  . In fiscal 2002, the Company produced and delivered a pilot and one episode of "Guerilla Concerts" for VH1.

  . In fiscal 2002, the Company executive produced and expects to deliver two pilots for NBC, "Erin Brockovich" and "Miss American Pie."

  . In fiscal 2001, the Company produced and delivered 13 episodes of "Beyond Belief(R)", hosted by "Star Trek's" Jonathan Frakes, for Fox. This series was first produced by the Company in fiscal 1997 with the initial six episodes hosted by James Brolin and in both fiscal 1998 and 1999, wherein 13 episodes, hosted by Jonathan Frakes were produced and delivered each fiscal year.

Of the series recently produced, the following have been cancelled by the networks.

  . In fiscal 2001, 22 one-hour episodes of the series "Your Big Break" were produced and delivered in conjunction with Endemol Entertainment, Inc., for broadcast syndication by Buena Vista Television. In fiscal 2000, 24 one-hour episodes of this series were produced and delivered. This series was syndicated to more than 90 percent of the United States, including the top 10 television markets.

  . In fiscal 2000, the Company produced 43.5 hours of the game show "GreedSM", hosted by Chuck Woolery (broadcast on Fox).

  . In fiscal 2000, the Company completed production on TNN's "Prime Time Country", a live one-hour, weeknight country music entertainment and variety series, which premiered in January 1996.

  . The syndicated talk show "Donny and Marie", for which the Company served as executive producer, also wrapped up in fiscal 2000.

     Television Licensing and Distribution. The Company is not committed exclusively to any one network, syndicator, cable network or other licensee for the licensing of the initial broadcast rights to all or any substantial part of the Company's programming.

     The Company's strategy is to develop programming that does not require deficit financing, such as reality and variety series and award and other event specials (which have the potential to be profitable in the first year of release as well as to be renewed annually). The typical license agreement for this type of programming provides for a fixed license fee to be paid in installments by the licensee to the Company for the right to broadcast a program or series in the United States for a specified number of times during a limited period of time. In some instances, the Company shares its percentage of net profits from distribution with third parties who contributed to the production of the program. In the case of license agreements involving specials, music, variety or game show series, the fixed license fee is ordinarily in excess of production and distribution costs. For selected projects, however, the Company may elect to produce programming for which the initial license fees will not cover its production and distribution costs in the first year of release.

     During the term of a first-run broadcast license, the Company occasionally retains all other distribution rights associated with the program, including foreign distribution rights. In the case of television movies, the Company often will pre-sell domestic, foreign and other rights in order to cover all of the production and distribution costs for the television movie. From time to time, the Company has entered into agreements with distribution companies (such as Alfred Haber, Inc., TVA International, Incendo Media Inc. and World International Network, LLC) for the foreign distribution of certain of its television programming and occasionally licenses such programming directly to foreign broadcasters.

     After the expiration of a first-run broadcast license, the Company makes the program available for other types of domestic distribution where the Company has retained ownership and/or distribution rights to the program. In fiscal 2000, the Company licensed 59 one-hour episodes of its "TV Bloopers and Practical Jokes", 22 one-hour episodes of its "Super Bloopers and New Practical Jokes" and 9 one-hour episodes of "TV Bloopers" (all of which had previously been broadcast on network television as one hour shows) to The National Network. The Company also retains the rights to the clips from its shows for use in its own productions as well as the ability to continue to market the clips to media archive customers. Additionally, the Company licenses the domestic rebroadcast rights to television movies from its library, which the Company is able to syndicate a number of times over a period of many years. For example, in fiscal 2002, the Company licensed the previously broadcast television movie "Man in the Santa Claus Suit"; in fiscal 2001 the Company renewed a license for the previously broadcast television movie, "A Cry For Help: The Tracy Thurman Story"; and in fiscal 2000, the Company licensed the previously broadcast television movie "The Good Doctor: the Paul Fleiss Story."

     The Company has also used its library of entertainment and music specials to create new programming and licensing opportunities including the following:

     .    Media Archives and Home Video. The Company believes that it owns one
          -----------------------------
          of the largest collections of musical performance footage from the 1950s to the present, including 16mm films that have been enhanced and transferred to video tape. The Company keeps an updated, computerized index of available material in order to easily access the performance footage. The Company also occasionally acquires the rights to license classic performances by popular recording artists. These rights are acquired from the copyright holders and then licensed for television, film, cable and home video. Although the Company's archives are used as source material for the Company's productions, the Company also actively licenses footage from its archives to third parties. In fiscal 2002, the Company licensed footage from its library to Time-Life Music, MTV, CNN, ABC and NBC, among many others.

     .    Live Shows. Certain Company concepts and trade names have been
          ----------
          licensed for use by third parties in live shows. For example, in fiscal 2000, the concept of the Dick Clark's "New Year's Rockin' Eve(R)" annual television special was licensed to Holland America Cruise Line for a theatrical show on its ships which ran through December 31, 2000.

     .    Trademark Licensing. In fiscal 2000, the Company licensed to
          -------------------
          International Game Technology, the largest slot machine manufacturer in the United States of America, the rights to develop three slot machines based on the Company's entertainment concepts for sale to gaming casinos. The slot machines are designed around the "New Year's Rockin' Eve(R)," "American Bandstand(R)," and "Bloopers(R)" concepts.

     Corporate Production and Communications Business. In January 1991, the
     ------------------------------------------------
Company established a subsidiary under the Company's entertainment division, dick clark communications, inc., in order to enter the corporate productions and communications business. This subsidiary specializes in the development and execution of non-traditional marketing communications programs, corporate meetings and special events, new product introductions, trade shows and exhibits, event marketing, film, video and leisure attractions. The Company's strategy is to provide value to its corporate communications clients by accessing the wide range of talent and production resources the Company utilizes for television production and by providing a level of creativity, production quality and efficiency that is uncommon in this market.

     The Company offers significant operating efficiencies and capitalizes on the Company's internal resources, particularly, in the area of television production. These resources help the Company provide solutions to businesses seeking alternatives to the traditional forms of communication to reach their intended audiences.

     The Company uses its "strategic entertainment" approach to create communications experiences, from live events and meetings to integrated marketing communications programs for major corporations. Through this unique blend of skills, the Company created corporate "experiences" for a variety of clients during fiscal 2001 including helping Microsoft launch Microsoft XP by producing a Sting concert live in New York and producing the Grand Opening Gala of the Grove at Farmers Market in Los Angeles.

     In collaboration with the CMJ Network and Coca-Cola, the Company announced a new category for "The 29th Annual American Music Awards" to recognize unsigned emerging talent and presented the first "New Music Award" at this show's January 2002 airing. The Company assisted in coordinating the events leading up to the final appearance on the American Music Awards, which included five semi-finalists that were chosen from the 50 artists/bands that were originally selected, participating in a mini tour of several colleges and universities around the country, culminating in a semi-finalist showdown where three finalists were selected. The finalists competed for the "New Music Award" in Los Angeles, days prior to the American Music Awards telecast in January 2002.

     The corporate production and communications business has recently experienced a slowing due to reduced corporate spending, resulting from, among other things, weak general economic conditions exacerbated by the September 11, 2001 terrorist attacks in New York, Washington, D.C. and Pennsylvania and the extreme impact on the economy of such attacks, especially in light of the slowing general economy.

     Record Business. In fiscal 1994, the Company established the CLICK Records
     ---------------
Inc. ("CLICK RECORDS(R)") label. During fiscal 1999, the Company entered into an agreement with Anderson Merchandisers to produce and distribute compilation albums under the CLICK RECORDS label. The first such album, "The American Music Awards Present: Only The Hits", was produced and distributed during fiscal 1999, exclusively at Wal-Mart stores nationwide.

     In early fiscal 2000, the Company entered into an agreement with Q Records, the record label of QVC, to create and sell a compact disc collectible box set covering four decades of "American Bandstand(R)" music. In late fiscal 2000, the Company extended its arrangement with Q Records to include a new compact disc collection entitled "Dick Clark's Favorite Hits."

Restaurant Operations

     The Company's restaurant operations are conducted by dick clark restaurants, inc. ("dcri"), a wholly-owned subsidiary of the Company, and dcri's wholly-owned subsidiaries. The Company started the restaurant operations under the name "Dick Clark's American Bandstand Grill(R)" to capitalize on the popularity of the American Bandstand(R) television show. The Company's concept was to develop entertainment theme restaurants as an extension of the Company's entertainment business. Elements of the theme include:

     . the "Great American Food Experience(R)", a unique menu concept featuring a variety of delicious regional specialties from around the country;
     . a design featuring a one-of-a-kind entertainment atmosphere based on the American Bandstand(R) television show and the music industry over the last four decades; and
     . a dance club area within some of the restaurants with state-of-the-art audio-visual entertainment systems; and signature "American Bandstand Grill(R)" merchandise for customers to purchase.

Each restaurant also features memorabilia and other items generally associated with rock n' roll and the Company's activities throughout the years, including vintage photos, gold and platinum albums, original stage costumes, concert programs, rock stars' musical instruments and rare posters. In fiscal 2000, dcri opened the initial "Dick Clark's AB Diner(R)", an extension of the restaurant concept. Some of the memorabilia used in the restaurants is owned by Olive and is loaned to dcri without charge.

     Currently, dcri has operations in the following eight locations: Overland Park, Kansas, a suburb of Kansas City, Kansas; Indianapolis, Indiana; Columbus, Ohio; Cincinnati, Ohio; King of Prussia, Pennsylvania; Grapevine Mills, Texas; Auburn Hills, Michigan; and Schaumburg, Illinois.

     In addition, dcri also licenses various applications of the restaurant concept. The first three restaurants were licensed to HMS Host Corporation ("HMS Host") in fiscal 2000 and have opened in the Indianapolis Airport, the Salt Lake City Airport, and the Newark Airport. During fiscal 2001, dcri licensed a fourth restaurant to the HMS Host. The fourth unit is expected to open in fiscal 2003 at Phoenix Sky Harbor International Airport in Arizona.

     In an effort to streamline the administration and management of dcri and substantially reduce the overhead costs of restaurant operations, the Company retained Lincoln Restaurant Group ("Lincoln") of Dallas, Texas to provide such services in December 2000. Lincoln, founded in 1984, provides management and ancillary support services to approximately 420 restaurants - ranging from fast-food to fine dining - and to approximately 185 restaurant owners nationwide. Services provided by Lincoln include purchasing, accounting, human resources, culinary service and standards.

     As a result of continued declining operating results in certain of the units in the restaurant segment caused by the economic downturn and the events of September 11, 2001, the Company performed an evaluation of future operating cash flows for all individual units as of December 31, 2001. This analysis considered the undiscounted cash flows related to individual units based upon current operating result forecasts and management's plans to dispose of certain units within the next twelve months. This analysis indicated that the undiscounted cash flows were insufficient to recover the carrying value of the long-lived assets. Accordingly, the Company recorded an aggregate charge of $4,785,000 during the quarter ended December 31, 2001 to write down the carrying value of the fixed assets of those units to the estimated future discounted cash flows and to accrue estimated disposal costs of $609,000.

Joint Ventures

     The Company from time to time enters into joint ventures with parties not otherwise affiliated with the Company whose purpose is the production of entertainment programming and other entertainment related activities associated with the Company's business.

     The C&C Joint Venture was organized to develop and produce the various Bloopers and Practical Jokes series. The Company has a controlling interest in the C&C Joint Venture, and the Company's share of net profits and losses in that venture is now 51%.

     In fiscal 2001, the Company teamed with three other parties to launch a new record label for emerging talent, known as Access Records, LLC. The Russian pop group NA-NA! is the first act that has signed with the new label. The Company has a 25% membership interest in Access Records, LLC.

Trademarks

     The Company utilizes the service marks and trademarks American Bandstand Grill(R), Dick Clark's American Bandstand Grill(R), and AB(R) (Stylized). The Company also owns many other trademarks and service marks, including federal registration for trademarks and service marks related to its television programming and other businesses. Certain of the Company's trademarks and service marks may be considered to be material to the Company, such as the trademarks and service marks used in connection with the Company's restaurant operations.

Competition

     Competition in the television industry is intense. The most important competitive factors include quality, variety of product and marketing. Many companies compete to obtain the literary properties, production personnel and financing, which are essential to the successful development of programming. Competition for viewers of the Company's programs has been heightened by the proliferation of cable networks, which has resulted in the fragmentation of the viewing audience. The Company also competes with other production companies for distribution and pre-sale arrangements, as well as the public's interest in, and acceptance of, its programs. The Company's success is highly dependent upon such unpredictable factors as the viewing public's taste. Public taste changes, and a shift in demand could cause the Company's present programming to lose its appeal. Therefore, acceptance of future programming cannot be assured. Television and feature films compete with many other forms of entertainment and leisure time activities, some of which involve new areas of technology, including the proliferation of internet services and new media games.

         The Company's principal competitors in television production are the television production divisions of the major television networks, motion picture companies (which are also engaged in the television and feature film distribution business) and many independent producers. Many of the Company's principal competitors have greater financial resources and more personnel engaged in the acquisition, development, production and distribution of television programming. Presently, there is substantial competition in the first-run syndication marketplace, resulting in fragmentation of ratings and advertising revenues.

         In 1995, the Federal Communications Commission allowed the Financial Interest and Syndication Rule ("FinSyn Rule") to expire, thereby permitting the major networks to produce and syndicate, in-house, all of their primetime entertainment schedule. With the elimination of such restrictions, the major networks have substantially increased the amount of programming they produce through their own production companies. Numerous consolidations have also occurred within the industry, further restricting the Company's ability to sell or license its entertainment programming.

         As a result of the elimination of the FinSyn Rule, the Company has encountered increased competition in the domestic and foreign syndication of future television programming which could adversely impact the Company's rerun syndication revenues. The Company has also encountered increased competition from emerging networks, which were previously exempt from any restrictions under the FinSyn Rule. Finally, the Company will face increased competition as certain laws have been amended so as to allow television and cable networks to acquire local affiliates further reducing the number of customers available to the Company. To continue to be competitive, the Company needs to find a way to compete with the television networks. The Company believes, however, that it can continue to compete successfully in this highly-competitive market for television programming. This belief is based on management's extensive experience in the industry, the Company's reputation for prompt, cost-efficient completion of production commitments and the Company's ability to attract creative talents.

         The market for corporate communications services is large, but highly competitive, with many companies vying for market share. Most customers require bids on a competitive basis and some of the Company's competitors have larger staffs and a greater global reach for information. Some principal competitors have been in business longer and are more established. The Company believes that it can compete successfully in this market by utilizing the Company's experience in producing live events for television and its existing talent and business relationships.

         The restaurant industry is highly-competitive and is affected by many factors including changes in the economy, changes in socio-demographic characteristics of areas in which restaurants are located, changes in customer tastes and preferences and increases in competition in the geographic area in which the Company's restaurants are located. The degree to which such factors may affect the Company's restaurant operations, however, are not generally predictable such as the effects of the events of September 11, 2001.

         Competition in the restaurant industry can be divided into three main categories: fast food, casual dining and fine dining. The casual dining segment (which includes the Company's restaurant operations) includes a much smaller number of national chains than the fast-food segment but does include many local and regional chains as well as thousands of independent operators. The fine dining segment consists primarily of small independent operations in addition to several regional chains.

Properties

     The Company leases from Olive, under a triple net lease approximately 30,000 square feet of office space and equipment in two buildings located in Burbank, California, for its principal executive offices. The current annual rent is $682,000 and the lease expires on December 31, 2005. The lease provides for rent increases on January 1, 2003 and January 1, 2005 based on increases in the Consumer Price Index after December 2000. The Company subleases approximately 10,000 square feet of space to third parties and affiliated companies on a month-to-month basis. The Company believes that the subleases to affiliated companies are no less favorable to the Company than could be obtained from unaffiliated third parties on an arms-length basis.

     The Company is also party to an agreement with Olive, pursuant to which Olive provides records management services, including storage, retrieval and inventory of customer records, files and other personal property. The term of the agreement extends through September 2005.

     The Company has entered into lease agreements with respect to numerous restaurant sites that terminate at varying dates through December 31, 2012. The Company believes the properties and facilities it leases are suitable and adequate for the Company's present business and operations.

Legal Proceedings

     The Company is involved in certain litigation in the ordinary course of its business, none of which, in the opinion of management, is material to the Company's financial position.

     On December 2, 2001, an incident occurred at Dick Clark's American Bandstand Grill(R), in Columbus, Ohio, which is a restaurant owned by Buckeye Restaurants, Inc., a subsidiary of the Company. Mr. Grant Church, a club ambassador (security person), attempted to remove Mr. Vincent L. Darling, a patron, from the premises after Mr. Darling had an altercation with his girlfriend. Mr. Darling resisted, was subdued, and police and medical units were called to the scene. Mr. Darling was subsequently pronounced dead in an ambulance en route to the hospital. The investigation into his death is ongoing and, as of the date of this proxy statement, no criminal charges or civil suits have been filed in connection with this incident.

     The Company is the producer of the American Music Awards(R) television program (the "AMA Program") which honors the top musical artists of the day as voted by the fans. The AMA Program generally airs in January and features performances from the then current hottest acts in a wide variety of musical genres. On December 19, 2001, the Company filed a complaint (the "Complaint") against C. Michael Greene, President and Chief Executive Officer of the National Academy of Recording Arts & Sciences, Inc. (the "Academy") which runs the GRAMMY(R) Awards program for the music industry and is televised each year in February or March. On February 28, 2002, the Company amended the Complaint to name the Academy as a defendant. The Company believes that, in the Academy's name, Mr. Greene has implemented a policy that prohibits musical artists from performing on the GRAMMY(R) Awards program if they perform on the AMA Program. Over the last several years, numerous artists have wanted to perform on both award shows and have been precluded from doing so because of this unfair policy. In the Complaint, the Company raises claims of interference with contract, interference with prospective business relations, and statutory unfair competition for which the Company seeks compensatory damages, punitive damages, and to enjoin Mr. Greene and the Academy from enforcing the policy of prohibiting musical artists from performing on the GRAMMY(R) Awards program if they also perform on the AMA Program.

     The Company believes that the Complaint will not significantly impact the Company's operations.

     See "LITIGATION PERTAINING TO THE MERGER."

                              CERTAIN TRANSACTIONS

     The Company is a tenant under a triple net lease, as amended (the "Lease"), with Olive covering the premises occupied by the Company in Burbank, California. The Company renegotiated its Lease with Olive extending the lease term from December 31, 2000 to December 31, 2005. The Lease provides for a per annum rent of approximately $682,000, which is subject to increase on January 1, 2003 and January 1, 2005 based on increases in the Consumer Price Index after December 2000.

     The Company subleases a portion of the space covered by the Lease to Olive and to unrelated third parties on a month-to-month basis. In fiscal 2001, the sublease income paid by Olive was $12,000. The Company also pays Olive for certain storage services at a warehouse owned by Olive, for which the Company paid Olive $169,000 in fiscal 2001. The Company believes that the terms of the Lease, the subleases to Olive and to third parties and the warehouse services arrangement are no less favorable to the Company than could have been obtained from unaffiliated third parties on an arms-length basis.

     Mr. Clark is actively involved in the Company's television programming and many of the programs involve his executive producing services.

     The Company retained the talent services of Mr. Clark, which are not exclusive to the Company, as host for certain of its television programs and other talent services during fiscal 2001, 2000 and 1999 for which the Company paid him fees of $1,207,000, $762,000 and $730,000, respectively. These fees increased in fiscal 2001 as compared to fiscal 2000 primarily as a result of an increase in the number of television specials Mr. Clark was contracted to host and appear on. The Company believes that the fees paid to Mr. Clark are no more than it would have paid to an unaffiliated third party on an arms-length basis. The compensation paid to Mr. Clark for these services is separate and in addition to the compensation he receives as an executive of the Company, which includes Mr. Clark's executive producing services.

     During fiscal 2001, the Company provided management, consulting and office services to Olive and other companies owned by Mr. Clark. The net amount paid by Olive and the other companies during fiscal 2001 for such services was $242,000. The Company believes that the terms of the transactions with Olive and such other companies were no less favorable to the Company than could have been obtained from unaffiliated third parties on an arms-length basis.

               MARKET PRICES OF AND DIVIDENDS ON THE COMMON STOCK

     On January 7, 1987, the Common Stock of the Company began trading on the Nasdaq National Market under the symbol "DCPI" The following table sets forth the high bid and low asked prices on the Nasdaq National Market for each quarter during fiscal years 2000 and 2001 and the first, second and third quarters of fiscal year 2002.

                  Period                          High           Low
                  ------                          ----           ---
        2000     First Quarter                   $13.86        $10.28
                 Second Quarter                   20.91          9.66
                 Third Quarter                    13.86         11.36
                 Fourth Quarter                   13.25         11.02

        2001     First Quarter                   $12.75         $9.00
                 Second Quarter                   13.38          8.63
                 Third Quarter                    14.00          9.50
                 Fourth Quarter                   10.85          9.62

        2002     First Quarter                   $10.81         $8.67
                 Second Quarter                    9.75          8.40
                 Third Quarter (through 3/7/02)   14.50          8.50


     On February 14, 2002, the Company announced that it had signed the Merger Agreement which provides, among other things, that DCPI Mergerco will acquire the outstanding shares of the Capital Stock held by the Public Stockholders for $14.50 per share. On February 13, 2002, the closing price of the Common Stock on the Nasdaq National Market was $10.93 per share. As of ______ __, 2002 the closing price of the Common Stock on the Nasdaq National Market was $____ per share. You are urged to obtain a current market quotation for your shares of Common Stock. As of ______ __, 2002, there were approximately_______ holders of record of the Common Stock of the Company.

     On April 25, 2000, the Company declared a ten percent stock dividend of the Common Stock and Class A Common Stock to all holders of record as of the close of business on May 25, 2000, which was distributed on June 23, 2000.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following tables set forth information concerning the shares of Common Stock and Class A Common Stock beneficially owned as of __________ __, 2002, by
(i) each stockholder known to the Company to own beneficially more than 5% of the outstanding shares of either class of its Common Stock; (ii) the directors during the last fiscal year of the Company; (iii) the executive officers of the Company; and (iv) all executive officers and directors as a group. Except as otherwise indicated in the footnotes to the tables below, the Company believes that the beneficial owners of the Common Stock and Class A Common Stock, based on information furnished by such owners, have sole investment power and voting power with respect to such shares.

Common Stock

                                                                                                  Percentage
                                                                                                  ----------
                      Name and Address                               Number of Shares              of Class
                      ----------------                               ----------------              --------
                     Of Beneficial Owner                         Beneficially Owned(1)(2)         Outstanding
                     -------------------                         ------------------------         -----------
Richard W. Clark(3) ..........................................      6,309,142 (4), (8)               67.96%
Karen W. Clark(3) ............................................      3,561,143 (8)                    38.36%
Francis C. La Maina(3) .......................................        909,501 (5)                     9.59%
Robert A. Chuck(3) ...........................................              0                           *
William S. Simon(3) ..........................................         43,743 (6)                       *
Lewis Klein ..................................................          1,818                           *
     1475 Hampton Road
     Rydal, Pennsylvania 19046
Enrique F. Senior ............................................              0                           *
     711 Fifth Avenue
     New York, New York 10022
All officers and directors as a group (seven persons) ........      7,264,204 (7), (8)               76.24%


Charter Oak Partners, L.P.....................................        812,500                         8.75%
     P.O. Box 5147
     Westport, Connecticut 06881

DCPI Investco, Inc............................................      6,309,142 (8)                    67.96%
     9200 Sunset Boulevard, 10th Floor
     Los Angeles, California 90069

Class A Common Stock

                                                                                       Percentage
                                                                                       ----------
                    Name and Address                           Number of Shares         of Class
                    ----------------                           ----------------         --------
                  of Beneficial Owner                        Beneficially Owned(1)    Outstanding
                  -------------------                        ---------------------    -----------
Richard W. Clark(3) .......................................       818,605 (8)             90%
Francis C. La Maina(3) ....................................        90,955                 10%
DCPI Investco, Inc. ........................................      818,605 (8)             90%
All officers and directors as a group (seven  persons
- only two beneficial holders) ............................       909,560 (8)            100%

___________________
*  Less than 1%

(1) With the exception of Mrs. Clark, and except where otherwise indicated, all parties listed below have sole voting and investment power over the shares beneficially owned by them. Pursuant to a voting trust agreement between Mr. Clark and Mrs. Clark, Mr. Clark has the sole voting power over the shares owned by Mrs. Clark.

(2) Does not include shares of Common Stock issuable upon conversion of Class A Common Stock.

(3) The business address of each of these individuals is 3003 West Olive Avenue, Burbank, California 91505-4590.

(4) Includes 3,561,143 shares owned by Mrs. Clark and 418,316 shares owned by Olive.

(5) Includes 606 shares owned by Mr. La Maina's wife and options to purchase 200,649 shares of Common Stock which are currently exercisable.

(6) Includes options to purchase 43,743 shares of Common Stock which are currently exercisable.

(7) Includes 244,392 shares of Common Stock subject to options which are currently exercisable.

(8) As a condition and inducement to DCPI Investco entering into the Merger Agreement, the Principal Stockholders entered into a voting agreement with DCPI Investco relating to 6,309,142 shares of Common Stock and 818,605 shares of Class A Common Stock owned by the Principal Stockholders. See "RELATED AGREEMENTS -- Voting Agreement."

                     SELECTED FINANCIAL DATA OF THE COMPANY

         The following selected financial data for each of the years in the five-year period ended June 30, 2001 are derived from and are incorporated by reference in this proxy statement from the Company's audited consolidated financial data and notes thereto included in the Company's Annual Report on Form 10-K for the year ended June 30, 2001, a copy of which accompanies this proxy statement. The selected financial data for the six months ended December 31, 2001 are derived from and are incorporated by reference in this proxy statement from the Company's unaudited consolidated financial data and notes thereto included in the Company's Quarterly Reports on Form 10-Q for the three months ended September 30, 2001 and six months ended December 31, 2001, a copy of each of which also accompanies this proxy statement. The results for the six months ended December 31, 2001 are not necessarily indicative of results for the entire fiscal year. The information presented below should be read in conjunction with such financial statements and notes thereto, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 and the Company's Quarterly Reports for the three months ended September 30, 2001 and six months ended December 31, 2001.

(In thousands, except per share data)


                             Six Months    Six Months    Fiscal Year  Fiscal Year   Fiscal Year   Fiscal Year   Fiscal Year
                                Ended         Ended         Ended        Ended         Ended         Ended         Ended
                             December 31,  December 31,    June 30,     June 30,      June 30,      June 30,      June 30,
                                2001          2000           2001         2000          1999          1998          1997
                             ------------  ------------  -----------  -----------   -----------   -----------   -----------
                             (Unaudited)    (Unaudited)
Revenue                        $17,598       $26,967       $70,772      $92,243       $72,334       $86,251       $66,129

Restaurant asset
  impairment charge
  included in operating
  income                        (4,785)                                                (4,092)

Operating income                (6,484)       (1,899)        4,440       13,393         2,047        11,353         9,242

Net (loss)/income               (3,217)         (168)        5,155       10,398         2,752         8,234         6,514

Net (loss)/income per
  Share - Basic                $ (0.32)      $ (0.02)      $  0.51      $  1.02       $  0.27       $  0.81       $  0.65
        - Diluted              $ (0.32)      $ (0.02)      $  0.50      $  1.01       $  0.27       $  0.80       $  0.64

Total assets                   $91,399       $91,341       $85,368      $83,397       $69,918       $73,215       $63,298

Long-term debt
  (including capital
  lease)                            --            --            --           --            --            --            --

Comparative Data

Purchase price - $14.50 per share to the Public Stockholders
Book value at December 31, 2001 - $7.23 per share
Net income for fiscal year ended June 30, 2001 - $0.51 per basic share, $0.50 per diluted share
Net (loss) for six months ended December 31, 2001 - $(0.32) per basic and diluted share
Dividends for fiscal year ended June 30, 2001 and the six months ended December 31, 2001 - $0

Notes to Selected Financial Data

Restaurant asset impairment charge included in Operating Income
---------------------------------------------------------------

          As a result of continued declining operating results in certain of the units in the restaurant segment caused by the economic downturn and the events of September 11, 2001, the Company performed an evaluation of future operating cash flows for all individual units as required under SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" as of December 31, 2001. This analysis considered the undiscounted cash flows related to individual units based upon current operating result forecasts and management's plans to dispose of certain units within the next twelve months. This analysis indicated that the undiscounted cash flows were insufficient to recover the carrying value of the long-lived assets.

          The Company recorded an aggregate charge of $4,785,000 during the quarter ended December 31, 2001 to write down the carrying value of the fixed assets to the estimated future discounted cash flows and to accrue estimated disposal costs of $609,000. This charge was comprised of write downs of $3,699,000 (relating to units that are held for sale to their estimated disposal value of $1,410,000) and $1,086,000 (relating to one unit that will continue to be operated). Operating losses for the three months ended September 30, 2001 and six months ended December 31, 2001 for the units held for sale were $566,000 and $1,027,000, respectively.

          As a result of declining operating results in three of the restaurant units during the fourth quarter of fiscal 1999, the Company recorded an impairment charge of $4,092,000.

                        VOTE REQUIRED AND RECOMMENDATION

          Approval of this proposal to adopt the Merger Agreement requires the affirmative vote of a majority of the votes entitled to be cast by holders of the outstanding shares of Common Stock and Class A Common Stock of the Company, voting together as a class, whether in person or by proxy, entitled to vote on the record date.

           The Board recommends a vote "FOR" approval of the proposal to adopt the Merger Agreement.

                       WHERE YOU CAN FIND MORE INFORMATION

          The Securities and Exchange Commission allows the Company to "incorporate by reference" information into this proxy statement, which means that the Company can disclose important information by referring you to another document filed separately with the Securities and Exchange Commission. The following documents are incorporated by reference in this proxy statement and are deemed to be a part hereof:

          (1) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001;

          (2) The Company's Quarterly Reports on Form 10-Q for the quarters ending September 30, 2001 and December 31, 2001; and

          (3)   The Company's Current Report on Form 8-K, dated February 15,
                2002.

         Any statement contained in a document incorporated by reference is deemed to be modified or superseded for all purposes to the extent that a statement contained in this proxy statement modifies or replaces such statement.

         The Company also incorporates by reference the information contained in all other documents the Company files with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 13(e), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the Special Meeting. The information contained in any such document will be considered part of this proxy statement from the date the document is filed and will supplement or amend the information contained in this proxy statement.

         The Company undertakes to provide by first class mail, without charge and within one business day of receipt of any request, to any person to whom a copy of this proxy statement has been delivered, a copy of any or all of the documents referred to above which have been incorporated by reference in this proxy statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference therein).

                              AVAILABLE INFORMATION

         The Company, Capital Communications, DCPI Investco and DCPI Mergerco have filed with the Securities and Exchange Commission a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the Exchange Act with respect to the Merger. This proxy statement does not contain all of the information set forth in the
Schedule 13E-3 and the exhibits to the Schedule 13E-3, certain parts of which are omitted, as permitted in accordance with the rules and regulations of the Securities and Exchange Commission. The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission. Among other things, copies of the written reports presented by Allen & Company and Ladenburg, as to the fairness of the consideration to be received in the Merger, were filed as exhibits to the Schedule 13E-3. Descriptions contained herein concerning any documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Schedule 13E-3. Those descriptions are qualified in their entirety by reference to the document filed as an exhibit to the Schedule 13E-3. Copies of the Schedule 13E-3 and all exhibits to the Schedule 13E-3 are available for inspection and copying at the principal executive offices of the Company during regular business hours by any interested stockholder of the Company, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, without charge, by written request directed to us at the following address: dick clark productions, inc., 3003 West Olive Avenue, Burbank, CA 91505, Attn.: William S. Simon, telephone number (818) 841-3003.

         The Company is currently subject to the information requirements of the Exchange Act and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission relating to its business, financial and other matters. Copies of such reports, proxy statements and other information, as well as the Schedule 13E-3, may be copied (at prescribed rates) at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the following Regional Offices of the Securities and Exchange Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 233 Broadway, New York, New York 10279. For further information concerning the Securities and Exchange Commission's public reference rooms, you may call the Securities and Exchange Commission at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the Securities and Exchange Commission's Internet address at "http://www.sec.gov." The Common Stock is listed on NASDAQ National Market, and materials also may be inspected at the NASDAQ's National Market offices at 33 Whitehall Street, New York, NY 10004.

                                  MISCELLANEOUS

Stockholder Proposals

         If the Merger is not consummated, the Company intends to hold its 2002 Annual Meeting of Stockholders on or about November 8, 2002. If this 2002 Annual Meeting is held, stockholder proposals that are intended to be considered in the Company's proxy statement and proxy card for that meeting, must be received at the Company's principal executive offices not later than June 14, 2002. As to any proposal that a stockholder intends to present to stockholders without including it in the Company's proxy statement for the Company's 2002 Annual Meeting of Stockholders, the proxies named in the Board's proxy for that meeting will be entitled to exercise their discretionary authority on that proposal unless the Company receives notice of the matter to be proposed not later than August 30, 2002. Even if proper notice is timely received, the proxies named in the Board's proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to such proposal as required by Rule 14a-4(c)(2) under the Exchange Act.

Other Matters

         The Board does not intend to bring before the Special Meeting for action any matters other than those specifically referred to above and is not aware of any other matters which are proposed to be presented by others. If any other matters or motions should properly come before the Special Meeting, the persons named in the proxy intend to vote thereon in accordance with their judgment on such matters or motions, including any matters or motions dealing with the conduct of the Special Meeting.

         No person is authorized to give any information or to make any representations with respect to the matters described in this proxy statement other than those contained herein. Any information or representations with respect to such matters not contained herein or therein must not be relied upon as having been authorized by the Company. The delivery of this proxy statement shall not under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or that the information in this proxy statement is correct as of any time subsequent to the date hereof.

                                             By Order of the Board of Directors,


                                             Martin Eric Weisberg
                                             Secretary

______ __, 2002

                                                                         Annex A

                          AGREEMENT AND PLAN OF MERGER


                          Dated as of February 13, 2002


                                     by and


                                      among


                        CAPITAL COMMUNICATIONS CDPQ INC.


                               DCPI INVESTCO, INC.


                               DCPI MERGERCO, INC.


                                       and


                          dick clark productions, inc.

                                TABLE OF CONTENTS

                                                                                   Page
                                                                                   ----
ARTICLE I DEFINITIONS ...........................................................    2
---------------------

ARTICLE II THE MERGER ...........................................................   10
---------------------
  Section 2.1       The Merger ..................................................   10
  -----------       ----------
  Section 2.2       Closing .....................................................   10
  -----------       -------
  Section 2.3       Effective Time ..............................................   10
  -----------       --------------
  Section 2.4       Effects of the Merger .......................................   10
  -----------       ---------------------
  Section 2.5       Corporate Governance Documents ..............................   11
  -----------       ------------------------------
  Section 2.6       Directors ...................................................   11
  -----------       ---------
  Section 2.7       Officers ....................................................   11
  -----------       --------
  Section 2.8       Further Actions .............................................   11
  -----------       ---------------
  Section 2.9       Effect on Capital Stock of the Company and Merger Sub .......   11
  -----------       -----------------------------------------------------
  Section 2.10      Exchange of Certificates ....................................   12
  ------------      ------------------------
  Section 2.11      Stock Option Plans ..........................................   14
  ------------      ------------------
  Section 2.12      Certain Adjustments .........................................   14
  ------------      -------------------
  Section 2.13      Withholding .................................................   14
  ------------      -----------
  Section 2.14      Lost, Stolen or Destroyed Certificates ......................   15
  ------------      --------------------------------------
  Section 2.15      Stock Transfer Books ........................................   15
  ------------      --------------------

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY .......................   15
---------------------------------------------------------
  Section 3.1       Organization, Standing and Corporate Power ..................   16
  -----------       ------------------------------------------
  Section 3.2       Subsidiaries ................................................   16
  -----------       ------------
  Section 3.3       Capital Structure ...........................................   16
  -----------       -----------------
  Section 3.4       Authority; Noncontravention .................................   18
  -----------       ---------------------------
  Section 3.5       SEC Documents; Financial Statements; Cash Balance ...........   19
  -----------       -------------------------------------------------
  Section 3.6       Environmental ...............................................   20
  -----------       -------------
  Section 3.7       Absence of Certain Changes or Events ........................   21
  -----------       ------------------------------------
  Section 3.8       Litigation ..................................................   22
  -----------       ----------
  Section 3.9       [Omitted] ...................................................   22
  -----------       ---------
  Section 3.10      [Omitted] ...................................................   22
  ------------      ---------
  Section 3.11      Employee Benefits; ERISA ....................................   22
  ------------      ------------------------
  Section 3.12      Taxes .......................................................   26
  ------------      -----
  Section 3.13      [Omitted] ...................................................   28
  ------------      ---------
  Section 3.14      Permits; Compliance with Laws ...............................   28
  ------------      -----------------------------
  Section 3.15      State Takeover Statutes .....................................   29
  ------------      -----------------------
  Section 3.16      Broker's or Finder's Fee ....................................   29
  ------------      ------------------------
  Section 3.17      Company Intellectual Property and Library Properties ........   29
  ------------      ----------------------------------------------------
  Section 3.18      Real Property ...............................................   32
  ------------      -------------
  Section 3.19      Insurance ...................................................   34
  ------------      ---------
  Section 3.20      Contracts ...................................................   34
  ------------      ---------
  Section 3.21      Board Consent and Recommendation ............................   35
  ------------      --------------------------------
  Section 3.22      [Omitted] ...................................................   35
  ------------      ---------
  Section 3.23      Related Party Transactions ..................................   35
  ------------      --------------------------

  Section 3.24      Vote Required ..................................................  35
  ------------      -------------
  Section 3.25      Employment Matters .............................................  35
  ------------      ------------------
  Section 3.26      [Omitted] ......................................................  36
  ------------      ---------
  Section 3.27      Opinion of Financial Advisor ...................................  36
  ------------      ----------------------------
  Section 3.28      [Omitted] ......................................................  37
  ------------      ---------
  Section 3.29      NASDAQ Qualification ...........................................  37
  ------------      --------------------
  Section 3.30      Memorabilia ....................................................  37
  ------------      -----------

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT, MERGER
-----------------------------------------------------------
SUB AND CAPITAL COMMUNICATIONS .....................................................  37
------------------------------
  Section 4.1       Organization, Standing and Corporate Power .....................  37
  -----------       ------------------------------------------
  Section 4.2       Authority; Noncontravention ....................................  38
  -----------       ---------------------------
  Section 4.3       Financing ......................................................  38
  -----------       ---------
  Section 4.4       Information Supplied ...........................................  38
  -----------       --------------------
  Section 4.5       Balance Sheet ..................................................  39
  -----------       -------------
  Section 4.6       Ownership of Shares ............................................  39
  -----------       -------------------
  Section 4.7       Brokers or Finders .............................................  39
  -----------       ------------------

ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS ................................  39
---------------------------------------------------
  Section 5.1       Conduct of Business ............................................  39
  -----------       -------------------
  Section 5.2       Advice of Changes ..............................................  42
  -----------       -----------------
  Section 5.3       No Solicitation of Offers; Notice of Proposals from Others .....  43
  -----------       ----------------------------------------------------------
  Section 5.4       Third Party Standstill Agreements ..............................  45
  -----------       ---------------------------------
  Section 5.5       Certain Litigation .............................................  45
  -----------       ------------------
  Section 5.6       Assignment of Company Intellectual Property ....................  45
  -----------       -------------------------------------------
  Section 5.7       Trademark License ..............................................  45
  -----------       -----------------

ARTICLE VI ADDITIONAL AGREEMENTS ...................................................  46
--------------------------------
  Section 6.1       Stockholders Meeting; Proxy Statement; Provided Information ....  46
  -----------       -----------------------------------------------------------
  Section 6.2       Access to Information; Confidentiality .........................  48
  -----------       --------------------------------------
  Section 6.3       Reasonable Efforts; Notification ...............................  49
  -----------       --------------------------------
  Section 6.4       Indemnification and Insurance ..................................  50
  -----------       -----------------------------
  Section 6.5       Expenses .......................................................  51
  -----------       --------
  Section 6.6       Public Announcement ............................................  51
  -----------       -------------------
  Section 6.7       Transfer Taxes .................................................  51
  -----------       --------------

ARTICLE VII CONDITIONS PRECEDENT ...................................................  52
--------------------------------
  Section 7.1       Conditions to Obligations of Parent and Merger Sub .............  52
  -----------       --------------------------------------------------
  Section 7.2       Conditions to Obligations of the Company .......................  53
  -----------       ----------------------------------------
  Section 7.3       Conditions to Each Party's Obligation To Effect the
  -----------       ---------------------------------------------------
                    Merger Prior to the Closing Date ...............................  53
                    --------------------------------

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER .....................................  54
----------------------------------------------
  Section 8.1       Termination ....................................................  54
  -----------       -----------
  Section 8.2       Effect of Termination ..........................................  55
  -----------       ---------------------
  Section 8.3       Amendment ......................................................  55
  -----------       ---------
  Section 8.4       Extension; Waiver ..............................................  56
  -----------       -----------------

ARTICLE IX GENERAL PROVISIONS ..............................................      56
-----------------------------
Section 9.1       Nonsurvival of Representations ...........................      56
-----------       ------------------------------
Section 9.2       Notices ..................................................      56
-----------       -------
Section 9.3       Interpretation ...........................................      59
-----------       --------------
Section 9.4       Counterparts .............................................      59
-----------       ------------
Section 9.5       Entire Agreement; No Third-Party Beneficiaries ...........      59
-----------       ----------------------------------------------
Section 9.6       Governing Law ............................................      59
-----------       -------------
Section 9.7       Assignment ...............................................      59
-----------       ----------
Section 9.8       Enforcement ..............................................      60
-----------       -----------
Section 9.9       Severability .............................................      60
-----------       ------------
Section 9.10      Independent Counsel ......................................      60
------------      -------------------

                          COMPANY DISCLOSURE SCHEDULES

Section 3.2                   Subsidiaries
Section 3.3(a)                Outstanding Company Stock
Section 3.3(b)                Outstanding Company Securities
Section 3.3(c)                Voting Trusts or Other Agreements
Section 3.3(e)                Capital Stock Liens
Section 3.4(a)                Licenses
Section 3.4(b)                Consents
Section 3.5(d)                December Balance Sheet
Section 3.6(b)                Pending Claims
Section 3.6(c)                Activities or Events
Section 3.6(d)                Materials of Environmental Concern
Section 3.7                   Certain Changes or Events
Section 3.8                   Litigation and Claims
Section 3.11(a)               Employee Benefits
Section 3.11(c)               Title IV of ERISA
Section 3.11(g)               Qualified ERISA Plans
Section 3.11(h)               Post-Employment Benefits
Section 3.11(k)               Excess Parachute Payments
Section 3.11(m)               Leased Employees
Section 3.12(f)               Power of Attorney
Section 3.14(a)               Governmental Approvals
Section 3.17(b)(i)            Applications and Registrations
                              -Pending Trademark Applications
                              -U.S. Trademark Registrations
                              -Japanese Trademark Registrations
                              -Registered Domain Names
                              -Copyrights
Section 3.17(b)(ii)           Applications and Registration - Pending
                              Trademark Applications to be Assigned
Section 3.17(c)               Library Properties
Section 3.17(e)               Material Intellectual Property
Section 3.17(g)               Intellectual Property Litigation
Section 3.17(h)               Settlements and Judgments
Section 3.17(j)               Infringement
Section 3.18(a)               Owned Properties
Section 3.18(b)               Leased Properties
Section 3.23                  Related Party Transactions
Section 3.25                  Employment Matters
Section 3.30                  Material Memorabilia
Section 5.1                   Conduct of Business
Section 7.1(f)                Officers' Certificate

                  PARENT, MERGER SUB AND CAPITAL COMMUNICATIONS
                              DISCLOSURE SCHEDULES

Section  4.7                  Stockholders Agreement

               AGREEMENT AND PLAN OF MERGER dated as of February 13, 2002 (this "Agreement"), by and among CAPITAL COMMUNICATIONS CDPQ INC., a Quebec corporation ("Capital Communications") DCPI INVESTCO, Inc., a Delaware corporation ("Parent"), DCPI Mergerco, Inc., a Delaware corporation ("Merger Sub"), and dick clark productions, inc., Delaware corporation ( the "Company").

                               W I T N E S S E T H
                               -------------------

               WHEREAS, a Special Committee of the Board of Directors of the Company (the "Special Committee") has (i) determined that the merger of Merger Sub with and into the Company (the "Merger"), upon the terms and provisions of and subject to the conditions set forth in this Agreement is advisable and in the best interests of the Company's stockholders, and (ii) approved the Merger and recommended approval of the Merger by the Board of Directors of the Company;

               WHEREAS, the Board of Directors of the Company, subsequent to the recommendation of the Special Committee, has (i) determined that the Merger is advisable and in the best interests of the Company's stockholders, and (ii) approved the Merger;

               WHEREAS, the board of directors of each of Merger Sub and Parent has determined that the Merger is advisable and in the best interests of its stockholders;

               WHEREAS, by resolutions duly adopted, the respective boards of directors of the Company, Capital Communications, Merger Sub and Parent have approved this Agreement and the transactions and other agreements contemplated hereby; and

               WHEREAS, contemporaneously with the execution and delivery of this Agreement, as a condition and an inducement to the willingness of Capital Communications, Parent and Merger Sub to enter into this Agreement, Parent is entering into a Voting Agreement (the "Voting Agreement") with Richard W. Clark, Karen W. Clark and Olive Enterprises, Inc. (collectively, the "Principal Stockholders") pursuant to which, on the terms and subject to the conditions thereof, the Principal Stockholders have agreed to vote (i) 818,605 shares of Class A common stock, par value $0.01 per share of the Company (the "Class A Common Stock"), and (ii) 6,309,142 shares of common stock, par value of $0.01 per share of the Company (the "Common Stock" and together with the Class A Common Stock, the "Capital Stock") owned by the Principal Stockholders of record and beneficially, in favor of the adoption of this Agreement and approval of the transactions contemplated hereby to be performed by the Company, upon the terms and conditions set forth in the Voting Agreement; and

               WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

               NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

               Capitalized and certain other terms used in this Agreement and not otherwise defined have the meanings set forth below. Unless the context otherwise requires, such terms shall include the singular and plural and the conjunctive and disjunctive forms of the terms defined.

               "Acquisition Proposal" has the meaning set forth in Section
5.3(a).

               "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

               "Agreement" has the meaning set forth in the recitals hereof.

               "Audit" means any audit, assessment of Taxes, other examination by any Tax Authority, administrative or court proceeding or appeal of such proceeding relating to Taxes.

               "Balance Sheet Date" has the meaning set forth in Section 3.7.

               "Board" means the Board of Directors of the Company.

               "Business Day" means any day other than Saturday, Sunday and any day upon which banking institutions in the City of New York are required or authorized by law or other governmental action to close.

               "Capital Communications" has the meaning set forth in the recitals hereof.

               "Capital Stock" has the meaning set forth in the recitals hereof.

               "Certificate of Merger" has the meaning set forth in Section 2.1.

               "Class A Common Stock" has the meaning set forth in the recitals hereof.

               "Closing" has the meaning set forth in Section 2.2.

               "Closing Date" has the meaning set forth in Section 2.2.

               "Code" has the meaning set forth in Section 3.11(a).

               "Common Stock" has the meaning set forth in the recitals hereof.

               "Company" has the meaning set forth in the recitals hereof.

               "Company Certificates" has the meaning set forth in Section 2.10(b).

               "Company Intellectual Property" means the Intellectual Property Rights owned by, or used or held for use by, the Company or any Subsidiary in the course of its business, excluding, however, (i) any right, title and interest in and to any mark comprised solely of the name "Dick Clark"; (ii) any right, title and interest in and to any mark containing the name "Dick Clark" except for those Trademarks set forth on Section 3.17(b)(i) of the Disclosure Schedules; (iii) any right to use the mark or name "Dick Clark" as part of a corporate or trade name except for the non-exclusive right to use the mark or name "Dick Clark" as part of the corporate name of the Company and its Subsidiaries; (iv) any right to use the likeness of Richard W. Clark; and (v) any other rights to the mark and name "Dick Clark" not specifically included or licensed as contemplated herein ((i) through (v) collectively, the "Excluded Intellectual Property"). The foregoing definition of Company Intellectual Property shall in no way limit or preclude the Company's or any of its
Subsidiaries': (i) rights in and to the Excluded Intellectual Property pursuant to any other agreement, including, but not limited to, the Employment Agreement, or (ii) rights to use any Excluded Intellectual Property which may be embodied in any Library Property.

               "Company SEC Reports" has the meaning set forth in Section
3.5(a).

               "Company Securities" has the meaning set forth in Section 3.3(b).

               "Company Stock Option" has the meaning set forth in Section 2.11.

               "Company Stock Option Plans" has the meaning set forth in Section 2.11.

               "Confidential Information" has the meaning set forth in Section 6.2.

               "Contracts" has the meaning set forth in Section 3.20(a).

               "control" when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

               "Copyright" has the meaning set forth in the definition of "Intellectual Property Rights" in this section.

               "December Balance Sheet" has the meaning set forth in Section 3.5(d).

               "DGCL" means the Delaware General Corporation Law, as amended from time to time.

               "Disclosure Schedules" has the meaning set forth in Article III.

               "Dissenting Shares" has the meaning set forth in Section 2.10(f).

               "Effective Time" has the meaning set forth in Section 2.3.

               "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended.

               "ERISA Affiliate" has the meaning set forth in Section 3.11(a).

               "ERISA Plans" has the meaning set forth in Section 3.11(a).

               "Employment Agreement" means the Employment Agreement dated as of February 13, 2002 by and among the Company, Parent and Richard W. Clark.

               "Enterprises" has the meaning set forth in Section 3.17(b).

               "Environmental Claim" means any claim, action, cause of action, investigation or written notice by any Person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

               "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or protection of public health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata, and natural resources), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

               "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               "Exchange Funds" has the meaning set forth in Section 2.10(a).

               "Excluded Intellectual Property" has the meaning set forth in the definition of Company Intellectual Property in this section.

               "Exploitation Rights" means any and all rights to publish, perform, distribute, reproduce, adapt, translate and create derivative works of, including, without limitation, any remake, abridgement, sequel, prequel, series, compilation, and any ancillary rights of every kind, including, but not limited to, merchandising and marketing, in all media including, without limitation, stage, theatrical, non-theatrical, home video, television, internet, interactive, or any other media now known.

               "Financial Statements" has the meaning set forth in Section
3.5(a).

               "GAAP" means generally accepted accounting principles of the United States of America, as in effect from time to time.

               "Governmental Entity" means any Federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign.

               "HSR Act" means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

               "Improvements" has the meaning set forth in Section 3.18(f).

               "Indebtedness" means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind, excluding advances or deposits received in connection with the exploitation of Intellectual Property Rights,
(b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (other than trade payables incurred in the ordinary course of business), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding obligations of such Person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such Person's business), (f) all lease obligations of such Person capitalized on the books and records of such Person, (g) all obligations of others secured by any Lien on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (h) all obligations of such Person under interest rate, or currency or commodity hedging, swap or similar derivative transactions (valued in accordance with GAAP), (i) all letters of credit issued for the account of such Person (excluding letters of credit issued for the benefit of suppliers or lessors to support accounts payable to suppliers incurred in the ordinary course of business) and (j) all guarantees and arrangements having the economic effect of a guarantee by such Person of the Indebtedness of any other Person.

               "Indemnified Parties" has the meaning set forth in Section
6.4(a).

               "Intellectual Property Rights" means (i) all U.S., foreign and state trademarks, service marks, trade names, Internet domain names, designs, slogans, and general intangibles of like nature, together with all goodwill associated therewith, and all rights to apply for or register, applications for and registrations of any of the foregoing ("Trademarks"); (ii) U.S. and foreign patents (including, without limitation, provisionals, utility patents, divisionals, continuations, continuations-in-part, renewals, reissues, reexaminations, extensions), including all rights to apply for, applications for, and any issuances or registrations of the foregoing ("Patents"); (iii) U.S. and foreign copyrights (whether registered or unregistered), including all rights to apply for, applications to register, registrations of any of the foregoing and all moral rights ("Copyrights"); (v) trade secrets ("Trade Secrets"); and (vi) all rights to privacy and publicity in connection with the use of the names, likenesses, signatures and biographical information of any natural Person.

                  "knowledge" of any Person means with respect to the matter in question the actual knowledge of the executive officers of such Person, or in the case of the Company (including its Subsidiaries) the actual knowledge of Richard W. Clark, Francis C. La Maina, William S. Simon or Andrew Suser.

                  "law" means any law, statute, ordinance, code, regulation or rule or any judgment, decree, order, injunction, regulation or rule of any court or governmental authority or body.

                  "Leases" has the meaning set forth in Section 3.18(b).

                  "Leased Real Property" has the meaning set forth in Section 3.18(b).

                  "Library Agreements" means any and all (i) contracts in respect of the production of Library Properties, including, but not limited to, all contracts with authors, writers, composers, musicians, directors, producers, performers, artists, animators, voice talent or other parties, including, but not limited to, contracts pertaining to the assignment or license of all Library Underlying Rights in connection therewith and (ii) contracts granting or obtaining Exploitation Rights in any Library Properties.

                  "Library Properties" means any and all audio, visual, and/or audio-visual works of any kind or character which the Company or any of its Subsidiaries own or in which the Company or any of its Subsidiaries has Exploitation Rights including, without limitation, programs, films, and recordings, whether animated, live action or both, whether produced for theatrical, non-theatrical, television, home video, interactive, the internet, tapes, CDs, or any other media now known.

                  "Library Underlying Rights" means all rights in all: (i) literary, dramatic, or other works of authorship incorporated into the Library Properties or upon which the Library Properties are based or derived, including, but not limited to, screenplays, stories, adaptations, scripts, treatments, formats, bibles, scenarios, characters, titles, and (ii) musical works contained in the Library Properties including, but not limited to, music synchronization and public performance rights.

                  "License Agreements" means all contracts granting or obtaining rights to use, exploit, or practice any rights in any Company Intellectual Property.

                  "Lien" means any mortgage, pledge, assessment, security interest, lease, sublease, lien, adverse claim, levy, charge, option, or other encumbrance of any kind, whether imposed by agreement, understanding, law or equity, or any conditional sale contract, title retention contract or other contract to give or to refrain from giving any of the foregoing.

                  "material adverse change" or "material adverse effect" with respect to any Person means any change or effect that is individually or in the aggregate materially adverse to the business, prospects, properties, assets or financial condition or results of operations of such Person and its Subsidiaries, taken as a whole; provided that any such (i) changes in
                                --------
circumstances or conditions affecting the entertainment industry in general and not solely the Company, (ii) changes in circumstances or conditions affecting the advertising industry in general and not solely the Company, (iii) changes in circumstances or conditions affecting broadcast, cable and satellite television ratings insofar as they relate to the Company's television shows, or any reduction in ratings of the Company's television properties, (iv) reduced revenues or operating margins in the Company's restaurant operations and/or dispositions of restaurant units, (v) changes in the United States or global economy or financial market conditions or (vi) changes in GAAP, shall not be considered a material adverse change or a material adverse effect.

                  "Materials of Environmental Concern" means, pollutants, contaminants, solid and hazardous waste as defined in the Resource Conservation and Recovery Act ("RCRA"), hazardous substances, as defined in the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), petroleum and petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, lead or lead-based paints or materials, or radon.

                  "Merger" has the meaning set forth in the recitals hereof.

                  "Merger Consideration" has the meaning set forth in Section 2.9(a).

                  "Merger Sub" has the meaning set forth in the recitals hereof.

                  "Non-Competition Agreement" means the Non-Competition and Non-Solicitation Agreement, dated as of February 13, 2002, by and between Richard W. Clark and Parent.

                  "Outside Date" has the meaning set forth in Section 8.1(b).

                  "Owned Real Property" has the meaning set forth in Section 3.18(a).

                  "Parent" has the meaning set forth in the recitals hereof.

                  "Patents" has the meaning set forth in the definition of "Intellectual Property Rights" as defined in this Section.

                  "Paying Agent" has the meaning set forth in Section 2.10(a).

                  "Permits" has the meaning set forth in Section 3.14(a).

                  "Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the business of the Company and its Subsidiaries taken as a whole, (iv) any Lien securing an obligation of Capital Communications, Parent or Merger Sub, (v) real estate taxes, assessments and water and sewer charges that are a Lien, but not yet due and payable, (vi) any Liens that are to be discharged or satisfied by the Company or any of its Subsidiaries at Closing, (vii) any Lien to which any Lease where the Company or its Affiliate is a lessee is subject or subordinate, (viii) any covenant, condition, restriction or easement which encumbers any of the Real Property which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the business of the Company and its Subsidiaries taken as a whole, and (ix) anything an accurate survey of any of the Real Property would disclose, provided that neither the value nor the use of such
                         --------
Real Property is materially and adversely affected.

                  "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, proprietorship, trust, union, association, enterprise, authority or other form of business organization.

                  "Physical Media" means all physical embodiments of all audio, visual, and/or audio-visual works of any kind or character which the Company or any of its Subsidiaries own or in which the Company or any of its Subsidiaries has Exploitation Rights including, without limitation, programs, films, and recordings, whether animated, live action or both, whether produced for theatrical, non-theatrical, television, home video, interactive, the internet, tapes, CDs, or any other media now known.

                  "Plans" has the meaning set forth in Section 3.11(a).

                  "Principal Stockholders" has the meaning set forth in the recitals hereof.

                  "Proxy Statement" has the meaning set forth in Section 6.1(c).

                  "Real Property" has the meaning set forth in Section 3.18(c).

                  "Related Parties" has the meaning set forth in Section 3.23.

                  "Requisite Vote" has the meaning set forth in Section 3.24.

                  "Schedule 13E-3" has the meaning set forth in Section 3.4(b).

                  "SEC" means the United States Securities and Exchange Commission.

                  "SPD" has the meaning set forth in Section 3.11(b)(iv).

                  "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Special Committee" has the meaning set forth in the recitals hereof.

                  "Special Meeting" has the meaning set forth in Section 6.1(a).

                  "Subsidiary" means, with respect to any Person, (a) any corporation with respect to which such Person, directly or indirectly through one or more Subsidiaries, (i) owns more than 50% of the outstanding shares of capital stock having generally the right to vote in the election of directors or
(ii) has the power, under ordinary circumstances, to elect, or to direct the election of, a majority of the board of directors of such corporation, (b) any partnership with respect to which (i) such Person or a Subsidiary of such Person is a general partner, (ii) such Person and its Subsidiaries together own more than 50% of the interests therein, or (iii) such Person and its Subsidiaries have the right to appoint or elect or direct the appointment or election of a majority of the directors or other Person or body responsible for the governance or management thereof, (c) any limited liability company with respect to which
(i) such Person or a Subsidiary of such Person is the manager or managing member, (ii) such Person and its Subsidiaries together own more than 50% of the interests therein, or (iii) such Person and its Subsidiaries have the right to appoint or elect or direct the appointment or election of a majority of the directors or other Person or body responsible for the governance or management thereof, or (d) any other entity in which such Person has, and/or one or more of its Subsidiaries have, directly or indirectly, (i) at least a 50% ownership interest or (ii) the power to appoint or elect or direct the appointment or election of a majority of the directors or other Person or body responsible for the governance or management thereof.

                  "Superior Proposal" has the meaning set forth in Section 5.3(a)(B).

                  "Surviving Corporation" has the meaning set forth in Section 2.1.

                  "Surviving Corporation Common Stock" means the Common Stock of Surviving Corporation, par value $0.001.

                  "Tax" or "Taxes" means all Federal, state, local and foreign taxes and other assessments and governmental charges of a similar nature, including any property Tax (whether imposed directly or through withholdings), including any interest, penalties and additions to Tax applicable thereto.

                  "Tax Authority" means the United States Internal Revenue Service and any other domestic or foreign governmental authority responsible for the administration or collection of any Taxes.

                  "Tax Returns" means all Federal, state, local and foreign returns, declarations, statements, reports, schedules, forms and information returns relating to Taxes, and all amendments thereto.

                  "Termination Fee" has the meaning set forth in Section 8.2(b).

                  "Trademark" has the meaning set forth in the definition of "Intellectual Property Rights" as defined in this Section.

                  "Trade Secrets" has the meaning set forth in the definition of "Intellectual Property Rights" as defined in this Section.

                  "Voting Agreement" has the meaning set forth in the recitals hereof.

                  "WARN Act" has the meaning set forth in Section 3.25(c).

                                   ARTICLE II

                                   THE MERGER

                  Section 2.1 The Merger. Upon the terms and provisions of and subject to the conditions set forth in this Agreement and the certificate of merger (the "Certificate of Merger"), and in accordance with the applicable provisions of the DGCL, Merger Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined), and at the Effective Time the separate existence of Merger Sub will cease and the Company shall continue as the surviving corporation (the "Surviving Corporation").

                  Section 2.2 Closing. The closing (the "Closing") of the Merger will take place at 10:00 a.m., Los Angeles time, on a date (the "Closing Date") to be agreed to by the parties, which may be on, but shall be no later than the fifth Business Day after, the day on which there shall have been satisfaction or waiver of the conditions set forth in Article VII. The Closing shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071 unless another time, date or place is agreed to in writing by the parties hereto.

                  Section 2.3 Effective Time. On or before the Closing Date but following the satisfaction or waiver of all conditions to Closing, (i) the parties shall cause the Certificate of Merger to be executed and filed with the Secretary of State of the State of Delaware in such form and executed as provided in the DGCL, and (ii) make all other filings or recordings as may be required by applicable law in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other later time as the parties shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

                  Section 2.4 Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

              Section 2.5 Corporate Governance Documents. The Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time, and thereafter may be amended in accordance with its terms and as provided by applicable law; provided, however, that at the Effective Time, Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to reflect that the name of the Company shall be the name of the Surviving Corporation. The By-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation after the Effective Time, and thereafter may be amended in accordance with their terms and as provided by applicable law.

              Section 2.6 Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and shall serve in such capacity until the earlier of their resignation or removal, or until their respective successors are duly elected or appointed and qualified, as the case may be.

              Section 2.7 Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, and shall serve in such capacity until the earlier of their resignation or removal, or until their respective successors are duly elected or appointed and qualified, as the case may be.

              Section 2.8 Further Actions. At and after the Effective Time, the Surviving Corporation shall take all action as shall be required in connection with the Merger, including, but not limited to, the execution and delivery of any further deeds, assignments, instruments or documents as are necessary or desirable to carry out and effectuate the Merger and the other transactions contemplated hereby.

              Section 2.9 Effect on Capital Stock of the Company and Merger Sub. At the Effective Time, by virtue of the Merger and without any further action on the part of the holder of any securities of the Company or Merger Sub:

                      (a) Capital Stock. (i) Subject to Section 2.14, each issued and outstanding share of Capital Stock (other than shares to be cancelled in accordance with Section 2.9(c), shares of Capital Stock held by the Principal Stockholders and Dissenting Shares (as hereinafter defined)), shall be converted automatically into the right to receive from the Surviving Corporation $14.50 in cash, and (ii) each issued and outstanding share of Capital Stock held by the Principal Stockholders shall be converted automatically into the right to receive from the Surviving Corporation $12.50 in cash (collectively, the "Merger Consideration"), payable, without interest to the holder of such share, upon surrender in the manner provided in Section 2.10, of the certificate that formerly evidenced such share. At the Effective Time, all shares of Capital Stock upon which the Merger Consideration is payable pursuant to this Section 2.9(a) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Capital Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in respect of such holder's shares.

                      (b) Capital Stock of Merger Sub. Each share of the Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted, into and become one fully paid and nonassessable share of Surviving Corporation Common Stock.

                      (c) Cancellation of Treasury Stock and Parent or Merger Sub Owned Stock. Each share of Capital Stock that is owned by Parent, Merger Sub, the Company or by any Subsidiary of the Company shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

              Section 2.10    Exchange of Certificates

                      (a) Paying Agent. Immediately prior to the Effective Time, Capital Communications, Parent or Merger Sub shall designate a bank or trust company, reasonably satisfactory to the Company, to act as paying agent in the Merger (the "Paying Agent"), and, on or prior to the Effective Time, Parent or Merger Sub shall deposit with the Paying Agent immediately available funds (the "Exchange Funds") in an amount necessary for the payment of the Merger Consideration upon surrender of certificates representing Capital Stock as part of the Merger pursuant to Section 2.9, it being understood that any and all interest, dividend or other income earned on the Exchange Funds shall be the property of the Surviving Corporation.

                      (b) Exchange Procedure. Promptly after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Capital Stock (the "Company Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.9, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon delivery of the Company Certificates to the Paying Agent and shall be in such form and have such other customary provisions as the Surviving Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for the Merger Consideration. Upon surrender of a Company Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by the Surviving Corporation, together with such letter of transmittal, duly completed and validly executed, and such other customary documents as may reasonably be required by the Paying Agent, the holder of such Company Certificate shall be entitled to receive in exchange therefor the Merger Consideration into which the shares of Capital Stock theretofore represented by such Company Certificate shall have been converted pursuant to Section 2.9 and such Company Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of such Capital Stock which is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Company Certificate so surrendered is registered, if such Company Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of such Company Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this
Section 2.10(b), each Company Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without interest, into which the shares of capital stock theretofore represented by such Company Certificate shall have been converted pursuant to Section 2.9. No interest will be paid or will accrue on the consideration payable upon the surrender of any Company Certificate.

                      (c) No Further Ownership Rights in Capital Stock. All consideration paid upon the surrender of the Company Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of capital stock theretofore represented by such Company Certificates.

                      (d) Termination of Exchange Funds. Any portion of the Exchange Funds which remains undistributed to the holders of the Company Certificates for nine (9) months after the Effective Time shall be delivered to an entity identified in writing to the Paying Agent by the Surviving Corporation, upon demand, and any holders of the Company Certificates who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Company Certificates without any interest thereon.

                      (e) No Liability. None of Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                      (f) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Capital Stock which are issued and outstanding immediately prior to the Effective Time and which are held by a holder who did not vote such shares in favor of the Merger and who has complied with all of the relevant provisions of Section 262 of the DGCL ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration unless and until the holder or holders thereof shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal under the DGCL. The holders of such Dissenting Shares shall be entitled only to such rights as are granted by Section 262 of the DGCL. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Section 262 of the DGCL shall receive payment therefor from the Surviving Corporation in accordance with the DGCL, and any portion of the Merger Consideration deposited with the Paying Agent to pay for such shares shall be returned to the Surviving Corporation upon demand; provided, however, that if any such holder of Dissenting Shares (i) shall have failed to establish such holder's entitlement to relief as a dissenting stockholder as provided in Section 262 of the DGCL,
(ii) shall have effectively withdrawn such holder's demand for relief as a dissenting stockholder with respect to such Dissenting Shares or lost such holder's right to relief as a dissenting stockholder and payment for such holder's

Dissenting Shares under Section 262 of the DGCL, or (iii) shall have failed to file a complaint with the appropriate court seeking relief as to determination of the value of all Dissenting Shares within the time provided in
Section 262 of the DGCL, if applicable, such holder shall forfeit the right to relief as a dissenting stockholder with respect to such shares of Capital Stock, and each such share shall be converted into the right to receive the Merger Consideration without interest thereon, from the Surviving Corporation as provided in Section 2.9. The Company shall give Parent (i) written notice as soon as reasonably practical of any demands received by the Company for relief as a dissenting stockholder, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to stockholders' rights of appraisal, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

              Section 2.11 Stock Option Plans. As soon as practicable following the date of this Agreement, but in any event no later than thirty (30) days before the Closing Date, the Board (or, if appropriate, any committee administering the Company Stock Option Plans (as hereinafter defined)) shall adopt such resolutions or use all reasonable efforts to take such other actions as are required to provide that each then outstanding stock option (whether or not vested) to purchase shares of Company Common Stock (each a "Company Stock Option") heretofore granted under any stock option or other stock-based incentive plan, program or arrangement of the Company (collectively, the "Company Stock Option Plans") shall be cancelled immediately prior to the Effective Time in exchange for payment of an amount in cash equal to the product of (i) the number of unexercised shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time and (ii) the excess, if any, of the Merger Consideration over the per share exercise price of such Company Stock Option.

              Section 2.12 Certain Adjustments. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur by reason of any reclassification, recapitalization, stock split, reverse stock split, exchange or readjustment of shares, or any similar transaction, or any stock dividend thereon with a record date during such period, the Merger Consideration shall be appropriately adjusted to provide the holders of shares of Capital Stock the same economic effect as contemplated by this Agreement.

              Section 2.13 Withholding. The Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Capital Stock or Company Stock Options, such amounts as the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under any provision of applicable Federal, state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Capital Stock or Company Stock Options in respect of which such deduction and withholding was made by the Surviving Corporation or the Paying Agent, as the case may be.

              Section 2.14 Lost, Stolen or Destroyed Certificates. In the event any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Certificate to be lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed Company Certificate, the Merger Consideration deliverable in respect thereof as determined in accordance with this Article II; provided that the Person to whom the Merger Consideration is paid shall, as a condition precedent to the payment thereof, give the Surviving Corporation a written indemnity agreement in form and substance reasonably satisfactory to the Surviving Corporation and which is customary in such instances and, if deemed reasonably advisable by the Surviving Corporation, a bond in such sum as the Surviving Corporation may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to such Company Certificate claimed to have been lost, stolen or destroyed.

              Section 2.15 Stock Transfer Books. After the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Capital Stock which were outstanding immediately prior to the Effective Time.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

              Except (i) as set forth in the corresponding numbered sections of the disclosure schedules to this Agreement delivered by the Company to Parent and Merger Sub concurrently with the execution of this Agreement (the "Disclosure Schedules"), (ii) disclosed in the Company SEC Reports (as hereinafter defined) or (iii) referenced in the particular section of this
Article III to which exception is being taken, the Company represents and warrants to Parent and Merger Sub as follows:

          Section 3.1 Organization, Standing and Corporate Power. Each of the Company and its Subsidiaries is a corporation, partnership or limited liability company, as the case may be, duly formed or organized, validly existing and in good standing under the laws of the jurisdiction in which it is formed or organized and has the requisite corporate, partnership or limited liability company power and authority to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not reasonably be expected to have a material adverse effect on the Company. The Company has delivered to Parent and Merger Sub complete and correct copies of the Certificate of Incorporation and By-laws of the Company and the comparable charter and organizational documents of each of its Subsidiaries, in each case as amended to the date of this Agreement.

          Section 3.2 Subsidiaries. Each Subsidiary of the Company is identified on Section 3.2 of the Disclosure Schedules. Except as otherwise provided in
Section 3.2 of the Disclosure Schedules, all the outstanding equity interests of each Subsidiary are owned by the Company, free and clear of all Liens other than Permitted Liens. There are no proxies with respect to any shares of any such Subsidiary. Other than with respect to the Subsidiaries of the Company, and as set forth on Section 3.2 of the Disclosure Schedules, the Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest, including interests in partnerships and joint ventures, in any business. There are no outstanding options, warrants or other rights of any kind to acquire any additional shares of capital stock of any Subsidiary of the Company or securities convertible into or exchangeable for any capital stock of any Subsidiary of the Company, or which otherwise confer on the holder thereof any right to acquire any such additional shares of any Subsidiary, nor is any Subsidiary committed to issue any such option, warrant, right or security.

          Section 3.3 Capital Structure

               (a) The authorized capital stock of the Company consists of 22,000,000 shares of Capital Stock, consisting of 20,000,000 shares of Common Stock, and 2,000,000 shares of Class A Common Stock. As of the date hereof, 10,193,576 shares of Capital Stock were issued and outstanding consisting of 9,284,016 shares of Common Stock and 909,560 shares of Class A Common Stock, all of which were validly issued, fully paid and nonassessable and were issued free of preemptive (or similar) rights. Section 3.3 of the Disclosure Schedules contains a true, complete and correct list of all outstanding Company Stock Options, and all other options, warrants, rights or other securities convertible into or exercisable for shares of Capital Stock of the Company, the holders of such options, warrants, rights and other securities, the portions of such outstanding Company Stock Options that are exercisable, and the exercise price with respect to such securities.

               (b) Except as set forth in this Article III and as set forth in
Section 3.3 of the Disclosure Schedules, and except as may result from the exercise, prior to the consummation of the Merger, of Company Stock Options outstanding on the date hereof, there are no outstanding (i) shares of capital stock or other voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or its Subsidiaries, (iii) options or other rights to acquire from the Company or its Subsidiaries, or obligations of the Company or its Subsidiaries to issue, any shares of capital stock, voting securities or securities of the Company or its Subsidiaries, and (iv) no equity equivalent interests in the ownership or earnings of the Company or its Subsidiaries or other similar rights (the items in clauses (b)(i), (ii), (iii) and (iv) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Company Securities.

               (c) Except for the Voting Agreement and as set forth in Section 3.3(c) of the Disclosure Schedules, there are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the shares of any capital stock of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries will be required to redeem, repurchase or otherwise acquire any shares of capital stock of the Company (other than pursuant to the Merger in accordance with the terms of this Agreement) or any of its Subsidiaries, as a result of the Merger and the transactions contemplated by this Agreement.

               (d) No agreement or other document grants or imposes on any shares of Capital Stock any right, preference, privilege or transfer restriction with respect to the transactions contemplated hereby (including, without limitation, any rights of first refusal). All of the outstanding shares of Capital Stock are, and all shares of Common Stock that may be issued upon the exercise of outstanding Company Stock Options will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in the Company, any of its Subsidiaries or any other Person.

               (e) Except as set forth on Section 3.3(e) of the Disclosure Schedules, all of the issued and outstanding shares of capital stock of the Company's Subsidiaries are owned beneficially and of record by the Company, free and clear of all Liens, equities, voting restrictions, claims and options of any nature, and all such shares have been duly authorized, validly issued and are fully paid, nonassessable and free of preemptive rights. The Company has not made, directly or indirectly, any material investment in, advance to or purchase or guaranty of any obligations of, any Person other than obligations of its Subsidiaries.

          Section 3.4 Authority; Noncontravention

               (a) The Company has the requisite corporate power and authority to enter into this Agreement, subject to approval of the Merger and this Agreement by the Requisite Vote of the outstanding shares of Capital Stock, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby to which the Company is a party have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger and this Agreement, to approval of the Merger and this Agreement by the Requisite Vote of the outstanding shares of Capital Stock. This Agreement has been duly executed and delivered by the Company, and assuming this Agreement constitutes the valid and binding obligation of the other parties hereto, this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby to which the Company is a party and compliance with the provisions of this Agreement by the Company will not, require notice or consent under, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any Lien other than Permitted Liens upon any of the properties or assets of the Company or any of its Subsidiaries under, (i) the Certificate of Incorporation or By-laws of the Company or the comparable charter or organizational documents of any of its Subsidiaries, (ii) except as set forth in Section 3.4(a) of the Disclosure Schedules and other than subject to the other matters referred to in Section 3.4(b) hereof, (A) any loan or credit agreement, note, bond, mortgage, indenture, or any material lease or other material agreement or instrument or
(B) any material permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or their respective properties or assets or
(iii) subject to the governmental filings and other matters referred to in
Section 3.4(b) hereof, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or their respective properties or assets.

               (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by the Company or any of its Subsidiaries in connection with the execution and delivery of the Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except as set forth on Section 3.4(b) of the Disclosure Schedules and except for (i) the filing of a pre-merger notification and report form by the Company under the HSR Act, (ii) the filing with the SEC of (A) the Proxy Statement (B) a Rule 13E-3 Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3"), and (C) such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iii) any registration, filing or notification required pursuant to state securities or "blue sky" laws, and (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in connection with the Merger except where the failure to obtain such authorization, consent or approval would not reasonably be expected to have a material adverse effect on the Company or on the consummation of the transactions contemplated hereby.

          Section 3.5 SEC Documents; Financial Statements; Cash Balance

               (a) The Company has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since July 1, 1998, under the Securities Act or the Exchange Act (such documents, as supplemented or amended since the time of filing, collectively, the "Company SEC Reports"). As of their respective dates, the Company SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (a) complied, in all material respects, with all applicable requirements of the Securities Act and the Exchange Act, as the case may be and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements (the "Financial Statements") included or incorporated by reference in the Company SEC Reports (including any related notes and schedules) fairly present, in all material respects, the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of their consolidated operations and their consolidated cash flows for the periods set forth therein, in each case in accordance with past practices and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto and subject, where appropriate, to normal year-end adjustments and the absence of notes in the case of interim statements.

               (b) The Company has heretofore made available or promptly will make available to Parent and Merger Sub a complete and correct copy of any amendments or modifications to any Company SEC Reports to be filed with the SEC but which have not yet been filed with the SEC.

               (c) The Company will file with the SEC each registration statement, report, schedule, proxy or information statement and other documents (including exhibits thereto) required to be filed with the SEC under the Securities Act or the Exchange Act following the execution of this Agreement.

               (d) Attached as Section 3.5(d) of the Disclosure Schedules is the unaudited and internally prepared consolidated balance sheet for the Company and its consolidated Subsidiaries dated December 31, 2001 (the "December Balance Sheet"). The December Balance Sheet fairly presents in all material respects the financial position of the Company and its consolidated Subsidiaries at December 31, 2001 and has been prepared in accordance with past practices consistently applied (except as otherwise disclosed in the notes thereto and subject, where appropriate, to normal year end audit adjustments and the absence of notes).

               (e) The amount of cash and marketable securities held by the Company as of February 7, 2002, excluding cash related to the Company's restaurant operations, is at least $71.8 million and the cash held in the Company's restaurant operations as of February 7, 2002, is greater than $0.

          Section 3.6 Environmental

               (a) The Company is in material compliance with the Environmental Laws, which compliance includes, but is not limited to, the possession by the Company of all permits and other governmental authorizations required under applicable Environmental Laws, and is in material compliance to its knowledge with the terms and conditions thereof. The Company has not received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company is not in such material compliance, and, to the Company's knowledge, there are no circumstances that may prevent or interfere with such material compliance in the future.

               (b) Except as set forth on Section 3.6(b) of the Disclosure Schedules, there is no Environmental Claim pending or to the Company's knowledge threatened against the Company or, against any Person or entity whose liability for any Environmental Claim the Company has retained or assumed contractually.

               (c) Except as set forth on Section 3.6(c) of the Disclosure Schedules, to the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that could reasonably form the basis of any material Environmental Claim against the Company or, to the Company's knowledge, against any Person or entity whose liability for any Environmental Claim the Company has retained or assumed contractually.

               (d) To the knowledge of the Company, (i) all on or off-site locations at or to which the Company has stored (other than storage, in compliance with applicable requirements, of commercial cleaning products or other products regularly used in the normal course of its business which contain Materials of Environmental Concern below applicable regulatory thresholds), disposed or to which it has arranged for the disposal of Materials of Environmental Concern, are identified in Section 3.6(d) of the Disclosure Schedules, (ii) all underground storage tanks for Materials of Environmental Concern, and the capacity and contents of such tanks, located on property owned or leased by the Company, as identified in Sections 3.18(a) and 3.18(b) of the Disclosure Schedules, are identified in Section 3.6(d) of the Disclosure Schedules, (iii) except as set forth in Section 3.6(d) of the Disclosure Schedules, there is no asbestos contained in or forming part of any building, building component, structure or office space owned or leased by the Company as identified in Sections 3.18(a) and 3.18(b) of the Disclosure Schedules, and (iv) except as set forth in Section 3.6(d) of the Disclosure Schedules, no polychlorinated biphenyls (PCBs) or PCB-containing items are used or stored at any property owned or leased by the Company as identified in Sections 3.18(a) and 3.18(b) of the Disclosure Schedules.

               (e) The Company has provided to Parent and Merger Sub all written assessments, reports, data, results of investigations or audits, and other information that are in the possession of, or to the Company's knowledge are reasonably available to, the Company regarding environmental matters pertaining to or the environmental condition of the business of the Company, or the material compliance (or noncompliance) by the Company with any Environmental Laws.

               (f) To the knowledge of the Company, the Company is not required by virtue of the Merger transactions contemplated hereby, or as a condition to the effectiveness of any transactions contemplated hereby, (i) to perform a site assessment for Materials of Environmental Concern, (ii) to remove or remediate Materials of Environmental Concern, (iii) to give notice to or receive approval from any governmental authority pertaining to environmental matters, or (iv) to record or deliver to any Person or entity any disclosure document or statement pertaining to environmental matters.

          Section 3.7 Absence of Certain Changes or Events. Since September 30, 2001 (the "Balance Sheet Date"), except in connection with the transactions contemplated hereby, and except as set forth on Section 3.7 of the Disclosure Schedules, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice, and, there has not been (a) any material adverse change in the Company, (b) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock, (c) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (d) (i) any increase in the compensation payable or to become payable to any of its officers, directors, employees, agents or consultants (other than general increases in wages to employees who are not officers or directors or Affiliates in the ordinary course of business consistent with past practice or as required by agreements listed on
Section 3.7 or Section 3.11(a) of the Disclosure Schedules) or to persons providing management services, (ii) any loans to any of its officers, directors, employees, Affiliates, agents or consultants or made any change in its existing borrowing or lending arrangements for or on behalf of any of such persons, whether pursuant to an employee benefit plan or otherwise, other than advances in the ordinary course of business and consistent with past practices, (iii) any grant, issuance, acceleration, payment, accrual or agreement to pay or make any accrual or arrangement for payment of salary or other payments, compensation or benefits pursuant to, or adopt or amend, any new or existing employee benefit plan, agreement or arrangement, except in the ordinary course of business consistent with past practice, or any payment of any bonus, or any incurrence of any obligation to pay a bonus, to any of the executive officers, directors, or members of senior management of the Company, except to the extent provided for in any agreements in effect on the date hereof, all of which are listed on
Section 3.7 or Section 3.11(a) of the Disclosure Schedules, (e) any damage, destruction or loss affecting the businesses or assets of the Company or any of its Subsidiaries, that has or reasonably would be expected to have a material adverse effect on the Company, (f) any change in accounting methods, principles or practices by the

Company other than those disclosed in the Company SEC Reports or otherwise required by applicable law or accounting policy, (g) entry into any commitment or transaction material to the Company and its Subsidiaries taken as a whole (including, without limitation, any borrowing or sale of assets) except in the ordinary course of business consistent with past practice, (h) any incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any Indebtedness in excess of $250,000 that is not permitted pursuant to Section 5.1 without the consent of Parent, (i) any creation or assumption by the Company or any of its Subsidiaries of any material Lien on any material asset, (j) any material adverse change in the business relationship of the Company or any of its Subsidiaries with any significant customer, or network, cable or satellite television provider (including, without limitation, with respect to any unpaid invoices or uncollected accounts receivable) or, any material adverse change, with respect to any of the Company Intellectual Property or (k) any making of any loan, advance or capital contributions to or investment in excess of $250,000 in any Person that is not permitted pursuant to Section 5.1 without the consent of Parent.

          Section 3.8 Litigation. Except as set forth in Section 3.8 of the Disclosure Schedules, there are no investigations, actions, claims, suits or proceedings pending against the Company or its Subsidiaries or, to the knowledge of the Company, threatened against the Company or its Subsidiaries that would reasonably be expected to have a material adverse effect on the Company or would reasonably be expected to prevent, materially impair or materially delay the consummation of the transactions contemplated by this Agreement. Neither the Company nor its Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding which would reasonably be expected to have a material adverse effect on the Company.

          Section 3.9  [Omitted].

          Section 3.10 [Omitted].

          Section 3.11 Employee Benefits; ERISA

               (a) Section 3.11(a) of the Disclosure Schedules contains a true and complete list of each employment, consulting, bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation right or other stock-based incentive, retention, severance, change-in-control or termination pay, hospitalization or other medical, disability, life or other employee insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by the Company or any of its Subsidiaries, or by any trade or business, whether or not incorporated, that together with the Company or any of its Subsidiaries would be deemed to comprise a controlled group or affiliated service group or be deemed to be under common control or otherwise aggregated for purposes of Sections 414(b), (c), (m) or (o) of the United States Internal Revenue Code of 1986, as amended (the "Code") (an "ERISA Affiliate"), for the benefit of any current or former employee or director of the Company or any of its Subsidiaries, or any ERISA Affiliate (the "Plans"). Section 3.11(a) of the Disclosure

Schedules identifies each of the Plans that is an "employee welfare benefit plan," or "employee pension benefit plan" as such terms are defined in Sections 3(1) and 3(2) of ERISA (such plans being hereinafter referred to collectively as the "ERISA Plans"). Except as set forth on Section 3.11(a) of the Disclosure Schedules, none of the Plans is subject to Title IV of ERISA. None of the Company, any of its Subsidiaries nor any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional Plan or, except as required by applicable law or to maintain tax-qualified status, modify or change any existing Plan that would affect any current or former employee or director of the Company, any of its Subsidiaries or any ERISA Affiliate.

               (b) With respect to each of the Plans, the Company has heretofore delivered or as promptly as practicable after the date hereof shall deliver to Merger Sub true and complete copies of each of the following documents, as applicable:

                         (i) a copy of the Plan documents currently in effect (including all amendments thereto) for each written Plan or a written description of any Plan that is not otherwise in writing;

                         (ii) a copy of the annual report or Internal Revenue Service Form 5500 Series, if required under ERISA, with respect to each ERISA Plan for the last three (3) Plan years ending prior to the date of this Agreement for which such a report was filed;

                         (iii) a copy of the actuarial report, if required under ERISA, with respect to each ERISA Plan for the last three (3) Plan years ending prior to the date of this Agreement;

                         (iv)  a copy of the most recent Summary Plan
     Description ("SPD"), together with all Summaries of Material Modification issued with respect to such SPD, if required under ERISA, with respect to each ERISA Plan, and all other material employee communications relating to each ERISA Plan;

                         (v) if the Plan is funded through a trust or any other funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof, if any;

                         (vi) all contracts relating to the Plans with respect to which the Company or any of its Subsidiaries or any ERISA Affiliate may have any liability, including insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements; and

                         (vii) the most recent determination or opinion letter received from the Internal Revenue Service with respect to each Plan that is intended to be qualified under Section 401(a) of the Code.

               (c)  Except as set forth on Section 3.11(c) of the Disclosure
Schedules:

                         (i) No liability under Title IV of ERISA has been incurred by the Company, any of its Subsidiaries or any ERISA Affiliate since the effective date of ERISA that has not been satisfied in full, and, to the knowledge of the Company, no condition exists that presents a material risk to the Company, or any of its Subsidiaries or any ERISA Affiliate of incurring any liability under such Title.

                         (ii) With respect to any ERISA Plan that is a "multiemployer pension plan," as such term is defined in Section 4001(a)(3) of ERISA, (1) neither the Company, any of its Subsidiaries nor any ERISA Affiliate has, since September 26, 1980, made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203 and 4205 of ERISA, (2) to the knowledge of the Company (or as the Company should reasonably be aware), no event has occurred that presents a material risk of a complete or partial withdrawal,
     (3) to the knowledge of the Company (or as the Company should reasonably be aware), neither the Company, any of its Subsidiaries nor any ERISA Affiliate has any contingent liability under Section 4204 of ERISA, (4) to the knowledge of the Company, no circumstances exist that present a material risk that any such multiemployer plan will go into reorganization, and (5) to the knowledge of the Company (or as the Company should reasonably be aware), the aggregate withdrawal liability of the Company, each of its Subsidiaries and the ERISA Affiliates, computed as if a complete withdrawal by the Company, each of its Subsidiaries and all of its ERISA Affiliates had occurred under each such multiemployer pension plan on the date hereof, would be greater than $50,000.

                         (iii) To the extent the representations in Sections 3.11(c)(i) and 3.11(c)(ii) apply to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to the ERISA Plans but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which the Company or any of its Subsidiaries or any ERISA Affiliate made, or was required to make, contributions during the past six years.

                    (d) None of the Company, any of its Subsidiaries, any ERISA Affiliate, any of the ERISA Plans, any trust created thereunder, nor to the Company's knowledge, any trustee or administrator thereof has engaged in a transaction or has taken or failed to take any action in connection with which the Company, any of its

Subsidiaries, any ERISA Affiliate, any ERISA Plan or any such trust could be subject to any material liability for either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975(a) or (b), 4976 or 4980B of the Code.

               (e) All contributions which the Company, any of its Subsidiaries or any ERISA Affiliate is required to pay, prior to the date hereof, under the terms of each of the ERISA Plans have been timely paid in full or properly recorded on the financial statements or records of the Company or its Subsidiaries.

               (f) Each of the Plans has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code.

               (g) There has been no failure by any of the ERISA Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code to meet the requirements of such qualification. Except as set forth on Section 3.11(g) of the Disclosure Schedules hereto, the Company has applied for and received a currently effective determination letter from the IRS stating that it is so qualified including satisfaction of the requirements of the GUST amendments (as referenced in IRS Announcement 2001-104), and no event has occurred which would affect such qualified status.

               (h) Except as set forth on Section 3.11(h) of the Disclosure Schedules, no Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of the Company, its Subsidiaries or any ERISA Affiliate after retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, or (iii) benefits, the full direct cost of which is borne by the current or former employee (or beneficiary thereof)).

               (i) The consummation of the transactions contemplated by this Agreement will not, either alone or upon and in conjunction with the occurrence of any additional or further acts or events, (i) entitle any current or former employee, officer, consultant, agent or director of the Company, any of its Subsidiaries or any ERISA Affiliate to severance pay, unemployment compensation or any other similar termination payment, or (ii) accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any benefit due, or any option or other equity security held by, any such employee, officer, consultant, agent or director.

               (j) There are no pending or, to the Company's knowledge, threatened or anticipated claims by or on behalf of any Plan, by any employee or beneficiary under any such Plan or otherwise involving any such Plan (other than routine claims for benefits).

               (k) Except as set forth on Section 3.11(k) of the Disclosure Schedules, neither the Company nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any contract, agreement or other arrangement which could result in the payment by the Company or by any of its Subsidiaries of an "excess parachute payment" as that term is used in Section 280G of the Code or the payment of compensation that will not be deductible by the Company because of Section 162(m) of the Code.

               (l) None of the Company, any of its Subsidiaries nor any ERISA Affiliate has, prior to the Effective Time, violated any of the health care continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended or the Health Insurance Portability Accountability Act of 1996, as amended, or any similar provision of state law applicable to their employees.

               (m) Except as set forth in Section 3.11(m) of the Disclosure Schedules, none of the Company, any of its Subsidiaries nor any ERISA Affiliate has used the services or workers provided by third party contract labor suppliers, temporary employees, "leased employees" (as that term is defined in Section 414(n) of the Code), or individuals who have provided services as independent contractors to the extent that any of these arrangements would reasonably be expected to result in the disqualification of any of the Plans or the imposition of penalties or excise taxes with respect to the Plans by the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation.

          Section 3.12 Taxes

               (a) All material Tax Returns required to be filed by the Company and each of its Subsidiaries have been duly filed (or has had duly filed on its behalf). All material Taxes that are due or claimed to be due from the Company and each of its Subsidiaries have been paid other than those being contested in good faith and by appropriate proceedings and for which adequate reserves have been established on the balance sheets that are included in the Company SEC Reports in accordance with GAAP. To the knowledge of the Company, the accruals and reserves in the balance sheets that are included in the Company SEC Reports in respect of any Tax liability of the Company and its Subsidiaries for any taxable period not finally determined are adequate to meet any assessments of Tax for any such period.

               (b) No Audits are presently pending with regard to any Taxes or Tax Returns of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has received written notification that any such Audit is threatened, contemplated, or may be initiated.

               (c) There are no Liens for material Taxes upon any assets or properties of the Company or any of its Subsidiaries, except for Liens for Taxes not yet due.

               (d) Other than any Tax Returns that have not yet been required to be filed, the Company has delivered or made available to Parent and Merger Sub true and complete copies of its Tax Returns for each of the taxable years ended after June 30, 1997.

               (e) No deficiency or adjustment for any Taxes has been proposed, asserted, assessed or to the Company's knowledge, threatened in writing against the Company or its Subsidiaries.

               (f) Except as set forth in Section 3.12(f) of the Disclosure Schedules, to the knowledge of the Company, no outstanding power of attorney has been granted by or with respect to the Company or its Subsidiaries with respect to any matter relating to Taxes.

               (g) The Company and each of its Subsidiaries have complied in all material respects with all applicable laws, rules, and regulations relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Section 1441 and 1442 of the Code or similar provisions under any state, local or foreign laws) and have, within the time and the manner prescribed by law, withheld and paid over to the proper Tax Authorities all amounts required to be so withheld and paid over under applicable laws.

               (h) Neither the Company nor any of its Subsidiaries is required to include in income any material adjustment pursuant to Section 481(a) of the Code by reason of any change in accounting method (nor has any Tax Authority proposed in writing any such adjustment or change of accounting method).

               (i) Neither the Company nor any of its Subsidiaries is or has been a member of any affiliated group filing a consolidated Federal income tax return within the meaning of Section 1504(a) of the Code or any similar state, local or foreign law (other than a group the common parent of which is or was the Company) or has any liability for Taxes of any Person under Treasury Regulation Section 1.1502-6 or any similar provisions of state, local or foreign law as a transferee or successor, by contract, or otherwise.

               (j) [Omitted].

               (k) [Omitted].

               (l) The Company has delivered or made available to Parent and Merger Sub complete and accurate copies of each of (i) all Audit reports, letter rulings, technical advice memoranda and similar documents issued by a Tax Authority relating to Taxes due from or with respect to the Company or its Subsidiaries and (ii) all closing agreements entered into by the Company or its Subsidiaries with any Tax Authority, in each case existing on the date hereof.

               (m) Neither the Company nor any of its Subsidiaries has received written notice of any claim made by a Tax Authority in a jurisdiction where it does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

               (n) Neither the Company nor any of its Subsidiaries has (i) received a ruling from any Tax Authority or signed an agreement with respect thereto or (ii) signed any closing agreement with respect to any Tax year.

               (o) Neither the Company nor any of its Subsidiaries has waived any statutory period of limitations for the assessment of any Tax or agreed to any extension of time with respect to a Tax assessment or deficiency, in each case, which is currently outstanding, nor is any request to so waive or extend currently outstanding.

               (p) [Omitted].

               (q) Neither the Company nor any of its Subsidiaries is a party to, is bound by or has any obligation under any Tax sharing agreement, Tax indemnification agreement or similar contract, and does not have any potential liability or obligation to any Person as a result of, or pursuant to, any such contract.

               (r) Neither the Company nor any of its Subsidiaries has, with regard to any assets or property held or acquired, filed a consent to the application of Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a Subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by either the Company or any of its Subsidiaries.

          Section 3.13 [Omitted].

          Section 3.14 Permits; Compliance with Laws

               (a) Except as set forth on Section 3.14(a) of the Disclosure Schedules, each of the Company and its Subsidiaries holds, to the extent legally required, all federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, orders, registrations, findings of suitability, licenses, notices, permits, applications and rights, including all authorizations under any applicable law ("Permits"), necessary for the Company and its Subsidiaries to own, lease or operate their properties and assets and to carry on their business as now conducted, other than such Permits the absence of which would not reasonably be expected to have a material adverse effect on the Company, and there has occurred no default under any such Permit other than such defaults which would not reasonably be expected to have a material adverse effect on the Company. To the knowledge of the Company, no event has occurred, and no facts or circumstances exist, which would reasonably be expected to adversely affect the ability of the Company and its Subsidiaries to obtain all necessary Permits to allow the Company and its Subsidiaries to conduct its business in the manner the Company and its Subsidiaries proposes to conduct such business, except where the failure to obtain all necessary permits would not reasonably be expected to have a material adverse effect on the Company.

               (b) Each of the Company and its Subsidiaries is in compliance with all applicable laws, except for possible noncompliance which would not reasonably be expected to have a material adverse effect on the Company.

          Section 3.15 State Takeover Statutes. For purposes of Section 203(a)(1) of the DGCL, the Board, including the Special Committee of the Board, has approved this Agreement and the Merger, and the other transactions contemplated hereby and thereby.

          Section 3.16 Broker's or Finder's Fee. Except for Allen & Company Incorporated and Ladenburg, Thalmann & Co., Inc., no agent, broker, Person or firm acting on behalf of the Company is, or will be, entitled to any investment banking or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by, or under common control with any of the parties hereto, in connection with this Agreement or any of the transactions contemplated hereby. The Company has provided Parent and Merger Sub true and correct copies of all agreements by and between Allen and Company Incorporated and the Company and between Ladenburg, Thalmann & Co., Inc. and the Company and such agreements will not be amended without the consent of Parent and Merger Sub, as applicable and which consent will not be unreasonably withheld or delayed.

          Section 3.17 Company Intellectual Property and Library Properties

               (a) The Company or its Subsidiaries own all right, title and interest in, or have a valid right to use, all Company Intellectual Property and Library Properties, subject to third party clearances on the content, free and clear of all written agreements granting liens, security interests, pledges, hypothecations and mortgages, except for any such liens, security interests, pledges, hypothecations and mortgages granted pursuant to any collective bargaining or distribution agreements. The Company or Subsidiaries may exercise Exploitation Rights with respect to the Library Properties in a manner consistent with the conduct of the business by the Company and its Subsidiaries as currently conducted. Company Intellectual Property shall not include any of the Excluded Intellectual Property, and the Company and its Subsidiaries shall have no right to use the Excluded Intellectual Property after the Closing Date except for the Company's or any of its Subsidiaries' (i) rights in and to the Excluded Intellectual Property to the extent and only to the extent granted pursuant to any other agreement, including, but not limited to, the Employment Agreement, or (ii) rights to use any Excluded Intellectual Property which may be embodied in any Library Property.

               (b) Section 3.17(b)(i) of the Disclosure Schedules sets forth an accurate and complete list of all registrations and applications for registration for Trademarks, Patents, and Copyrights owned by the Company and its Subsidiaries. Section 3.17(b)(ii) sets forth a list of those Trademarks currently owned by the Company which it has previously agreed to assign to Olive Enterprises, Inc. ("Enterprises") upon issuance of US Federal trademark registration certificates for the same. No Trademark set forth on Section 3.17(b)(ii) of the Disclosure Schedules is subject to material usage in the business of the Company or any of its Subsidiaries as currently conducted other than the Trademarks AMERICA'S OLDEST LIVING TEENAGER and I LIKE THE BEAT. The Trademarks AMERICA'S OLDEST LIVING TEENAGER and I LIKE THE BEAT will be licensed to the Company upon Closing pursuant to an agreement as contemplated in Section 5.7.

               (c) Section 3.17(c) of the Disclosure Schedules sets forth an accurate and complete list of all Library Properties, indicating which Library Properties are solely and exclusively owned by the Company or its Subsidiaries, and which Library Properties are co-owned with or owned by third parties but as to which the Company or its Subsidiaries has any Exploitation Rights.

               (d) Neither the Company nor any of its Subsidiaries has (i) licensed or sublicensed its rights in any material Company Intellectual Property other than pursuant to License Agreements or Library Agreements; or (ii) granted or obtained any material Exploitation Rights in the Library Properties, other than pursuant to the Library Agreements.

               (e) All material Trademarks, Copyrights, and Patents owned by Company or its Subsidiaries are subsisting, in full force and effect, have not been cancelled, expired, or abandoned, and to the knowledge of the Company are valid and enforceable. Except as disclosed in Section 3.17(e) of the Disclosure Schedules, the Company or one of its Subsidiaries is listed in the applicable intellectual property registry as the record owner of any registration or application for registration of any Trademark, Copyright or Patent owned by the Company. Except as disclosed in Section 3.17(e) of the Disclosure Schedules, there is no pending, or, to the knowledge of Company, threatened opposition, interference, or cancellation proceeding before any court or registration authority in any jurisdiction against any registrations or applications in respect of any Trademark, Copyright or Patent owned by the Company.

               (f) The exercise by the Company or any of its Subsidiaries of any Exploitation Rights in the Library Properties in the United States and the conduct of the Company's business (other than the exercise of Exploitation Rights in the Library Properties), to the knowledge of the Company, does not infringe, misappropriate, dilute or otherwise violate (either directly or indirectly such as through contributory infringement or inducement to infringe) any Intellectual Property Rights owned or controlled by any third party. Neither the Library Properties nor the Company's, its Subsidiaries or licensee's exercise of Exploitation Rights with respect thereto in the United States in a manner consistent with past practices, libels, defames, violates the rights of privacy or publicity of any person or violates any other applicable law that is likely to result in a material adverse effect on the Company.

               (g) Except as set forth on Section 3.17(g) of the Disclosure Schedules, there is no pending, or to the knowledge of the Company, any threatened claim, suit, arbitration or other adversarial proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction to which the Company or any Subsidiary or any of its licensees is a party (i) involving the Company Intellectual Property or Library Properties; (ii) alleging that the activities or the conduct of the business of the Company or any of its Subsidiaries, or the exercise of any Exploitation Rights with respect to the Library Properties infringes, misappropriates, dilutes, or otherwise violates, the Intellectual Property Rights of any third party; or (iii) challenging the ownership, use, validity, enforceability or registrability of any Company Intellectual Property.

                  (h) Except as set forth on Section 3.17(h) of the Disclosure Schedules, there are no settlements, forbearances to sue, consents, judgments, or orders that (i) materially restrict the rights of the Company or any Subsidiaries to own or use any Company Intellectual Property or Library Properties; (ii) materially restrict the conduct of the business of the Company or any of its Subsidiaries in order to accommodate a third party's Intellectual Property Rights; or (iii) permit third parties to use any Company Intellectual Property or to exercise Exploitation Rights with respect to any Library Properties.

                  (i) All officers of the Company or any of its Subsidiaries have executed written nondisclosure agreements and, to the knowledge of the Company, no party to any such nondisclosure agreement is in material breach or default thereof. The Company and its Subsidiaries take reasonable measures to protect the confidentiality of their material Trade Secrets.

                  (j) Except as set forth on Section 3.17(j) of the Disclosure Schedules, no third party, to the knowledge of the Company, is infringing, misappropriating, diluting, or otherwise violating any Company Intellectual Property or the Company's, its Subsidiaries' or their licensees' rights in the Library Properties.

                  (k) The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of the right of the Company or any of its Subsidiaries to own or use Company Intellectual Property or exercise any Exploitation Rights with respect to the Library Properties.

                  (l) To the knowledge of the Company, all material Library Underlying Rights owned solely by the Company and its Subsidiaries, were (i) developed by employees of the Company or its Subsidiaries within the scope of their employment; (ii) developed by independent contractors as "works-made-for-hire," as that term is defined under Section 101 of the United States Copyright Act, 17 U.S.C.(S)101; (iii) developed by third parties who have assigned all of their rights therein to the Company or a Subsidiary; (iv) duly licensed to the Company or its Subsidiaries pursuant to the Library Agreements; (v) in the public domain; (vi) permitted to be exploited by the Company and its Subsidiaries pursuant to the provisions of 17 U.S.C.(S)107; or
(vii) a combination of any of the foregoing.

                  (m) To the knowledge of the Company, all music contained within the Library Properties owned by the Company and its Subsidiaries is (i) controlled by American Society of Composers, Authors and Publishers, Broadcast Music Inc. or The Society of European Stage Authors and Composers; (ii) in the public domain; or (iii) duly licensed or otherwise owned by the Company and its Subsidiaries with sufficient rights to permit its public performance in the United States in connection with the Library Properties subject, however, to the terms and conditions of the License Agreements, Library Agreements and any union, collective bargaining or guild agreement.

                  (n) The Physical Media are in good physical condition, and to the knowledge of the Company, no Physical Media have been rejected by a third party on the basis of defective physical condition, and neither the Company nor any of its Subsidiaries has received any written notice of such rejection. A Physical Media exists for every Library Property set forth on Section 3.17(c) of the Disclosure Schedules.

                  (o) All material License Agreements and Library Agreements to which the Company or one of its Subsidiaries is a party, or is otherwise obligated, are valid and binding obligations of the Company and/or the applicable Subsidiaries, enforceable in accordance with their agreed terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, arrangement or similar laws affecting creditors' rights generally and by general principles of equity. There exists no event or condition which will result in a violation or breach of, or constitute a default by the Company or any of its Subsidiaries or, to the knowledge of the Company, any other party thereto, under any such License Agreement or Library Agreement which are likely to result in a material adverse effect on the Company's business as currently conducted.

                  (p) The Company and its Subsidiaries have good title in and to any Physical Media for the Library Properties that are solely owned by the Company and its Subsidiaries, except for distributors' rights pursuant to any distribution agreements. Except for Library Properties that are financially immaterial to the financial condition or results of operation of the business of the Company and its Subsidiaries, taken as a whole, and the value of the Library Properties, taken as a whole, the Company has customary access to the Physical Media for the Library Properties that are solely owned, or that are jointly owned but solely controlled, by the Company and its Subsidiaries including the right to remove such Physical Media from the custody of any third party with which the Company has a storage agreement relating thereto. To the knowledge of the Company, no Library Property solely owned or controlled by the Company and its Subsidiaries for which there is only one Physical Media in existence is in the custody of a third party other than pursuant to an agreement that grants Company or any of its Subsidiaries the right to remove such Physical Media from the custody of such third party. At Closing, the Company shall provide a list of each third party that is contracted to store the Physical Media for the Library Properties, that are solely owned by the Company and its Subsidiaries as set forth on Section 3.17(c) of the Disclosure Schedules, setting forth the identity of the third party and providing contact information for such third party and the location of the Physical Media.

                  (q) The Company and its Subsidiaries, in the conduct of the business as currently conducted, use only standard, commercially available and "off-the-shelf" software licensed from third parties.

          Section 3.18    Real Property.

                  (a) Owned Properties. Section 3.18(a) of the Disclosure Schedules sets forth a true, correct and complete list of all real property owned by the Company or any of its Subsidiaries (each, an "Owned Real Property"). Except as otherwise set forth on Section 3.18(a) of the Disclosure Schedules, with respect to each such parcel of Owned Real Property: (i) such parcel is free and clear of all Liens, except for the Permitted Liens; (ii) there are no leases, subleases, licenses, tenancies, concessions, or other agreements, written or oral, granting to any Person the right of use or occupancy of any portion of such Owned Real Property; and (iii) there are no outstanding actions, rights of first refusal or options to purchase such parcel.

                  (b) Leased Properties. Section 3.18(b) of the Disclosure Schedules sets forth a true, correct and complete list of all of the leases, licenses, tenancies, subleases and all other material occupancy agreements ("Leases") in which the Company or any of its Subsidiaries is a tenant, subtenant, landlord or sublandlord (the leased and subleased space or parcel of Real Property thereunder being, collectively, the "Leased Real Property"), and for each Lease indicates whether or not the consent of the landlord thereunder will be required in connection with the Merger. With respect to each Lease: (i) the Lease is in full force and effect; and (ii) neither the Company (or its applicable Subsidiary), nor to the knowledge of the Company, any other party to the Lease, is in material default under the Lease, and no event has occurred which, with notice or lapse of time, would constitute a breach or default by the Company (or such Subsidiary) under the Lease except where such breach or default would not reasonably be expected to have a material adverse effect on the Company or a material adverse effect on the Company's restaurant operations taken as a whole.

                  (c) Real Property Disclosure. Except as disclosed on Sections 3.18(a) and 3.18(b) of the Disclosure Schedules, there is no Real Property (as defined below) leased or owned by the Company or any of its Subsidiaries that is used in their business. The Owned Real Property and Leased Real Property is referred to collectively herein as the "Real Property."

                  (d) No Proceedings. There are no proceedings in eminent domain, condemnation or other similar proceedings pending or, to the knowledge of the Company, threatened, relating to or affecting any portion of the Real Property.

                  (e) Current Use. The current use of the Real Property does not violate any instrument of record or agreement affecting such Real Property in a manner that has had, or is reasonably likely to have or result in, a material adverse effect on the Company. There are no violations of any covenants, conditions, restrictions, easements, agreements or orders of any Governmental Entity having jurisdiction over any of the Real Property that affect such Real Property or the use or occupancy thereof in a manner that has had, or is reasonably likely to have or result in, a material adverse effect on the Company. No damage or destruction has occurred with respect to any of the Real Property that has had, or is reasonably likely to have or result in, a material adverse effect on the Company.

                  (f) Condition and Operation of Improvements. To the knowledge of the Company, all buildings, structures, fixtures and other improvements included within the Real Property (the "Improvements") are, in all material respects, in operating condition and repair and adequate to operate such facilities as currently used, and there are no facts or conditions affecting any of the Improvements which would, individually or in the aggregate, interfere in any material respect with the current use, occupancy or operation thereof.

           Section 3.19 Insurance. The Company maintains insurance coverage with reputable insurers in such amounts and covering such risks as are generally in accordance with normal industry practice for companies engaged in businesses similar to those of the Company and its Subsidiaries.

           Section 3.20 Contracts

                  (a) The Company has provided to Parent true and complete copies of all material contracts, undertakings, commitments, licenses or agreements (other than contracts, undertakings, commitments or agreements for employee benefit matters set forth in Section 3.11 of the Disclosure Schedules) (the "Contracts") including, without limitation all:

                           (i) contracts requiring annual expenditures by or liabilities of the Company and its Subsidiaries in excess of one hundred thousand dollars ($100,000) which have a remaining term in excess of one hundred eighty (180) days or are not cancellable (without material penalty, cost or other liability) within one hundred eighty
         (180) days;

                           (ii) contracts containing covenants limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business (other than prohibitions against engaging in business relating to specific product lines) or compete with any person, in any product line or line of business, or operate at any location; and

                           (iii) contracts containing change of control provisions or requiring payment of cash or other consideration following a change of control.

                  (b) Each of the Contracts (other than License Agreements and Library Agreements which are covered by Section 3.17(o)) is a valid and binding obligation of the Company and, to the Company's knowledge, the other parties thereto, enforceable against the other parties thereto in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, arrangement or similar laws affecting creditors' rights generally and by general principles of equity.

                  (c) None of the Company or its Subsidiaries is in breach, default or violation (and no event has occurred or not occurred through the Company's action or inaction or, to the knowledge of the Company, through the action or inaction of any third parties, which with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of any Contract (other than License Agreements and Library Agreements which are covered by Section 3.17(o)) to which the Company or any of its Subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound, except for violations, breaches or defaults that, individually or in the aggregate, would not have a material adverse effect on the Company.

               Section 3.21 Board Consent and Recommendation. Each of the Board and the Special Committee has (a) determined that the Merger and this Agreement, and the transactions contemplated hereby are advisable and fair to and in the best interests of the Company and its stockholders, (b) approved the Merger and this Agreement and the transactions contemplated hereby to which the Company is a party, and (c) resolved to recommend that the stockholders of the Company approve the Merger and this Agreement and the transactions contemplated hereby to which the Company is a party.

               Section 3.22  [Omitted]

               Section 3.23  Related Party Transactions. Except as set forth in
Section 3.23 of the Disclosure Schedules or in the Company's SEC Reports filed prior to the date of this Agreement, no (a) beneficial owner of 5% or more of the Company's outstanding capital stock, nor (b) officer or director of the Company or (c) any Person (other than the Company) in which any such beneficial owner, officer or director owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by all such Persons) (collectively, "Related Parties") has entered into any transactions with the Company or its Subsidiaries that are required to be disclosed in or will be required to be disclosed in, any Company SEC Reports. Copies of all agreements relating to such transactions have been provided to, or made available to Parent.

               Section 3.24 Vote Required. The affirmative vote of the holders of at least a majority of the votes entitled to be cast by the holders of the Class A Common Stock and Common Stock entitled to vote thereon (voting together as a single class) (the "Requisite Vote") is the only vote of the holders of any class or series of capital stock of the Company necessary to approve the Merger and this Agreement and the transactions contemplated hereby to which the Company is a party.

               Section 3.25  Employment Matters

                      (a) Except as set forth on Section 3.25 of the Disclosure Schedules, (i) neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreement or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any Subsidiary, (ii) none of the employees of the Company or any Subsidiary are represented by any labor organization and there are no organizational campaigns, demands or proceedings pending or, to the knowledge of the Company, threatened by any labor organization or group of employees seeking recognition or certification as collective bargaining representatives of any group of employees of the Company or any Subsidiary, (iii) to the knowledge of the Company, there are no union claims to represent the employees of the Company or any Subsidiary,
(iv) there are no strikes, slowdowns, work stoppages, lockouts or material labor disputes pending, or, to the knowledge of the Company, threatened against or affecting the Company, and there has not been any such action during the past five years.

              (b) Each of the Company and its Subsidiaries is and has at all times during at least the last twelve months, been in material compliance with all applicable laws, regulations, and ordinances respecting immigration, employment and employment practices, and the terms and conditions of employment, including without limitation, employment standards, equal employment opportunity, family and medical leave, wages, hours of work and occupational safety and health, and is not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation, except where such material non-compliance would not, reasonably be expected to have a material adverse effect on the Company. There are no employment contracts or severance agreements with any employees of the Company or any Subsidiary and no written personnel policies, rules or procedures applicable to employees of the Company or any Subsidiary, other than those set forth on Section 3.25 of the Disclosure Schedules, true and complete copies of which have heretofore been made available to Parent and Merger Sub. Except as set forth on Section 3.25 of the Disclosure Schedules, to the knowledge of the Company, there are (i) no complaints, controversies, charges, investigations, lawsuits or other proceedings relating to the Company or any Subsidiary pending or threatened in any court or with any agency responsible for the enforcement of Federal, state, local or foreign labor or employment laws regarding breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other illegal, discriminatory, wrongful or tortious conduct in connection with the employment relationship, the terms and conditions of employment, or applications for employment with the Company or any Subsidiary except where such complaint, controversy, charge, investigation, lawsuit, or other proceeding would not reasonably be expected to have a material adverse effect on the Company or on the consummation of the transactions contemplated hereby, and (ii) no Federal, state, local or foreign agency responsible for the enforcement of immigration, labor, worker health and safety, or employment laws intends to conduct or is conducting an investigation with respect to or relating to the Company or any Subsidiary, except where such investigation would not, reasonably be expected to have a material adverse effect on the Company or on the consummation of the transactions contemplated hereby.

              (c) Except as set forth on Section 3.25 of the Disclosure Schedules, since January 1, 1997, neither the Company nor any of its Subsidiaries has effectuated (i) a "plant closing" as defined in the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act") affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries, or
(ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company or any of its Subsidiaries; nor has the Company nor any of its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law.

          Section 3.26 [Omitted].

          Section 3.27 Opinion of Financial Advisor. The Board has received a written opinion of Allen & Company Incorporated, dated as of the date of the meeting of the Board approving this Agreement, to the effect that, as of the date of such written opinion, the consideration to be received as a result of the Merger by the holders of Common Stock, other than the Principal Stockholders, is fair, from a financial point of view, to such stockholders. In addition, the Board has received a written opinion of Ladenburg, Thalmann & Co., Inc., dated as of the date hereof, to the effect that, as of the date of such written opinion, the consideration to be received as a result of the Merger by the holders of Common Stock, other than the Principal Stockholders, is fair, from a financial point of view, to such stockholders.

          Section 3.28 [Omitted].

          Section 3.29 NASDAQ Qualification. All outstanding shares of the Common Stock are designated as qualified for trading on the NASDAQ National Market of the NASDAQ Stock Market operated by the NASDAQ Stock Market Inc.

          Section 3.30 Memorabilia. Section 3.30 of the Disclosure Schedules sets forth a list of memorabilia owned by the Company or its Subsidiaries, and any memorabilia not set forth on Section 3.30 of the Disclosure Schedules shall be deemed to be owned by Richard W. Clark, individually, or Enterprises. For the avoidance of doubt, the corporate records or production documents of the Company and its Subsidiaries shall not be considered "memorabilia" and shall be owned by the Company or its Subsidiaries. Subject to the terms of the Employment Agreement and the Non-Competition Agreement, all memorabilia not owned by the Company which is currently located in the Company's or its Subsidiaries' restaurants shall remain on loan to the Company and its Subsidiaries, free of charge, so long as the Company or its Subsidiaries continue to operate the restaurants.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                  PARENT, MERGER SUB AND CAPITAL COMMUNICATIONS

          Except as set forth in the corresponding numbered sections of the disclosure schedules delivered by Parent, Merger Sub and Capital Communications to the Company concurrently with the execution of this Agreement or referenced in the particular section of this Article IV to which exception is being taken, Parent, Merger Sub and Capital Communications jointly and severally each represents and warrants to the Company as follows:

          Section 4.1 Organization, Standing and Corporate Power. Each of Parent, Merger Sub and Capital Communications is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware or the Province of Quebec, Canada, as the case may be. Each of Parent and Capital Communications has the requisite corporate power and authority to carry on its business as now being conducted. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

          Section 4.2     Authority; Noncontravention

                  (a) Each of Parent, Merger Sub and Capital Communications has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent, Merger Sub and Capital Communications and the consummation by each of Parent, Merger Sub and Capital Communications of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Parent, Merger Sub and Capital Communications, respectively, and by Parent as the sole stockholder of Merger Sub. This Agreement has been duly executed and delivered and, assuming this Agreement constitutes the valid and binding obligation of the other parties hereto, constitutes valid and binding obligations of each of Parent, Merger Sub and Capital Communications, enforceable against each of Parent, Merger Sub and Capital Communications, as the case may be, in accordance with its terms.

                  (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by Parent, Merger Sub or Capital Communications in connection with the execution and delivery of this Agreement by Parent, Merger Sub and Capital Communications or the consummation by Parent, Merger Sub and Capital Communications of any of the transactions contemplated hereby and thereby, except (A) for the filing of a pre-merger notification and report form by Parent, Merger Sub and Capital Communications under the HSR Act, (B) applicable requirements under the Exchange Act (C) for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Parent, Merger Sub or Capital Communications is qualified to do business and (D) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not reasonably be expected to impair, in any material respect, the ability of Parent, Merger Sub or Capital Communications to perform their respective obligations under or prevent or significantly delay the consummation of the transactions contemplated by this Agreement.

          Section 4.3 Financing. Capital Communications has and will provide sufficient funds to enable Parent and Merger Sub to perform any and all of the respective obligations (including, without limitation, any and all financial obligations) of the Parent and/or the Merger Sub under this Agreement and in connection with the transactions contemplated hereby, including, without limitation, the payment of the Merger Consideration as provided for in this Agreement until the total Merger Consideration has been paid to the Paying Agent pursuant to Section 2.10(a) after which time this representation and warranty shall cease to have any force or effect.

          Section 4.4 Information Supplied. None of the information supplied or to be supplied in writing by Parent, Merger Sub, Capital Communications or any of their respective affiliates specifically for inclusion in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's stockholders or the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, each of Parent, Merger Sub and Capital Communications makes no representation or warranty with respect to any information supplied by the Company or any of its representatives which is contained in or incorporated by reference in any of the foregoing documents.

          Section 4.5 Balance Sheet. Capital Communications has previously provided to the Company an audited balance sheet for the year ended December 31, 2000, and such balance sheet fairly presents, in all material respects, the financial position of Capital Communications at December 31, 2000. Since December 31, 2000 there has been no adverse change in the financial condition of Capital Communications which could adversely affect the ability of Capital Communications to perform any of its obligations under this Agreement and in connection with the transactions contemplated hereby and Capital Communications has, and will have as of the Effective Time, the liquidity to perform all of its obligations under this Agreement and in connection with the transactions contemplated hereby, as such obligations become due or are otherwise to be performed.

          Section 4.6 Ownership of Shares. Each of Parent and Merger Sub does not own any shares of Common Stock of the Company.

          Section 4.7 Brokers or Finders. Except for BNY Capital Markets, Inc., whose fees and expenses will be paid by the Parent in accordance with the Parent's agreement with such firm, and the fees described in Section 10.11 of the Stockholders Agreement, by and among Parent, Capital Communications and the other stockholders of Parent, the form of which is attached hereto on Section
4.7 of the disclosure schedules of Parent, Merger Sub and Capital Communications, no agent, broker, Person or firm acting on behalf of the Parent, Merger Sub or Capital Communications is, or will be, entitled to any investment banking or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by, or under common control with any of the parties hereto, in connection with this Agreement or any of the transactions contemplated hereby. Parent, Merger Sub and Capital Communications have provided the Company true and correct copies of all agreements by and between BNY Capital Markets, Inc. and Parent, Merger Sub and Capital Communications and such agreements will not be amended without the consent of the Company, as applicable.

                                   ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

          Section 5.1 Conduct of Business. The Company covenants and agrees that prior to the Effective Time, except (i) as expressly contemplated by this Agreement, or (ii) with the written consent of the Parent after the date hereof (which consent shall not be unreasonably withheld or delayed):

                  (a) the Company shall not, and shall not permit any of its Subsidiaries, to take any actions that would cause it not to conduct its business in the ordinary course and consistent with past practices, and, except as set forth on Section 5.1(a) of the Disclosure Schedules, the Company shall use commercially reasonable efforts to preserve its business organization intact and keep available the services of its current officers and employees and maintain its existing material business relationships;

                  (b) the Company shall not, and shall not permit any of its Subsidiaries, to: (i) amend its certificate of incorporation or by-laws or similar organizational documents of its Subsidiaries except as may be required by applicable law, (ii) issue, sell, transfer, pledge, dispose of or encumber any shares of any class or series of its Capital Stock, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its Capital Stock other than shares reserved for issuance on the date of this Agreement pursuant to the exercise of Company Stock Options outstanding on the date of this Agreement, (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to any shares of any class or series of its Capital Stock other than dividends and distributions by any direct or indirect wholly owned Subsidiary of the Company to its parent,
(iv) split, combine or reclassify any shares of any class or series of its stock or (v) redeem, purchase or otherwise acquire, directly or indirectly, any shares of any class or series of its Capital Stock (other than in connection with the exercise of Company Stock Options outstanding as of the date of this Agreement), or any instrument or security which consists of or includes a right to acquire such shares;

                  (c) the Company shall not and shall not permit any of its Subsidiaries to: (i) modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims, except in the ordinary course of business and consistent with past practice or (ii) prepay liabilities outside the ordinary course of business consistent with past practice;

                  (d) except as set forth on Section 5.1(d) of the Disclosure Schedules, the Company shall not and shall not permit any of its Subsidiaries to enter into any commitments to produce projects (including, without limitation, TV shows, TV movies or syndicated shows) for which the production budget will exceed the licensing fee or third party financing by more than $250,000 for any single expenditure or $500,000 in the aggregate.

                  (e) the Company shall not and shall not permit any of its Subsidiaries to: (i) other than in the ordinary course of business, consistent with past practice, (x) incur or modify any Indebtedness for borrowed money, or
(y) incur or assume any other material Indebtedness; (ii) subject to Section 5.1(e) of the Disclosure Schedules, assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except in the ordinary course of business and consistent with past practice;
(iii) subject to Section 5.1(e) of the Disclosure Schedules, make any loans, advances or capital contributions to, or investments in, any other Person except in the ordinary course of business and consistent with past practices; or (iv) subject to Section 5.1(e) of the Disclosure Schedules, enter into any material commitment or transaction including any capital expenditure or purchase, sale or lease of assets or real estate, except in the ordinary course of business and consistent with past practices, and for any sale, transfer or other disposition of assets related to the restaurant business, provided, further, that capital
                                              --------  -------
expenditures, purchases, sales, except the sale or other disposition of the Company's restaurants, or leases of capital assets or real property (excluding acquisitions of Intellectual Property) may not exceed $250,000 in the aggregate for the restaurant business of the Company and $250,000 in the aggregate for all other businesses of the Company;

                  (f) except as permitted by Section 5.1(f) of the Disclosure Schedules the Company shall not and shall not permit any of its Subsidiaries to transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any assets other than in the ordinary course of business and consistent with past practice or in connection with any sale, transfer or other disposition of any of the Company's restaurants; or

                  (g) except as set forth on Section 5.1(g) of the Disclosure Schedules, the Company shall not and shall not permit any of its Subsidiaries to
(i) make or offer to make any change in the compensation or benefits payable or to become payable (including acceleration of vesting or time of payment) to any of its current officers, directors, employees, agents or consultants (other than normal recurring increases in wages to employees who are not officers or directors or Affiliates in the ordinary course of business and consistent with past practice, or except for such offers or changes with respect to consultants as are in the ordinary course of business consistent with past practice) or to Persons providing management services (other than as set forth in existing agreements with persons providing management services) or in the ordinary course of business and consistent with past practices, or (ii) enter into or amend any employment, severance, consulting, termination or other agreement or employee benefit plan (other than such agreements or amendments which would not violate subparagraph (i) hereof) or (iii) make any loans to any of its officers, directors, employees, Affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to an employee benefit plan or otherwise, other than advances in the ordinary course of business consistent with past practices;

                  (h) except if not prohibited by Sections 5.1(d) and 5.1(e) the Company shall not and shall not permit any of its Subsidiaries to enter into any contract or transaction relating to the purchase of assets other than in the ordinary course of business and consistent with past practices;

                  (i) the Company shall not and shall not permit any of its Subsidiaries to hire any permanent non-production full time new employee with a salary in excess of $75,000 per year but the Company may replace existing employees whose employment with the Company terminates prior to the Effective Time with new employees provided such new employees have positions and compensation that are generally comparable to that of the replaced employees;

                  (j) the Company shall not and shall not permit any of its Subsidiaries to fail to file, on a timely basis, including allowable extensions, with appropriate Tax Authorities all Tax Returns required to be filed by or with respect to the Company and each of its Subsidiaries for taxable years or periods ending on or before the Closing Date or fail to timely pay or remit (or cause to be paid or remitted) any Taxes due in respect of such taxable years or periods;

                  (k) the Company shall not and shall not permit any of its Subsidiaries to: (i) change any of the accounting methods used by it unless required by GAAP, or (ii) make any material election relating to Taxes, change any material election relating to Taxes already made, adopt any material accounting method relating to Taxes, change any material accounting method relating to Taxes unless required by GAAP or change in the Code or the regulations under the Code, enter into any closing agreement relating to Taxes, settle any claim or assessment relating to Taxes or consent to any claim or Audit relating to Taxes or any waiver of the statute of limitations for any such claim or Audit;

                  (l) the Company shall not and shall not permit any of its Subsidiaries to settle any litigation, where the Company is a defendant, that requires the payment of in excess of $250,000, that is not covered by insurance; and

                  (m) the Company shall not and shall not permit any of its Subsidiaries to enter into any agreement, contract, commitment, understanding or arrangement to engage in any action prohibited by this Section 5.1.

          Section 5.2 Advice of Changes. Parent, Merger Sub, Capital Communications and the Company shall promptly advise the other party orally and in writing of:

                  (a) Any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect;

                  (b) The failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement;

                  (c) Any change or event having, or which, to such party's knowledge could reasonably be expected to constitute, a material adverse effect or could reasonably be expected to delay or impede the ability of such party to consummate the transactions contemplated by this Agreement or to fulfill its obligations set forth herein;

                  (d) Any written notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger;

                  (e) Any material written notice or other material communication from any Governmental Entity in connection with the Merger as well as such other information or documentation from any Governmental Entity as may be reasonably requested in writing from time to time by Parent, Merger Sub, Capital Communications or the Company;

                  (f) Any action, suit, claim, investigation or proceeding commenced or threatened in writing against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries or Parent, Merger Sub or Capital Communications that relate to the consummation of the Merger; or

                  (g) Any offer to purchase assets relating to the Company's restaurant operations which is being seriously considered by the Company.

provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties set forth in this Agreement. Additionally, the Company shall furnish to Parent, as promptly as practicable following Parent's request therefor, all information reasonably necessary for Parent accurately to determine (i) what amounts, if any, payable under any of the Plans or any other contract, agreement, or arrangement as a result of which the Company or any of its Subsidiaries may have any liability for Federal taxes (including the inability to deduct such amounts) by virtue of section 162(m) or section 280G of the Code, or (ii) whether the Company or any of its Subsidiaries has entered into any contract, agreement or arrangement that would result in the disallowance of any tax deductions pursuant to section 280G of the Code.

          Section 5.3    No Solicitation of Offers; Notice of Proposals from
Others

                  (a) Neither the Company nor any of its Subsidiaries shall (and the Company shall cause the officers, directors, employees, representatives and agents of the Company and each of its Subsidiaries, including investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, participate in or initiate (including by way of furnishing or disclosing non-public information) or knowingly take any action designed to facilitate any discussions, inquiries, negotiations or the making of any proposals with respect to or concerning any merger, consolidation, share acquisition, asset purchase, share exchange, business combination, tender offer, exchange offer or similar transaction involving the acquisition of all or a substantial portion of the assets of the Company and its Subsidiaries, taken as a whole, or a significant equity interest in (including by way of tender offer), or a recapitalization or restructuring of, the Company (any of those proposed transactions being an "Acquisition Proposal"). Nothing contained in this Section
5.3 or any other provision of this Agreement shall prohibit the Company or the Board from (i) taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party not solicited, encouraged, discussed, continued or failed to be ceased or terminated in contravention of this Agreement pursuant to Rules 14d-9 and 14e-2 under the Exchange Act, or (ii) making such disclosure to the Company's stockholders as, in the good faith judgment of the Board, pursuant to advice from outside counsel, is reasonably expected to be required under applicable law, provided that the Company may not, except as permitted by Section 8.3, withdraw or modify its position with respect to the Merger or approve or recommend any Acquisition Proposal, or enter into any agreement with respect to any Acquisition Proposal. Upon execution of this Agreement, the Company will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, prior to the Effective Time, the Company may furnish information (including non-public information) to any Person pursuant to appropriate confidentiality agreements (which shall permit the disclosure contemplated by this Section 5.3(a)), and may negotiate and participate in discussions and negotiations with such Person concerning an Acquisition Proposal if:

                  (A) such entity or group has, on an unsolicited basis, submitted a bona fide written proposal to the Board relating to any such transaction which the Board determines in good faith, consistent with advice of an independent investment banker, (i) is reasonably capable of being funded on the disclosed terms and (ii) is reasonably likely to be consummated in accordance with its terms; and

                  (B) in the opinion of the Special Committee such action is reasonably expected to be required in order to discharge the Board's fiduciary duties to the Company's stockholders under applicable law, determined only after the Special Committee concludes in good faith that the Acquisition Proposal could reasonably be expected to constitute a proposal that is superior, from a financial point of view with respect to the stockholders of the Company, excluding the Principal Stockholders, to the Merger (a "Superior Proposal").

The Company will promptly notify the Parent of (i) the existence of any Acquisition Proposal received by the Company or its agents or representatives, the terms and conditions of such Acquisition Proposal and the identity of the Person making such Acquisition Proposal, or (ii) any inquiry received by the Company or any of its agents or representatives, in each case, with respect to an Acquisition Proposal, and the Company will promptly communicate to the Parent any material changes in the terms and conditions of any such Acquisition Proposal which it or any of its representatives may receive. The Company will promptly provide to the Parent any non-public information concerning the Company provided to any other party which was not previously provided to the Parent.

                  (b) Except as set forth below in this Section 5.3(b), neither the Board nor any committee thereof shall (i) withdraw or modify the approval or recommendation by such Board or any such committee of this Agreement or the Merger, (ii) approve or recommend any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal. Notwithstanding anything set forth in this Agreement, prior to the Effective Time, the Board may, at any time, withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend a Superior Proposal, or enter into an agreement with respect to a Superior Proposal, in each case at any time after the fourth Business Day following the Parent's receipt of written notice from the Company advising the Parent that the Board has received a Superior Proposal which it intends to accept, specifying the terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal.

          Section 5.4 Third Party Standstill Agreements. During the period from the date of this Agreement until the Effective Time or earlier termination of this Agreement, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its Subsidiaries is a party (other than any involving Parent or its Subsidiaries). During such period, the Company agrees to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.

          Section 5.5 Certain Litigation. The Company agrees that, prior to the termination of this Agreement pursuant to Article VIII, it shall not settle any litigation commenced after the date of this Agreement against the Company or any of its directors by any stockholder of the Company relating to the Merger, this Agreement, the Voting Agreement or the other transactions contemplated hereby or thereby, without the prior written consent of Parent, which consent shall not be unreasonably withheld. In addition, prior to the termination of this Agreement pursuant to Article VIII, but subject to the provisions of Section 5.3 hereto, the Company shall not voluntarily cooperate with any Third Party that may hereafter seek to restrain or prohibit or otherwise oppose the Merger and shall cooperate with Parent to resist any such effort to restrain or prohibit or otherwise oppose the Merger and the other transactions contemplated by this Agreement, provided, however, voluntary cooperation shall not include the Company acting in a derivative capacity without the support of the Board of Directors.

          Section 5.6 Assignment of Company Intellectual Property. Prior to the Closing Date, the Company shall cause all Company Intellectual Property set forth on Section 3.17(b)(i) of the Disclosure Schedules that is solely owned to be effectively transferred to the Company or a Subsidiary, and the Company shall record any such transfers in all applicable US intellectual property registries.

          Section 5.7 Trademark License. Upon Closing, the parties shall enter into a trademark license agreement that grants the Company and its Subsidiaries a non-exclusive, royalty-free right and license to use the Trademarks AMERICA'S OLDEST LIVING TEENAGER and I LIKE THE BEAT in connection with the sale of clothing and other designated souvenir paraphernalia at the Company's or its Subsidiaries' restaurants in the United States for so long as the Company or its Subsidiaries continue to operate the restaurants. Such license shall contain customary terms and conditions for licenses of this nature.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

          Section 6.1 Stockholders Meeting; Proxy Statement; Provided
Information

                 (a) If required by the Certificate of Incorporation and/or applicable law in order to consummate the Merger, the Company shall take all action necessary in accordance with the DGCL and its Certificate of Incorporation and By-Laws duly to call, give notice of, convene and hold a meeting of the Company's stockholders (the "Special Meeting") as promptly as practicable for the purpose of considering and taking action upon this Agreement and the Merger. Notwithstanding the foregoing, if prior to the scheduled date of the Special Meeting the Special Committee determines that it has received an Acquisition Proposal that constitutes a Superior Proposal, then the Company may postpone the Special Meeting for up to twelve (12) business days. At the Special Meeting, all of the Capital Stock then owned by Parent, Merger Sub or any other Subsidiary of Parent shall be voted in favor of adoption of this Agreement and to approve the Merger (subject to applicable law).

                 (b) Notwithstanding Section 6.1(a), in the event that Parent, Merger Sub or any other Subsidiary of Parent shall have acquired at least 90% (in the aggregate) of the outstanding shares of Capital Stock, the parties hereto agree to take all necessary or appropriate action to cause the Merger to become effective as soon as practicable after the acquisition of 90% of the shares of Capital Stock of the Company without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.

                 (c) If required under applicable law, the Company shall as promptly as practicable prepare and file with the SEC a preliminary proxy or information statement and a Schedule 13E-3 relating to the Merger and the other transactions contemplated by this Agreement and obtain and furnish the information required to be included by the SEC in the Proxy Statement and, after consultation with Parent, respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and the Schedule 13E-3, and cause a definitive proxy or information statement, including any amendments or supplements thereto (the "Proxy Statement") to be mailed to its stockholders at the earliest practicable date, provided that no amendments or supplements to the Proxy Statement and the Schedule 13E-3 will be made by the Company without consultation with Parent and its counsel. Capital Communications, Parent and Merger Sub shall provide all information relating to them required to be included in the Proxy Statement and the Schedule 13E-3, and Capital Communications, Parent, Merger Sub and the Company shall cooperate with each other in the preparation of the Proxy Statement and the Schedule 13E-3, and the Company shall notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and the Schedule 13E-3 and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide a copy of such comments or requests to Parent within three (3) Business Days after receipt, and shall provide to Parent promptly copies of all correspondence between the Company or any representative of the Company and the SEC. The Company shall give Parent and its counsel the opportunity to review and comment on any proposed responses to comments, which review shall be concluded as promptly as possible, but in no event more than three (3) Business Days after the receipt of the Company's proposed responses to comments or other correspondence to the SEC. If at any time after the date the Proxy Statement is mailed to stockholders and prior to the Special Meeting any information relating to the Company, Parent or Merger Sub, or any of their respective Affiliates, officers or directors, is discovered by the Company, Parent or Merger Sub which is required to be set forth in an amendment or supplement to the Proxy Statement or the Schedule 13E-3 so that the Proxy Statement or the Schedule 13E-3 will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and to the extent required by applicable law, disseminated to the stockholders. As promptly as practicable after the Proxy Statement and Schedule 13E-3 have been cleared by the SEC (or sooner if permitted by applicable rule or regulation), the Company shall mail the Proxy Statement to the stockholders of the Company. Except as expressly permitted pursuant to Section 5.3, the Proxy Statement shall include the recommendation of the Board in favor of the Merger and this Agreement.

                 (d) As promptly as practicable, each party hereto shall prepare and file any other filings required under the Exchange Act, the Securities Act or any other applicable laws relating to the Merger and the transactions contemplated by this Agreement.

                 (e) The Company covenants that, except for information supplied by Capital Communications, Parent and Merger Sub, all information in (a) the
Schedule 13E-3; and (b) the Proxy Statement will not, in the case of the
Schedule 13E-3, as of the date thereof, of each amendment or supplement thereto and as of the Effective Time, and in the case of the Proxy Statement, either at the date mailed to the Company's stockholders or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company covenants that each of the Proxy Statement and the
Schedule 13E-3, as to information supplied by the Company, will comply in all material respects with all applicable provisions of the Exchange Act.

                 (f) Capital Communications, Parent and Merger Sub covenant that the information supplied or to be supplied in writing by Capital Communications, Parent and Merger Sub for inclusion in the Schedule 13E-3, and in the Proxy Statement, as of the respective dates thereof, of each amendment or supplement thereto and as of the Effective Time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Capital Communications, Parent and Merger Sub covenant that the Schedule 13E-3, as to information supplied in writing by Capital Communications, the Parent and Merger Sub, will comply in all material respects with all applicable provisions of the Exchange Act.

              Section 6.2 Access to Information; Confidentiality. The Company shall afford to Parent, and to its officers, employees, accountants, counsel, financial advisers and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all the properties, books, contracts, commitments and records of the Company and its Subsidiaries and, during such period, the Company shall furnish promptly to Parent (a) a copy of each additional report, schedule, registration statement and other document filed by it or its Subsidiaries during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its or its Subsidiaries' business, properties and personnel as Parent may reasonably request. Except as otherwise agreed to by the Company, notwithstanding termination of this Agreement, each of Capital Communications, Parent and Merger Sub will keep, and will cause their respective officers, employees, accountants, counsel, financial advisers and other representatives and Affiliates to keep, all Confidential Information (as defined below) confidential and not to disclose any Confidential Information to any Person other than Capital Communications, Parent, Merger Sub or their respective directors, officers, employees, Affiliates, representatives or agents, and then only on a confidential basis; provided, however, that Capital Communications, Parent and Merger Sub may disclose Confidential Information (i) as required by applicable law, rule, regulation or judicial process, (ii) to its attorneys, accountants, financial advisors, lenders, placement agents and underwriters on a confidential basis, and (iii) as required by any Governmental Entity; provided,
                                                                      --------
however, that Capital Communications, Parent and Merger Sub will cooperate with
-------
the Company so that the Company may seek a protective order or other appropriate remedy. For purposes of this Agreement, "Confidential Information" shall include all information about the Company which has been furnished by the Company to Parent; provided, however, that Confidential Information does not include information which (A) is or becomes generally available to the public other than as a result of a disclosure by Parent, its attorneys, accountants or financial advisors not permitted by this Agreement, (B) was available to Parent on a non-confidential basis prior to its disclosure to Parent by the Company or (C) becomes available to Parent on a non-confidential basis from a Person other than the Company who, to the knowledge of Parent, is not otherwise bound by a confidentiality agreement with the Company or is not otherwise prohibited from transmitting the relevant information to Parent. In the event of termination of this Agreement for any reason, Capital Communications, Parent and Merger Sub shall promptly destroy all Confidential Information without retaining any copy thereof, and each of Capital Communications, Parent and Merger Sub will, and will cause their respective attorneys, accountants and financial advisors to, promptly destroy all copies of any analyses, compilations, studies or other documents, records or data prepared by Capital Communications, Parent or Merger Sub, as the case may be, which contain or otherwise reflect or are generated from the Confidential Information, and a duly authorized officer of each of Capital Communications, Parent and Merger Sub will certify in writing to the Company that it has destroyed all the Confidential Information in its possession and each of Capital Communications, Parent and Merger Sub will request written confirmation from each of their respective attorneys, accountants and financial advisors that they have destroyed all the Confidential in their possession, and Capital Communications, Parent and Merger Sub will forward a copy of each such written confirmation to the Company.

                Section 6.3       Reasonable Efforts; Notification

                     (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all commercially reasonable efforts to take, or cause to be taken (including through its officers and directors and other appropriate personnel), all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (a) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain Permits or waivers from, or to avoid an action or proceeding by, any Governmental Entity, (b) the seeking of all necessary consents, approvals or waivers from third parties, (c) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of any of the transactions contemplated herein, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and
(d) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

                     (b) In connection with and without limiting the foregoing, the Company and its Board shall (including through its officers and directors and other appropriate personnel) (i) take all reasonable action necessary to ensure that no U.S. state takeover, business combination, control share, fair price or fair value statute or similar statute or regulation is or becomes applicable to the Merger or any of the other transactions contemplated hereby, other than Section 203 of the DGCL or (ii) if any U.S. state takeover, business combination, control share, fair price or fair value statute or similar statute or regulation becomes applicable to the Merger or any other transaction contemplated hereby, take all reasonable action to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated hereby, except if doing so would result in a material adverse effect to the Company.

                     (c) The Company, Capital Communications, Parent and Merger Sub shall keep the other reasonably apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by the Company, Capital Communications, Parent and Merger Sub, as the case may be, or any of their respective Subsidiaries, from any third party and/or any Governmental Entity with respect to the transactions contemplated by this Agreement; provided that this Section 6.3(c) shall not be applicable to any Acquisition Proposal which shall be subject to
Section 5.3 hereof.

                Section 6.4       Indemnification and Insurance

                     (a) Parent and Merger Sub agree that (i) the articles of incorporation or the bylaws of the Surviving Corporation and its Subsidiaries immediately after the Effective Time shall contain provisions with respect to indemnification and exculpation from liability that are at least as favorable to the beneficiaries of such provisions as those provisions that are set forth in the certificate of incorporation and bylaws of the Company and its Subsidiaries, respectively, on the date of this Agreement and to the fullest extent permitted by applicable law, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years following the Effective Time in any manner that would adversely affect the rights thereunder of persons who on or prior to the Effective Time were directors, officers, employees or agents of the Company or any of its Subsidiaries (collectively, the "Indemnified Parties"), unless the Surviving Corporation receives a written opinion of counsel, upon which the Indemnified Parties shall have a right to rely and which shall be delivered to them, that such modification is required by applicable law; provided, however, in the event such modification alters, modifies or changes the substance of such indemnification, the parties shall take all steps reasonably necessary to alter, modify or change the terms hereof to provide substantially similar benefits as shall be permitted by applicable law, and (ii) all rights to indemnification as provided in any indemnification agreements with any current or former directors, officers, employees or agents of the Company or any of the its Subsidiaries as in effect as of the date hereof with respect to matters occurring at or prior to the Effective Time shall survive the Merger and thereafter terminate as provided in such agreements.

                     (b) For a period of six (6) years after the Effective Time, the Surviving Corporation shall maintain officers' and directors' liability insurance and fiduciary liability insurance covering the Indemnified Parties (whether or not they are entitled to indemnification) or fiduciary liability insurance policies on terms no less advantageous to such indemnified parties than such existing insurance. The provisions of the immediately preceding sentence shall be satisfied by the purchase and full prepayment of policies that have been obtained by the Company and fully paid for by the Company prior to Closing which policies provide such Indemnified Parties with coverage for an aggregate period of six (6) years after the Effective Time with respect to claims arising from facts or events that occurred on or before the Effective Time.

                     (c) The Surviving Corporation shall advance to the Indemnified Parties amounts needed to pay all reasonable expenses, including, without limitation, attorneys' fees and disbursements and costs of investigation, that may be incurred by any Indemnified Parties in enforcing the indemnity and other provisions provided for in this Section 6.4 to the fullest extent permitted by applicable law provided, however, the Indemnified Parties shall reimburse the Surviving Corporation in accordance with, and if required by, their respective indemnification agreements between the Company and such Indemnified Parties.

                   (d) In the event the Surviving Corporation or any of its respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person as a condition precedent to any such transaction, all necessary provisions shall be made so that the successors and assigns of the Surviving Corporation fully assumes all of the obligations set forth in this Section 6.4.

                   (e) This Section 6.4, which shall survive the consummation of the Merger at the Effective Time and shall continue for the periods specified herein, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties (and the heirs, successors and representatives of the Indemnified Parties), and shall be binding on all successors and assigns of Parent and the Surviving Corporation and shall be enforceable by each Indemnified Party and their heirs, representatives, and any Person or entity referenced in this Section 6.4 or indemnified hereunder, each of whom may enforce the provisions of this Section 6.4 (whether or not parties to this Agreement). Without limiting the foregoing, the heirs, successors and representatives of the Indemnified Parties shall be entitled to the benefits of
Section 6.4(b).

          Section 6.5 Expenses. Except as set forth in this Section 6.5 and
Section 8.2, all fees and expenses incurred in connection with the transactions contemplated by this Agreement, including, without limitation, the fees and disbursements of counsel, financial advisors, accountants and consultants, shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Parent and the Company shall bear and pay one-half of the costs and expenses solely arising out of the Merger (other than the fees and expenses of each party's attorneys and accountants which shall be paid by the party incurring such expenses) incurred by Parent, Merger Sub, Capital Communications or the Company in connection with (i) the filings of the premerger notification and report forms under the HSR Act (including filing fees); and (ii) the filing of the Proxy Statement (including SEC filing fees).

          Section 6.6 Public Announcement. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement or any related agreements and shall not issue any such press release or make any such public statement prior to such consultation and review by the other party of such release or statement, except as may be required by applicable laws and regulations, court process or by obligations pursuant to any listing agreement with a national securities exchange or pursuant to applicable law or regulation.

          Section 6.7 Transfer Taxes. Subject to Section 2.10(b), all liability for any transfer or other similar taxes in connection with the consummation of any transaction contemplated by this Agreement shall be borne by the Surviving Corporation.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

           Section 7.1 Conditions to Obligations of Parent and Merger
Sub. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                   (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct on the date hereof and at and as of the Closing Date (except for those representations and warranties which address matters only as of a particular date which need only be true and accurate as of such date), except where the failure of such representations and warranties to be true and correct would not reasonably be expected to have a material adverse effect on the Company.

                   (b) Covenants. The Company shall have performed in all material respects any material obligation required to be performed by it under this Agreement at or prior to the Closing Date.

                   (c) Consents. Other than filing the Certificate of Merger in accordance with the DGCL and filings required under the HSR Act, any authorization, consent or approval of (i) any Governmental Entities required to be obtained prior to consummation of the Merger shall have been obtained and
(ii) the third parties listed in Sections 3.4(a) and 3.4(b) of the Disclosure Schedules with respect to which consent is indicated on such Schedule to be required to be obtained, shall have been obtained or made, free of any material condition, prior to the Closing Date.

                   (d) Litigation. There are no actions, claims, suits or proceedings pending against the Company challenging the Merger, this Agreement or the transactions contemplated hereby, or seeking damages therefrom, which would reasonably be expected to have a material adverse effect on the Company or any of the transactions contemplated by this Agreement.

                   (e) Voting Agreement and Non-Competition Agreement. The Voting Agreement and the Non-Competition Agreement shall have been duly executed and delivered, Richard W. Clark shall have performed all of his obligations under such agreements required to be performed by him on or prior to the Closing and none of the Principal Stockholders shall be in breach of the Voting Agreement and Richard W. Clark shall not be in breach of the Non-Competition Agreement.

                   (f) Officers' Certificates. Each of Richard W. Clark, Francis La Maina and William S. Simon shall have delivered to Parent and Merger Sub a duly executed officer's certificate in the form attached as Section 7.1(f) of the Disclosure Schedules.

                   (g) Tax Withholding Forms and Certificates. Parent shall have received a statement (in form and substance reasonably satisfactory to Parent) that satisfies Parent's obligations under Treasury Regulation Section 1.1445-2(b)(2) in order to relieve Parent of any obligation to withhold any portion of the payments pursuant to this Agreement to any of the Principal Stockholders, or any other stockholder of the Company.

           Section 7.2 Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                   (a) Representations and Warranties. The representations and warranties of Capital Communications, Parent and Merger Sub set forth in this Agreement (disregarding all qualifications as to materiality or material adverse effect set forth in such representations and warranties) shall be true and correct on the date hereof and at and as of the Closing Date (except for those representations and warranties that address matters only as of a particular date which need only be true and accurate as of such date), except where the failure of such representations and warranties to be true and correct would not reasonably be expected to have a material adverse effect on Capital Communications, Parent or Merger Sub.

                   (b) Covenants. Each of Capital Communications, Parent and Merger Sub shall have performed in all material respects any material obligation required to be performed by it under this Agreement at or prior to the Closing Date.

           Section 7.3 Conditions to Each Party's Obligation To Effect the Merger Prior to the Closing Date. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                   (a) Stockholder Approval. Either (i) the Company shall have obtained the Requisite Vote to approve this Agreement and the transactions contemplated hereby to be performed by the Company in accordance with applicable law and the Certificate of Incorporation of the Company, or (ii) the Merger can be consummated without a meeting of stockholders in accordance with Section 253 of the DGCL.

                   (b) No Injunctions or Restraints. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the Merger or the transactions contemplated hereby shall be in effect; provided, in the case of a decree, injunction or other order, each of the parties shall have used their best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any decree, injunction or other order that may be entered.

                   (c) HSR Act. Any waiting period (and any extension thereof) applicable to the transactions contemplated by this Agreement under the HSR Act shall have expired or shall have been terminated.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

           Section 8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of the
Company:

                   (a) by mutual written consent of Parent and the Company;

                   (b) by either Parent or the Company if (i) the Merger has not been consummated on or before July 31, 2002 (the "Outside Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of the failure of the Merger to have been consummated; (ii) a statute, rule, regulation or executive order shall have been enacted, entered or promulgated prohibiting the consummation of the Merger substantially on the terms contemplated hereby; or (iii) an order, decree, ruling or injunction shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger substantially on the terms contemplated hereby and such order, decree, ruling or injunction shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 8.1(b)(iii) shall have used its reasonable best efforts to remove such order, decree, ruling or injunction and shall not be in violation of Section 6.3; or (iv) if the other party is in material breach of its representations or warranties or fails to perform in any material respect its covenants or other agreements hereunder to the extent required to have been performed at such time, which breach or failure to perform is incapable of being cured by the party so breaching or failing to perform prior to the Outside Date or, if capable of being cured by such date, has not been cured within 30 days after the terminating party gives written notice of such breach to the other party; provided, further, the Outside Date shall automatically be extended by the number of days that the Special Meeting is postponed pursuant to Section 6.1(a);

                   (c) by the Company, if the Board, after consultation with and based upon the advice of outside legal counsel and its financial advisors, after giving effect to all modifications to the Merger Consideration and all other relevant terms and conditions, which may be proposed in writing by Parent, shall have determined in good faith that an agreement in connection with a Superior Proposal should be approved and entered into because consummating the transactions contemplated by this Agreement would not result in a transaction which is more favorable to its stockholders (other than the Principal Stockholders) from a financial point of view, than the transaction contemplated by the Superior Proposal; provided, however, that this Agreement may not be terminated pursuant to this Section 8.1(c) unless (i) the Company shall have provided Parent with at least four (4) Business Days advance notice required under Section 5.3(b), and
(ii) concurrent with the termination, the Company pays Parent the fee required by Section 8.2(b) hereof.

           Section 8.2    Effect of Termination

                   (a) In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent or the Company, other than the provisions of Sections 6.2 and 6.5, this Section 8.2 and Article IX and there shall be no other liability on the part of Parent, Merger Sub or the Company or their respective officers or directors except liability arising out of a material breach of this Agreement.

                   (b) In the event of termination of this Agreement by the Company pursuant to Section 8.1(c), the Company shall concurrently with such termination pay Parent a fee equal to either (i) $4,250,000 (four million two hundred and fifty thousand dollars), or (ii) if such Superior Proposal provides for the payment of consideration to the Principal Stockholders in excess of $13.00 per share of Capital Stock, $4,085,000 (four million eighty-five thousand dollars), ((i) or (ii) as applicable, the "Termination Fee"), payable by wire transfer of immediately available funds, the receipt of which by Parent, shall be a condition to the effectiveness of such termination provided, however, no Termination Fee shall be payable if Capital Communications, Parent or Merger Sub is in material breach of its representations and warranties or fails to perform in any material respect its covenants or other agreements hereunder to the extent required to be performed at such time. The Company acknowledges that the agreements contained in this Section 8.2(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to pay the amount due pursuant to this Section 8.2(b), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the Termination Fee, the Company shall pay to Parent its costs and expenses (including attorneys' fees and expenses) in connection with such suit. The payment of the Termination Fee shall be paid together with the payment of interest on the amount of the Termination Fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

                   (c) In the event of termination of this Agreement by the Company pursuant to Section 8.1(a), (b) or (c), Capital Communications, the Parent, Merger Sub and any Affiliate thereof shall be prohibited for two (2) years from the date of termination from initiating or participating in any way in a hostile tender offer for the Capital Stock of the Company.

           Section 8.3 Amendment. This Agreement may be amended by the mutual agreement of the parties at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of the Company; provided, that after any such approval, there shall not be made any amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                   Section 8.4 Extension; Waiver. At any time prior to the Effective Time, the parties may, but are not obligated to (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.3, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE IX

                               GENERAL PROVISIONS

                   Section 9.1 Nonsurvival of Representations. None of the representations and warranties in this Agreement shall survive the Effective Time (except for the representation and warranty contained in Section 4.3, which shall survive until the Merger Consideration has been paid to the Paying Agent pursuant to Section 2.10(a)) and shall not be deemed waived or otherwise affected by any investigation made by any party. This Section 9.1 shall not limit or affect any covenant or agreement of the parties which by its terms provides for performance after the Effective Time.

                   Section 9.2 Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement, or in connection with the transactions contemplated hereby and thereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (a) if personally delivered, on the Business Day of such delivery (as evidenced by the receipt of the personal delivery service); (b) if mailed by certified or registered mail return receipt requested, four (4) Business Days after the aforesaid mailing; (c) if delivered by overnight courier (with all charges having been prepaid), on the second Business Day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing); or (d) if delivered by facsimile transmission, on the Business Day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding Business Day (as evidenced by the printed confirmation of delivery generated by the sending party's telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 9.2), or the refusal to accept same, the notice shall be deemed received on the Business Day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:

                            If to the Merger Sub or Parent:

                            Allen Shapiro
                            Jules Haimovitz
                            CDP Investco, Inc.
                            9200 Sunset Blvd.
                            Los Angeles, CA  90064
                            Tel: (310) 786-4940
                            Fax: (310) 777-2140

                            and

                            Robert Cote
                            Senior Legal Counsel
                            Capital Communications CDPQ, Inc.
                            2001, avenue McGill College, 7e etage
                            Montreal, Quebec H3A1G1
                            Tel: (514) 847-2614
                            Fax: (514) 281-5212

                            with a copy of all notices and communications concurrently sent to:

                            Jerome L. Coben, Esq.
                            Skadden, Arps, Slate, Meagher & Flom LLP
                            300 South Grand Avenue, Suite 3400
                            Los Angeles, California  90071-3144
                            Tel: (213) 687-5010
                            Fax: (213) 687-5600

                            and

                            Sidney M. Horn, Esq.
                            Stikeman Elliott
                            Barristers & Solicitors
                            40th Floor
                            1155 Rene-Levesque Blvd. West
                            Montreal, Quebec
                            Tel: (514) 397-3342
                            Fax: (514) 397-3416

                             If to the Company:

                             Francis La Maina, President
                             dick clark productions, inc.
                             Burbank, CA  91505
                             Tel: (818) 841-3003_
                             Fax: (818) 954-8609

                             with a copy of all notices and communications concurrently sent to:

                             Martin Eric Weisberg, Esq.
                             Jenkens & Gilchrist Parker Chapin LLP
                             The Chrysler Building
                             405 Lexington Avenue
                             New York, NY  10174
                             Tel: (212) 704-6050
                             Fax: (212) 704-6288

                             and to:

                             Solomon P. Friedman, Esq.
                             Moses & Singer LLP
                             1301 Avenue of the Americas
                             New York, NY  10019
                             Tel: (212) 554-7800
                             Fax: (212) 554-7700

                             If to Capital Communications:

                             Robert Cote
                             Senior Legal Counsel
                             Capital Communications CDPQ, Inc.
                             2001, avenue McGill College, 7e etage
                             Montreal, Quebec H3A1G1
                             Tel: (514) 847-2614
                             Fax: (514) 281-5212

                             with a copy of all notices and communications concurrently sent to:

                              Sidney M. Horn, Esq.
                              Stikeman Elliott
                              Barristers & Solicitors
                              40th Floor
                              1155 Rene-Levesque Blvd. West
                              Montreal, Quebec
                              Tel: (514) 397-3342
                              Fax: (514) 397-3416

or to such other address as any party may specify by notice given to the other party in accordance with this Section 9.2.

         Section 9.3 Interpretation. When a reference is made in this Agreement to an Article, Section or Schedule, such reference shall be to an Article or Section of or a Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         Section 9.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         Section 9.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement (together with the schedules hereto) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, and this Agreement is not intended to confer upon any Person other than the parties any rights or remedies hereunder, except that officers, directors, employees and agents of the Company and its Subsidiaries are intended beneficiaries of the covenants and agreements set forth in Section 6.4.

         Section 9.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY APPLICABLE CONFLICTS OF LAWS THAT WOULD DEFER TO THE SUBSTANTIVE LAWS OF ANOTHER JURISDICTION.

         Section 9.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any wholly-owned Subsidiary of Parent; provided such Subsidiary assumes Merger Sub's obligations hereunder, and Merger Sub remains liable hereunder. Subject to the immediately preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         Section 9.8 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to commit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal or state court sitting in the State of Delaware.

         Section 9.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein is not affected in any manner materially adverse to any party hereto, after taking into account the mitigation contemplated by the next sentence. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

         Section 9.10 Independent Counsel. Each of the parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the parties and this Agreement.

                         [PAGE LEFT INTENTIONALLY BLANK]

                            [signature page follows]

                  IN WITNESS WHEREOF, Parent, the Company and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                        CAPITAL COMMUNICATIONS CDPQ INC.


                        By: /s/ Helene Belanger           /s/ Pierre Belanger
                           ----------------------        -----------------------
                        Name:   Helene Belanger          Name:  Pierre Belanger
                        Title:  Vice President           Title: President

                        DCPI INVESTCO, INC.


                        By: /s/ Pierre Belanger           /s/ Robert Cote
                           ----------------------        -----------------------
                        Name:   Pierre Belanger          Name:  Robert Cote
                        Title:  President                Title: Vice President


                        DCPI MERGERCO, INC.


                        By: /s/ Pierre Belanger           /s/ Robert Cote
                           ----------------------        -----------------------
                        Name:   Pierre Belanger          Name:  Robert Cote
                        Title:  Vice President           Title: Vice President

                        dick clark productions, inc.


                        By: /s/ Francis C. La Maina
                           ------------------------
                        Name:  Francis C. La Maina
                        Title: President and
                               Chief Operating Officer

                                                                         Annex B

                                February 13, 2002


The Board of Directors
dick clark productions, inc.
3003 West Olive Avenue
Burbank, California 91505

Members of the Board of Directors:

         We hereby confirm, as of the date hereof, our opinion (the "Opinion"), as to the fairness, from a financial point of view, of the Consideration (as defined below) to be received as a result of the Merger (as defined below) by the stockholders of dick clark productions, inc. (the "Company") other than Richard W. Clark, Karen W. Clark and Olive Enterprises, Inc. (the "Principal Stockholders") to the stockholders of the Company other than the Principal Stockholders that we presented to the Board of Directors of the Company (the "Board") at its meeting on February 12, 2002.

         We understand that Capital Communications CDPQ Inc., DCPI Investco, Inc. (the "Parent"), DCPI Mergerco, Inc. ("Merger Sub") and the Company have entered into an Agreement and Plan of Merger, dated as of February 13, 2002 (the "Agreement"), pursuant to which (i) the Merger Sub will be merged with and into the Company (the "Merger"), and the Company shall continue as the surviving corporation (the "Surviving Corporation"), (ii) each issued and outstanding share of Class A common stock and common stock of the Company (together, the "Capital Stock") other than those held by (x) the Principal Stockholders, (y) the Parent, Merger Sub, the Company or any subsidiary of the Company and (z) any dissenting stockholders will be converted automatically into the right to receive from the Surviving Corporation $14.50 in cash (the "Consideration"), and
(iii) each issued and outstanding share of Capital Stock held by the Principal Stockholders will be converted automatically into the right to receive from the Surviving Corporation $12.50 in cash.

         We, as part of our investment banking business, are regularly engaged in the valuation of businesses and their securities in connection with tender offers, mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We will receive a fee in connection with services provided in rendering our Opinion pursuant to our engagement agreement with the Company. As of the date of this letter, we or our

The Board of Directors
dick clark productions, inc.
February 13, 2002

affiliates are stockholders in the Company, and Enrique F. Senior, an Executive Vice President and Managing Director of ours, also serves as a director of the Company. In addition, we also act as a market maker in the Company's securities, and in the ordinary course of our business, we or our affiliates may have long or short positions, either on a discretionary or nondiscretionary basis, for our own account or for those of our clients, in the securities of the Company.

         In connection with delivering our Opinion, we:

                  (i) reviewed and analyzed a draft of the Agreement, drafts of the agreements ancillary thereto and the financial terms of the Merger;

                  (ii) reviewed and analyzed historical publicly available business information and financial results of the Company, including Securities and Exchange Commission filings of the Company;

                  (iii) reviewed and analyzed non-public operating and financial information of the Company, including (x) a management budget for the fiscal year ending June 30, 2002 and (y) financial estimates for the fiscal years ending June 30, 2003 and June 30, 2004, all provided by the management of the Company;

                  (iv) analyzed the present financial condition and business prospects of the Company;

                  (v) reviewed and analyzed historical market prices and trading volumes for the common stock of the Company since its initial public offering;

                  (vi) analyzed the current ownership structure of the Company;

                  (vii) reviewed and analyzed financial and trading data for selected publicly traded companies we deemed comparable to the Company;

                  (viii) reviewed and analyzed publicly available financial information relating to selected comparable merger and acquisition transactions in the television production industry;

                  (ix) analyzed the common stock price and market multiples of the Company as compared to selected comparable companies;

                  (x) reviewed and analyzed the premiums paid in selected comparable cash acquisition transactions;

The Board of Directors
dick clark productions, inc.
February 13, 2002

                  (xi) reviewed and analyzed the termination fees paid in selected comparable cash acquisition transactions;

                  (xii) analyzed the financial multiples of the Merger as compared to those of selected comparable transactions;

                  (xiii) conducted discussions with management of the Company;

                  (xiv) analyzed discounted cash flows based on estimates of the management of the Company;

                  (xv) reviewed and analyzed prevailing economic, monetary and market conditions; and

                  (xvi) performed such other analyses and reviewed such other information as we deemed appropriate.

         We have assumed and relied upon the accuracy and completeness of the financial and other information used by us in arriving at our Opinion without independent verification, and have further relied upon the assurances of management of the Company that they are not aware of any facts that would make such information inaccurate or misleading. In arriving at our Opinion, we neither performed nor obtained any evaluations or appraisals of the assets or liabilities of the Company. In addition to our review and analyses of the specific information set forth above, our opinion herein reflects and gives effect to our assessment of general economic, monetary, market and industry conditions existing as of the date hereof as they may affect the business and prospects of the Company. With respect to the financial projections provided to us, we have assumed that they have been reasonably prepared in good faith reflecting the best currently available estimates and judgments of the management of the Company as to the future operating and financial performance of the Company.

         Our Opinion rendered herein does not constitute a recommendation of the Merger over any other alternative transaction which may be available to the Company. The Opinion contained herein relates to the fairness from a financial point of view of the Consideration to be received by the stockholders of the Company other than the Principal Stockholders as a result of the Merger to the stockholders of the Company other than the Principal Stockholders and does not address any other aspect of the Merger or any related transaction and does not constitute a recommendation to any stockholder of the Company as to whether to vote in favor of the Merger. It is understood that this letter is for the information of the Board and may not be used for any other purpose without our prior written consent, except that this letter may be included in its entirety in any filing made by the Company with the Securities and Exchange Commission with respect to the Merger.

The Board of Directors
dick clark productions, inc.
February 13, 2002

         Based on the foregoing and subject to the qualifications stated herein, we are of the Opinion that, as of the date hereof, the Consideration to be received by the stockholders of Company other than the Principal Stockholders as a result of the Merger is fair, from a financial point of view, to the stockholders of the Company other than the Principal Stockholders.

                                                    Very truly yours,




                                                    ALLEN & COMPANY INCORPORATED

                                                    By:  /s/ Kim M. Wieland
                                                         -----------------------
                                                         Kim M. Wieland
                                                         Managing Director

                                                                         Annex C

February 13, 2002

The Board of Directors
dick clark productions, inc.
3003 West Olive Avenue
Burbank, CA 91505

Dear Sirs:

         Ladenburg Thalmann & Co. Inc. ("Ladenburg") understands that dick clark productions, inc., a Delaware corporation ("the Company"), Capital Communications CDPQ Inc., a Quebec corporation ("Capital Communications"), DCPI Investco, Inc., a Delaware corporation ("Parent"), and DCPI Mergerco, Inc., a Delaware corporation ("Merger Sub"), have proposed entering into an Agreement and Plan of Merger dated February 13, 2002 (the "Agreement") pursuant to which Merger Sub shall be merged with and into the Company and the separate existence of Merger Sub will cease and the Company shall continue as the surviving corporation (the "Proposed Transaction"). Ladenburg further understands that at the Effective Time, each issued and outstanding share of Capital Stock held by stockholders other than shares held by the Principal Stockholders as defined in the Agreement (the "Non-Affiliate Stockholders"), shall be converted automatically into the right to receive from the surviving corporation $14.50 in cash. Each issued and outstanding share of Capital Stock held by the Principal Stockholders shall be converted automatically into the right to receive from the surviving corporation $12.50 in cash (collectively, the "Merger Consideration"). In addition, each outstanding Company Stock Option shall be cancelled immediately prior to the Effective Time in exchange for payment of an amount in cash equal to the product of (i) the number of unexercised shares of the Company Common Stock and (ii) the excess, if any, of the Merger Consideration over the per share exercise price of such Company Stock Option.

         In addition to a fairness opinion being provided to the Board of Directors by Allen & Company Incorporated, you have requested the opinion of Ladenburg, as investment bankers, as to whether the consideration to be received by the Non-Affiliate Stockholders with respect to the Proposed Transaction is fair as of the date hereof, from a financial point of view, to the Non-Affiliate Stockholders. This opinion does not in any manner address, and shall not be construed as addressing, the Company's underlying business decision to proceed with the Proposed Transaction, the relative merits of the Proposed Transaction as compared to any alternative business strategies

The Board of Directors
dick clark productions, Inc.
February 13, 2002
Page 2

that might exist for the Company, or the fairness or otherwise of any of the other terms of the Proposed Transaction, including but not limited to whether or not the consideration being paid to the Non-Affiliate Stockholders is fair from a financial point of view when compared to the consideration to be received by the Principal Stockholders.

         In arriving at its opinion, Ladenburg has: (i) reviewed the draft Agreement dated February 12, 2002; (ii) reviewed the Company's Annual Report to shareholders on Form 10-K for the fiscal years ended June 30, 2001 and June 30, 2000; (iii) reviewed the Company's Quarterly Report to shareholders on Form 10-Q for the quarters ended September 30, 2001; (iv) reviewed the Company's draft Quarterly Report to shareholders on Form 10-Q for the quarter ended December 31, 2001; (v) reviewed certain other historical, operating and financial information and projections, provided to us by the management of the Company relating to its business prospects; (vi) compared the results of operations of the Company with those of certain companies which we deemed to be reasonably comparable to the Company; (vii) reviewed the financial terms, to the extent publicly available, of certain transactions which we deemed to be reasonably comparable to the Proposed Transaction; (viii) reviewed certain historical information regarding trading of the common stock of the Company; and (ix) conducted such other analyses and examinations and considered such other financial, economic and market criteria as Ladenburg deemed necessary in arriving at its opinion. Ladenburg did not perform any due diligence with respect to Capital Communications CDPQ, Inc., DCPI Investco, Inc. or DCPI Mergeco, Inc.

         In rendering its opinion, Ladenburg has assumed and relied upon, without independent verification, the accuracy and completeness of all financial and other information publicly available or furnished to it by the Company and its respective agents, or otherwise discussed with them. Ladenburg did not undertake nor have we been furnished an evaluation or appraisal of any of the individual assets or liabilities (contingent or otherwise) of the Company. With respect to financial forecasts and other information provided to or otherwise discussed with Ladenburg and prepared by the senior management of the Company with respect to the expected future financial condition and performance of the Company, Ladenburg assumed that such forecasts and other information were reasonably prepared on bases reflecting the best currently available estimates and judgements of such senior management. With respect to all legal matters, we have relied on the advice of counsel to the Special Committee of the Board of Directors of the Company and on the advice of counsel to the Company. Ladenburg's opinion expressed herein is necessarily based upon financial, economic, stock market and other conditions and circumstances existing and disclosed as of the date hereof. Ladenburg did not undertake nor have we been furnished an evaluation or appraisal of business arrangements among Capital Communications, Parent and the Principal Stockholders that might be construed as compensation to the Principal Stockholders in addition to the Merger Consideration.

The Board of Directors
dick clark productions, Inc
February 13, 2002
Page 2


         Ladenburg is acting as a financial advisor to the Board of Directors of the Company in connection with the Proposed Transaction and will receive a fee for its services and reimbursed expenses. In addition, the Company has agreed to indemnify Ladenburg for certain liabilities arising out of such services.

         The opinion expressed herein is strictly for the use of the Board of Directors of the Company. Neither this opinion nor any copies or excerpts therefrom may be relied upon, publicly distributed or disclosed to any third person, firm or corporation without the express prior written consent of Ladenburg which consent will not be unreasonably withheld.

         Based upon and subject to the foregoing and other factors it deemed relevant, Ladenburg is of the opinion that, as of the date hereof, the consideration to be received by the Non-Affiliate Stockholders of the Company is fair from a financial point of view to the Non-Affiliate Stockholders of the Company.

Respectfully submitted,

/s/ Ladenburg Thalmann & Co. Inc.

Ladenburg Thalmann & Co. Inc.

                                     ANNEX D

                  DELAWARE GENERAL CORPORATION LAW SECTION 262
                  --------------------------------------------

Section 262.  Appraisal Rights

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S)228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S)251 (other than a merger effected pursuant to (S)251(g) of this title), (S)252, (S)254, (S)257, (S)258, (S)263 or (S)264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S)251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (S)(S)251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

     a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

     b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

     c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

     d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S)253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to (S)228 or
(S)253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                         PRELIMINARY PROXY MATERIALS --
                        CONFIDENTIAL, FOR THE USE OF THE
                     SECURITIES AND EXCHANGE COMMISSION ONLY

                          dick clark productions, inc.
                             3003 West Olive Avenue
                         Burbank, California 91505-4590

               THIS PROXY IS SOLICITED BY dick clark productions'
                           BOARD OF DIRECTORS FOR THE
                         SPECIAL MEETING OF STOCKHOLDERS
                          To be held on ______ __, 2002

       The undersigned holder of common stock of dick clark productions, inc., a Delaware corporation (the "Company"), hereby appoints [_______________________], and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of stock of the Company that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company, to be held on ______ __, 2002 at 10:00 a.m. local time, at The Holiday Inn Burbank, 150 East Angeleno Avenue, Burbank, CA 91502 and at any adjournment or postponement thereof.

         The Board of Directors recommends a vote FOR adoption of the Agreement and Plan of Merger.

         1. Approval and adoption of the Agreement and Plan of Merger as described in the Company's Proxy Statement.

 [_]FOR                     [_]AGAINST                    [_]ABSTAIN


        2. Upon such other matters as may properly come before the Special Meeting.


                                              (Continue and Sign on Other Side)

(Continued from other side)

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH IN ITEM 1 AND WITH REGARD TO OTHER MATTERS THAT MAY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF, IN THE DISCRETION OF THE PROXYHOLDERS AS DESCRIBED IN THE PROXY STATEMENT.

         The undersigned hereby acknowledges receipt of the Notice of the Special Meeting and the accompanying proxy statement.

                                             ____________________________
                                                    (Signature)

                                             ____________________________
                                             (Signature if held jointly)


                                             Date__________________, 2002

Please sign exactly as name appears hereon and mail it promptly even though you now plan to attend the Special Meeting. When shares are held by joint tenants, both should sign. When signing as Attorney, Executor, Administrator, Guardian or Trustee, please add your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.




                   PLEASE MARK, SIGN AND DATE THIS PROXY CARD
                AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED.
              NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.

                                       2